An Appraisal Report


                                       Of


                         Delchamps Plaza Shopping Center
                A 62,859 SF Neighborhood Shopping Center Complex
                            200 West Railroad Street
                    Long Beach, Harrison County, Mississippi


                            Effective Date Of Report
                                 August 19, 1997


                                Specifically For
                               Mr. Lawrence Miller
                          Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                                WFC - North Tower
                                250 Vessey Street
                          New York, New York 10281-1326


                                       By
                       Huber & Lamb Appraisal Group, Inc.
                          109 Westpark Drive, Suite 320
                         Brentwood, Tennessee 37027-5032


                                    09-97-569

               [Letterhead of HUBER & LAMB APPRAISAL GROUP, INC.]


November 25, 1997

Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326

RE:  An Appraisal Assignment of Delchamps Plaza Shopping Center A
     62,859 SF Neighborhood shopping center Building 200 West Railroad Street Long Beach, Harrison County, Mississippi

Dear Mr. Miller:

At your request and authorization, we have appraised the above-referenced property for the purpose of estimating its current market value as of August 19, 1997, assuming an individual property sale. In addition, you have requested the estimated value of the subject assuming it is part of a 18 property portfolio sale. The property rights being appraised are the leased fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

Assuming Single Asset Property Sale

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 18, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property is:

                   Four Million Eight Hundred Thousand Dollars
                                  ($4,800,000)

Assuming Portfolio Sale

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 19, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property, assuming the property is sold as part of the 18 property portfolio described herein, is:

                 Five Million Four Hundred Ten Thousand Dollars
                                  ($5,410,000)

Mr. Lawrence Miller
November 25, 1997
Page 2


Marketing Period: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Three approaches to value were utilized in the valuation process for the subject development. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

Mr. Lawrence Miller
November 25, 1997
Page 3


We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC


/s/ James E. Lamb                               /s/ Craig A. Johnson

James E. Lamb, MAI                              Craig A. Johnson
State Certified General Real Estate Appraiser   Associate Appraiser
Licensee #CG-557                                State Certified General
                                                Real Estate Appraiser
                                                Licensee #TG-431 (Mississippi)
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                                                               TABLE OF CONTENTS
================================================================================

Summary of Important Facts and Conclusions.....................................1
The Appraisal Assignment.......................................................3
    Identification of Subject Property.........................................3
    Purpose & Use of The Appraisal Report......................................3
    Property Rights Being Appraised............................................3
    Significant Dates of Appraisal Assignment..................................3
    Scope of the Appraisal.....................................................3
    Subject Property Sales History.............................................4
Definition of Terms............................................................5
Assumptions and Limiting Conditions............................................9
Gulfport/Harrison County Analysis.............................................11
    City/County Map...........................................................15
Shopping Center Market Analysis...............................................16
Neighborhood Analysis.........................................................19
    Neighborhood Map..........................................................22
Site Analysis.................................................................23
    As-Built Survey...........................................................26
    Tax Plat Map..............................................................27
    Flood Plain Map...........................................................28
Description of Improvements...................................................29
    Site Plan.................................................................32
Photographs of Subject Property...............................................33
Subject Property Zoning.......................................................36
    Zoning Map................................................................38
Highest and Best Use..........................................................39
Real Estate Tax Analysis......................................................43
Appraisal Procedure...........................................................45
Land Valuation................................................................47
    Land Sales................................................................49
        Comparable Land Sales Map.............................................53
    Land Valuation Summary....................................................54
Cost Approach.................................................................60
    Subject's Marshall Valuation Cost Data....................................61
    Analysis of Depreciation..................................................63
    Cost Approach Summary.....................................................67
Sales Comparison Approach.....................................................68
    Comparable Improved Sales Data............................................70
        Comparable Improved Sales Map.........................................80
    Sales Comparison Approach Analysis........................................81
        Sales Comparison Approach Reconciliation..............................85
Income Capitalization Approach................................................87
    Comparable Improved Rental Data...........................................89


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                                                      Table of Contents, cont'd.
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    Comparable Improved Rental Map............................................97
    Potential Gross Income Analysis...........................................98
    Expense Analysis.........................................................102
    Stabilized Operating Statement ..........................................106
    Direct Capitalization Rate Analysis......................................107
        Subject's Potential Mortgage Terms Analysis..........................109
        Debt Coverage Ratio Analysis: A Test of
        Reasonableness.......................................................110
    Discounted Cash Flow Analysis............................................111
        Discounted Cash Flow Summary.........................................121
    Income Capitalization Approach Reconciliation............................124
Correlation and Final Estimate of Value......................................125
Certification of Value.......................................................128
Portfolio Sale Market Value Estimates........................................129
Certification of Value - Portfolio Sale Market
Value Estimates..............................................................136
Summary of Qualifications....................................................137
Addenda......................................................................142


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                                                      SUMMARY OF IMPORTANT FACTS
                                                                   & CONCLUSIONS
================================================================================

Valuation Conclusion:
 Single Asset Sale
 As Is Value Estimate:                    $4,800,000
  Cost Approach:                          $4,830,000
  Sales Comparison Approach:              $4,850,000
  Income Capitalization Approach:         $4,800,000

   Interest Appraised:                    leased fee

   Value Estimate's Implied Units of Comparison:
     Value/SF:                            $76.36/SF
     GIM:                                 9.36x
     Overall Rate:                        10.15%

As Is Portfolio Sale Value Estimate:      $5,410,000

      Special Limiting Condition: The portfolio sale value estimate specifically assumes the subject property is part of the 18 property portfolio defined herein.

   Estimated Marketing Period:            12 months, assuming the subject is
                                          placed on the market at the final
                                          value estimate conclusion above.

Significant Appraisal Dates:
  Date of Appraisal Report:               November 25, 1997
  Effective Date Of Appraisal:            August 19, 1997
  Date of Inspection:                     August 19, 1997

Location:
  Physical Location:                      Northeast corner of West Railroad
                                          Street and Klondike Road.

  City:                                   Long Beach
  County:                                 Harrison
  State:                                  Mississippi

Legal Description:
 Tax Map/Parcel:                          0612C - 03 - 049.000

Property Description:
  Land Area:
   Acres:                                 7.023
   Square Feet:                           305,943
   Zoning:                                C-2 Highway Business District

   Improvements:
    Property Type:                        Neighborhood shopping center


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                               Summary of Important Facts & Conclusions, cont'd.
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     Tenancy:                             Multi-tenant

     Size (Gross Building Area):          62,859 SF

     Size (Net Rentable Area):            62,859 SF

     Year Built:                          1989

     Physical Occupancy at Completion:    96%

Highest and Best Use:
   As Vacant:                             Hold for investment and/or development
                                          as an office or retail services use.

   As Improved:                           Continued use as a shopping center on
                                          a multi-tenant basis.

Estimated Income Operating Data:
  Gross Potential Income:                 $602,660
  Stabilized Vacancy:                     5% of local shop only
  Net Operating Income:                   $487,168


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                                                        THE APPRAISAL ASSIGNMENT
================================================================================

Identification of Subject Property

Property Name:                            Delchamps Plaza Shopping Center

Property Type:                            Neighborhood shopping center

Address:                                  200 West Railroad Street

General Location:                         Northwest corner of West Railroad
                                          Street and Klondike Road

City:                                     Long Beach

County:                                   Harrison

State:                                    Mississippi

Tax Map/Parcel:                           0612C - 03 - 049.000

Metes & Bounds Description:               See Exhibit 2 Addenda

Purpose & Use Of The Appraisal Report

Purpose of Report:                        Estimate the "as is" market value of
                                          subject property. The reader is
                                          referred to the Definition of Terms
                                          section of the report for the
                                          definition of market value as utilized
                                          in this analysis.

Client's Intended Use of Report:          Assist in real estate mortgage finance
                                          underwriting of the property.

Property Rights Being Appraised

      The property rights being appraised are the leased fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of leased fee as utilized in this analysis.

Significant Dates of Appraisal

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:                 September 11, 1997
Effective Date Of Appraisal:              August 19, 1997
Date of Inspection:                       August 19, 1997

Scope Of The Appraisal

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.


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                                               The Appraisal Assignment, cont'd.
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      2.    Analyzed the Long Beach economy and the subject neighborhood to determine the market conditions that effect the subject's market value.

      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual data on the subject recorded data, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the data gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent data and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

Subject Property Sales History

      The following summarizes the most recent sales transaction and prior sales history of the subject property:

Current Owner of Record:                  Long Beach Partners, Ltd.

Most Recent Transaction Data:

          Transaction Date:               04/15/88

          Grantor:                        Alfred F. Kyle

          Consideration:                  $1,850,000 or $6.05/SF

          Deed Book/Page:                 1100 / 634

          Comparison to

              Concluded Value:            The transaction date is beyond the
                                          three year comparison period required.
                                          However, this 9-year old transaction
                                          does not compare favorable with the
                                          land value presented within this
                                          report. The market has changed
                                          dramatically since this last
                                          transaction.

Current Contracts:                        None reported

Current Listing:                          Not listed for sale


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                                                             DEFINITION OF TERMS
================================================================================

1. Market Value - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

            Sources:    1.    Comptroller of the Currency; 12 CFR Part 34
                              Section 34.42 (f) of Federal Regulations.

                        2. FDIC Final Rule on Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), effective September 19, 1990, as defined in 12 CFR Part 323.4.a.10.

2. Highest and Best Use - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. Market Rent - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. Market Price - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. Appreciation - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal


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                                                   Definitions of Terms, cont'd.
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      of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. Depreciation - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.

7. Investment Value - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. Functional Obsolescence - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. External Obsolescence - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. Fee Simple Estate - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. Leased Fee Estate - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. Leasehold Estate - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. Present Value - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. Gross Sales Proceeds - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. Forecasting - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.


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                                                   Definitions of Terms, cont'd.
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16.   Overall Capitalization Rate - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. Discount Rate - A rate of return on capital used to convert future payments or receipts into present value.

18. Internal Rate of Return - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e., the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. Retail Value - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

  Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

Supplemental Definitions

1. Market Value "As Is" on Appraisal Date: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

2. Prospective Value Upon Completion of Construction: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as-is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not pre-leased). For properties where individual units are to be sold over a period of time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

3. Prospective Value Upon Achieving Stabilized Occupancy: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income-producing real estate project is expected to achieve under


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                                                   Definitions of Terms, cont'd.
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      competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

4. Proposed Tract Development: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

5. Fair Value - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. "Current sale" means that the property is exposed to the open market for a reasonable time considering the proeprty type and local market conditions. When a current sale is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

      Standard Rule 2-2g of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any reference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

10. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal only if it is believed to be accurate and correct. However, such information is not guaranteed.


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                                    Assumptions and Limiting Conditions, cont'd.
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11.   Real Estate Values are influenced by a large number of external factors.
      The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such mounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

17. The value estimate assuming a portfolio sale specifically assumes the property is sold as part of the 17 property portfolio described within the attached report. As is the case with any value estimate, the portfolio sale value estimate is based on a sale within a typical marketing period of 12 months or less. Any fluctuations in market conditions can possibly have more significant effects on portfolio value than individual property sales.


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                                               GULFPORT/HARRISON COUNTY ANALYSIS
================================================================================

DEMOGRAPHIC AND ECONOMIC DATA

      Gulfport is in Harrison County, Mississippi, which is located on the Mississippi Gulf Coast, about 50 miles east of New Orleans. It is bound on the west by Hancock County and on the east by Jackson County. The County contains 585 square miles and about 28 miles of beach frontage on the Gulf of Mexico. Harrison County had a 1990 population of 165,365, as compared to 157,665 in 1980. This indicated an increase of only 5% in that 10 year period. The population was 134,582 in 1970, and the 10 year period from then until 1980 indicated an increase of 24.6 percent. Thus, there had been a slowdown in the County's growth, prior to the new boost from legalized gaming.

      The County is drained by four rivers that flow parallel to each other in a southeast direction and they eventually discharge into the Mississippi Sound. Smaller creeks and bayous flow into the Back Bay of Biloxi, Big Lake, and St. Louis Bay. Even though the drainage is typical of most Gulf Coastal areas, the land's elevation ranges from about 5 feet to 50 feet above sea level, along the coast. Consequently, there are many low areas that cannot be developed, due to the wetland regulations (Section 404 of the Clean Water Act). These rivers and bays also shape (and limit) the direction of growth for the cities along the coast (Biloxi, Gulfport, Long Beach, and Pass Christian).

      Harrison County was divided into two judicial districts in the 1960's, with the Second District being primarily the City of Biloxi and the remaining portion of the County being the First District. Gulfport is the County Seat of the First District, and Biloxi is the County Seat of the Second District. Relatively new courthouses are located in both cities.

      There are six (6) incorporated municipalities in the County, and all but one of them are located on the Coast (D'Iberville was recently incorporated, and it is located on Back Bay).

                          1980             1990                        1980
Municipality           Population       Population                 Housing Units
------------           ----------       ----------                 -------------

Gulfport                 39,676           40.775        (+3%)          16,902

Biloxi                   49,311           46,319        (-6%)          17,913

Long Beach               21,500           15,804       (-26%)           5,377

Pass Christian            5,014            5,557       ($11%)           2,185

D'Iberville                 N/A            6,566                        4,084

      About fifty-six percent (56%) of all households are owner occupied, and this equates to 2.75 persons per household.

      The 1980 census for Gulfport indicated a 2.7% reduction from the 1970 census, and the 1990 data indicates only a 3% increase. However; most of Gulfport's residential growth occurred outside the City Limits, in Orange Grove. This was an


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                                             Gulfport/Harrison Analysis. cont'd.
--------------------------------------------------------------------------------

unincorporated, "bedroom community" to Gulfport that tried (unsuccessfully) to incorporate several years ago. Gulfport sued to annex all of the Gulfport community (north to Swan Road), and the Bayou Bernard Industrial Park. After years of litigation, the issue was settled in January of 1994, when Gulf port was allowed to annex Orange Grove.

      The population density for Long Beach is 689 people per square mile, while Gulfport is 2,132 people per square mile. The average age in Long Beach is 33 years old and in neighboring Gulfport it is 38 years old. Long Beach's per capita income is $12,052 with Gulfport being $14,271. The number of housing units in Long Beach is 7,018, while in Gulfport it is 8,584. In Long Beach the median household income is $29,457 and in Gulfport it is $25,620.

      The economic base of the area is diverse, ranging from tourism and industrial manufacturing to business and financial employment. Since Gulfport is located on a deep water shipping port, heavy manufacturing, exporting, and importing fruit have been major industries for many years.

      It is also important to note that the port's channel has been deepened from 32 feet to 36 feet. (This was completed in December of 1993.) Currently, the port is primarily a tropical fruit import facility, and is typically handled (until recently) about 220 ships (1,000,000 tons of cargo). Port officials expect double tonage within a few years. The port is the third-largest container port on the Gulf of Mexico, behind New Orleans and Houston, and last year it was ranked 19th out of 84 U.S. ports involved in container shipping. There is potential for growth in this economic segment, since the channel is deeper.

      The area has adequate transportation facilities with a regional airport with a 9,000 foot runway, Interstate Highway 10, U.S. Highway 49, U.S. Highway 90, the inter-costal waterway, and a deep-water port. In addition, there is a barge channel with a depth of 12 feet running from Back Bay Biloxi into Gulfport's Bayou Bernard Industrial Park. This provides numerous industrial sites with barge access. The industrial park has been very successful in attracting large industries, and is about 450 acres of available land remaining. The remaining vacant parcels range in size from two acres to 200 acres.

      Gulfport's economic base has been diversified in the past years by the combination of heavy industry, finance and service businesses, the port, and it now has an emerging tourism/casino industry that will probably surpass the other segments of the economy as being the dominant feature in the local economy. About a quarter of the Coast's employment is government based, according to an analyst with the Mississippi Employment Security Commission. About 80 percent of that employment is Federal, which is attributed to the military bases: Naval Construction Battalion Center (Gulf port), Keesler Air Force Base (Biloxi), and the Pascagoula Navy Homeport. Harrison County's unemployment in February of 1994 was only 4.9%, and this is primarily due to the construction and operations of the new casinos.

      Several casinos are operating on the waterfront in the CBD of Gulfport, and several are planned for development. The Grand Casino, the largest casino in the city, has begun construction of a 398 room conventional hotel on lad adjacent to the casino.


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                                             Gulfport/Harrison Analysis, cont'd.
--------------------------------------------------------------------------------

The hotel will employ 300 people with an annual payroll of 5.5 million dollars. The construction cost is approximately 27 million dollars.

      Tourism has always been one of the counties largest industries, but that segment of the economy has been depressed in recent years. The re-development of Destin, Florida, and Gulf Shores, Alabama, in the 1980's lured a large portion of the convention and vacation business away from the Mississippi Coast. Their superior water, beaches, and hotel facilities made it difficult for the Mississippi Gulf Coast to compete as a regional resort. Occupancy rates dipped below 50% in the recent years. However, that industry is turning around due to the new gaming industry.

      The Broadwater Beach Hotel, The Coast's flagship hotel, recently sold, and it now has a casino in it's marina. It is also undergoing renovations. There are other prospects for new hotels in the near future at Gulfport, Biloxi, Bay St. Louis, and D'Iberville. A new hotel is already under construction in Biloxi at "Casino Row", on Highway 90.

      There is even a proposed plan, by developers, requesting the use of the northeast quadrant of I-10 and U.S. Highway 49 for casinos, hotels, and a shopping complex (the casinos would be based in the headwaters of Bayou Bernard).

      It is anticipated that dockside gaming will continue to evolve in Harrison County in a big way, and it will lead to new or renovated convention hotels. This new development will make Mississippi Coast competitive for conventions that were lost in other areas. In fact, the area will have fishing, beaches, ample golf courses, mild weather, and gaming as attractions. This will eventually open the door for major convention trade, if the gaming and new hotel development is on a scale that will accommodate it, and it appears that it will be. Thus, the Mississippi Coast is probably on the brink of once again becoming a national known resort. However; the hotel development is critical in the attraction of convention business. Further, gaming without the new hotels to attract convention trade will result in "commuter gamblers" that do not tend to spend money in other activities. This would result in the casino hurting the local restaurant and bar market, rather than having a positive impact on the entire tourism segment of the economy. Currently the gaming industry is in the phase that draws gamblers from nearby Louisiana and Alabama whose primary interests is gambling. Thus, the local restaurants were not helped in the early stages of gaming. All indications are that the gaming industry will build the infrastructure necessary to make Biloxi and Gulfport a destination resort. In fact, a new theater is being built in Biloxi, as a joint venture between casinos, to attract nationally known entertainers to the area.

      Biloxi's economy began as a seafood base which has industry been languishing over the last few years. However, it appears to be stabilizing. Keesler Air Force Base also employees hundreds of civilians, and the apartment market was very dependent upon the base. However, the new housing demand from the casino employees now has the apartment market severely under-supplied. The recent Department of Defense reductions in personnel and base closing have not affected Keesler, and they are not expected too.


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                                             Gulfport/Harrison Analysis, cont'd.
--------------------------------------------------------------------------------

      It is significant to note that a study by Ryder Truck Rental ranked Gulfport-Biloxi 11th in the top 20 small cities in the U.S., where people relocated in 1993. The study indicated that 119 households moved into the area for every 100 that moved out, in 1993. This come as no surprise, since all of the apartments and rental houses are full, and many of them have waiting lists. The influx of casino employees and construction workers has resulted in an under-supply of housing, and the new units have not yet been constructed. In summary, The coast's seafood and tourism industries have been poor in recent years, but the outlook for the future is very promising for the tourism segment. The addition of gaming to the list of tourism and convention attractions is expected to not only reflect a recovery in tourism, but it will cause that industry to grow far beyond previous levels creating thousands of new jobs directly and indirectly.


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                                                                         Page 14
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                   =========================================
                                 CITY/COUNTY MAP
                   =========================================

                               [GRAPHIC OMITTED]


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                                                                         Page 15
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                                                 SHOPPING CENTER MARKET ANALYSIS
================================================================================

Introduction

      Trends in the shopping center market are examined in this section of the appraisal report in an effort to assess current, as well as future, influences on property value. The data most commonly utilized in the analysis of shopping center feasibility includes the supply of shopping center space and ongoing, or planned new construction. Additionally, absorption rates, occupancy levels and the direction of rental rates and expenses are viewed as critical in determining the marketability and ultimate feasibility of a project.

Information Source

Huber & Lamb:                             A survey of comparable properties in
                                          the subject's submarket was also
                                          conducted by Huber & Lamb Appraisal
                                          Group, Inc. This data is useful in
                                          delineating and identifying trends in
                                          the immediate market area of the
                                          subject as indicated by the subject
                                          and most competitive properties.

Published Surveys:                        A published shopping center survey is
                                          not available for the subject retail
                                          market.

Harrison County Submarket Analysis

   Type of Shopping Center:               The shopping center market can be
                                          delineated into three general
                                          categories based on physical size and
                                          tenancy. The following summarizes
                                          these classifications.

       Neighborhood:                      Usually under 100,000 SF, 1 or 2
                                          anchors, usually anchored by grocery.
                                          Typically draws shoppers from within a
                                          three mile radius.

       Community:                         100,000 - 300,000 SF built around
                                          discount department store, variety
                                          store or junior department store and
                                          usually including supermarket. Draws
                                          shoppers from at least a seven mile
                                          radius.

       Regional:                          Usually over 300,000 SF with at least
                                          one major department store. Typically
                                          enclosed mall type shopping centers
                                          drawing shoppers from a greater than
                                          10-mile radius.

   Submarket by Location:                 In addition to physical attributes,
                                          the market is also segregated into
                                          submarkets based on geographical
                                          location and neighborhood
                                          characteristics.


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                                                                         Page 16
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                                        Shopping Center Market Analysis, cont'd.
--------------------------------------------------------------------------------

Subject Most Competitive Market Occupancy Analysis

Description:                              Huber & Lamb has completed a survey of
                                          the most competitive properties with
                                          the subject located within the
                                          submarket. These properties are
                                          considered most direct competition of
                                          the subject and are utilized as the
                                          comparable rents in the income
                                          capitalization approach. This analysis
                                          provides insight on the micro market
                                          level of the subject as compared to
                                          the previous general market analysis.

                             Most Competitive Market
                                Occupancy Summary

============================================================================================
                                              Rent         Square       Year
Comparable Apartment                           No.          Feet        Built      Occupancy
--------------------------------------------------------------------------------------------
Delchamps Plaza Shopping Center              Subject       62,859       1989           96%
--------------------------------------------------------------------------------------------
Zuppardo's Long Beach Village Shopping          1          55,000       1996          100%
Center, Long Beach
--------------------------------------------------------------------------------------------
Oak Harbor Square Shopping Center,              2         129,000       1990           95%
Long Beach
--------------------------------------------------------------------------------------------
Delchamps Plaza Shopping Center,                3          91,894       1988          100%
Gulfport
--------------------------------------------------------------------------------------------
Handsboro Square Shopping Center,               4         160,000       1983           98%
Gulfport
============================================================================================
Totals/Weighted Avgs.                          --         468,753         --           97%
============================================================================================

Total SF Occupied:                        455,741 SF
Total SF Vacant:                          12,012 SF

Analysis:                                 The most competitive shopping center
                                          properties, including the subject have
                                          an occupancy rate at 95% or higher.
                                          The subject's occupancy is at the
                                          mid-point of the overall occupancy.
                                          The most competitive market's
                                          occupancy is obviously reflective of
                                          the good health of the submarket.

Investment Desirability:                  The retail real estate investor market
                                          is becoming cautious. Retail sales
                                          nationally were weaker than expected
                                          in 1995, particularly for the
                                          Christmas season and only reflected
                                          moderate increases for 1996 for same
                                          store sales. In addition, the market
                                          is changing significantly with the
                                          on-slaught of superstores and the
                                          significant growth in catalogue retail
                                          sales. Thus, tenant type and center
                                          design is constantly changing as well
                                          as consumers' buying habits.


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                                        Shopping Center Market Analysis, cont'd.
--------------------------------------------------------------------------------

                                          It is inevitable that a certain
                                          percentage of these superstores will
                                          fall out due to increased competition.
                                          Thus, while power centers were the
                                          investors choice only one to two years
                                          ago, they have fallen out of favor
                                          over the past several months.
                                          Investors are considering neighborhood
                                          and community centers to be a better
                                          investment. People will always have to
                                          buy groceries, get their hair cut, buy
                                          pizza and purchase consumable items
                                          and services from local neighborhood
                                          and community stores. This is
                                          considered a positive for the subject.

Potential New Construction:               The likelihood of new major
                                          retail/commercial development in the
                                          Long Beach/Gulfport area is slight,
                                          since the local population has
                                          remained relatively the same over the
                                          past few years. The last major
                                          development was of Zuppardo's Long
                                          Beach Village Shopping Center a fully
                                          occupied center. The anchor at this
                                          center is Winn-Dixie, which has been
                                          adding new properties to the Gulf
                                          Coast in the past few years.

Conclusions

      The overall Long Beach/Gulfport/Harrison County shopping center market has been negatively affected in the period of 1982 through 1994 from the significant decline in the local economy, due to the reduction of tourism and seafood industry. However, the data indicates the market has had significant improvements in occupancy for the neighborhood and community center market with increasing occupancies and rents, and is further being bolstered by similar improvements in the economy and employment sector particularly from the recent entrance of the gaming industry.

      In the final analysis, the economy is maintaining strength with increased employment and retail sales. Neighborhood shopping centers are gaining strength, particularly well anchored centers in good locations. Speculative new development is currently limited; however, the new development around the Casinos in Gulfport is progressing in a positive manor. This should result in continued high occupancies and moderate rent appreciation over the foreseeable future, or at least two years.

Subject Property Conclusions

      The subject property can be classified as an anchored neighborhood center. The subject's retail submarket is relatively strong with high occupancies in the newer or renovated centers and moderate occupancies in the older centers. The tenant mix for the subject is appropriate for the local market it serves. In addition, the potential for new development and competition is highly limited because of limited land availability and no known new construction is anticipated in the short term. Thus, the subject property is considered an average quality investment property with the most probable buyer being a regional or national buyer.


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                                                                         Page 18
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                                                           NEIGHBORHOOD ANALYSIS
================================================================================

Neighborhood Defined

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" effected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well-defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

Neighborhood Boundaries

North:             28th Street

East:              Lewis Avenue/City Limits

South:             Gulf of Mexico

West:              Beat Line Road/City Limits

      Comments: The boundaries for the subject neighborhood were chosen because they contain homogeneous and dependent land uses delineated by distinct man-made boundaries. The neighborhood boundaries cover an area of approximately 15 square miles. These boundaries constitute most of Long Beach.

General Neighborhood Data

Distance from CBD:                     750 southeast

Distance from Airport:                 6 miles northeast (Gulfport, MS)

Percent Built-Up:                      90%

General Land Uses:

  Single Family:                       50%

  Apartment:                           20%

  Retail, Office:                      25%

  Industrial, heavy commercial:        5%

Types of Commercial Tenancies:

  Predominant:                         Multi-tenant

  Secondary:                           Limited free standing owner occupant

Predominant Property Age Range:        1960's - 1990's

Neighborhood Life Cycle Stage:         Stable to revitalization

Public Transportation:                 None

      Comments: The immediate area around the subject property is a moderately trafficked retail district in the Long Beach area. Since the neighborhood is generally Long Beach, it contains a very wide range of development types and ages.


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                                                                         Page 19
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                                                  Neighborhood Analysis, cont'd.
--------------------------------------------------------------------------------

Major Traffic Arteries/Access

================================================================================
Street Name          Type                            Direction      No. of Lanes
--------------------------------------------------------------------------------
Beach Blvd./US-90    Primary neighborhood artery     east-west      4 lane +
                                                                    turnlane &
                                                                    service road
--------------------------------------------------------------------------------
Railroad Street      Neighborhood artery             east-west      2 lane
--------------------------------------------------------------------------------
Beat Line Road       Primary neighborhood artery     north-south    2 lane
--------------------------------------------------------------------------------
Canal Road           Neighborhood artery             north-south    2 lane
================================================================================

      Accessibility: The major traffic arteries provide average ingress and egress for the neighborhood. Beach Blvd./US-90 is the primary retial/commercial corridor for Long Beach. US-90 use to be the primary coastal highway along the Gulf of Mexico from Louisiana to Florida, prior to the construction of IH-10. The traffic arteries in the previous chart provided adequate accessibility throughout the neighborhood. IH-10 has two interchanges that provide accessibility to Long Beach.

Neighborhood Utilities & Infrastructure

================================================================================
Item                   Adequacy            Provider                     Cost
--------------------------------------------------------------------------------
Sewer                  Adequate            Public                       Typical
--------------------------------------------------------------------------------
Water                  Adequate            Public                       Typical
--------------------------------------------------------------------------------
Gas                    Adequate            Public                       Typical
--------------------------------------------------------------------------------
Power                  Adequate            Singing River Power          Typical
--------------------------------------------------------------------------------
Telephone              Adequate            Bell South                   Typical
--------------------------------------------------------------------------------
Interior Roads         Adequate            Public                       N/A
================================================================================

      Comments: The neighborhood utilities and infrastructure are considered typical for the area and no negative influences are noted.

Trends

      General Neighborhood History: The subject neighborhood is a developed coastal community with an extensive history because of its urban location. Commercial development along Beach Blvd./US-90 as it currently exists began in the late 1960's into the 1970's with retail strip centers and free standing commercial buildings. Additional development has occurred in the late 1989 and 1996 along Railroad Street. Given the recent economic change in the area, with the introduction of gaming, redevelopment began again in the mid-1990's with the construction of quality retail centers.

      New Development: In general, the subject neighborhood is a retail and commercial district with occasional redevelopment. The likelihood of new major retail/commercial


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                                                                         Page 20
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                                                  Neighborhood Analysis, cont'd.
--------------------------------------------------------------------------------

development in the Long Beach area is slight, since the local population has remained relatively the same over the past few years. The last major development was of the Zuppardo's Long Beach Village Shopping Center two blocks to the east. Vacant commercial land is in short supply along US-90 in Long Beach.

Conclusions

      In spite of the slight decline in the economic base within the subject's area over the past ten years, the residential areas have remained relatively static over the years. Prospects for improving rents for the subject property appear good to average as the subject property offers a niche product with lower rents than those generally found in the subject's neighborhood for retail uses with good anchors.


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                                                                         Page 21
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                                NEIGHBORHOOD MAP

                               [GRAPHIC OMITTED]


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                                                                         Page 22
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                                                                   SITE ANALYSIS
================================================================================

Location:                                 200 West Railroad Street; Northwest
                                          corner of West Railroad Street and
                                          Klondike Road.

Size:

          Acres:                          7.023

          Square Feet (SF):               305,943 SF

          Source:                         Metes & bounds description

Shape: Semi-rectangular; Improvements are situated perpendicular to West Railroad Street.

Frontage:

          West Railroad Street:           540.11'

          Klondike Road:                  429.40'

          Second Avenue:                  320'

          Russell Street:                 216.52'

Street Improvements:
          West Railroad Street:
             Street Type:                 Secondary neighborhood artery
             Traffic Direction:           East - west
             Quality; Condition:          Asphalt with bar-ditches; average
             Number of Lanes:             One
             Driveway Cuts:               Three
             General Traffic Patterns:    Moderate

          Klondike Road:
             Street Type:                 Secondary neighborhood artery
             Traffic Direction:           North - South
             Quality; Condition:          Asphalt with bar-ditches; average
             Number of Lanes:             Two
             Driveway Cuts:               Three
             General Traffic Patterns:    Moderate

          Second Avenue
             Street Type:                 Neighborhood access road
             Traffic Direction:           North - South
             Quality; Condition:          Asphalt with bar-ditches; average
             Number of Lanes:             Two
             Driveway Cuts:               Two
             General Traffic Patterns:    Moderate

          Russell Street:
             Street Type:                 Neighborhood access road
             Traffic Direction:           North - South
             Quality; Condition:          Asphalt with bar-ditches; average


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                                                          Site Analysis, cont'd.
--------------------------------------------------------------------------------

             Number of Lanes:             Two

             Driveway Cuts:               Two

             General Traffic Patterns:    Moderate

Visibility:                               Good, for stores fronting West
                                          Railroad Street

Ingress/Egress:                           Good. Seven curb cuts on four sides of
                                          the subject property. No limiting
                                          factors noted. The ingress/egress is
                                          very good because of the unusual
                                          benefit of having frontage on all four
                                          sides of the site.

Topography:                               Level.

Subsoil Conditions & Drainage:            The appraisers are not aware of an
                                          engineering study made to determine
                                          the subsoil conditions. Upon
                                          inspection of the subject and
                                          surrounding improvements, conditions
                                          appear adequate to support the subject
                                          structure. Drainage appears to be
                                          adequate.

Flood Plain:                              No

          FEMA Map #:                     285257 0004 B
          Effective Date:                 11/16/83

Nuisances & Hazards:
Environmental:                            Based on our site inspection, the
                                          appraisers did not observe any
                                          hazardous materials on the subject
                                          site. However, the appraisers are not
                                          qualified to detect such substances
                                          and would recommend an environmental
                                          audit be performed by an expert in
                                          this field to determine the possible
                                          existence of any potentially hazardous
                                          substances. No responsibility is
                                          assumed by the appraisers for any such
                                          conditions and the value estimate
                                          contained in this report is predicated
                                          on the assumption that there are no
                                          such hazardous materials existing on
                                          the site.

          General:                        No other nuisances or potential
                                          hazards were noted.

Easements:                                Neither the survey nor the on-site
                                          inspection of the property indicated
                                          any unusual or detrimental easements
                                          other than typical utility easements.

Utilities & Services:                     All typical public utilities including
                                          sewer, water, gas, electric and
                                          telephone are available and in use at
                                          the site. Capacity is considered
                                          adequate for any potential feasible
                                          development of the site.


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                                                                         Page 24
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                                                          Site Analysis, cont'd.
--------------------------------------------------------------------------------

Surrounding Land Uses:                    Retail uses abut the subject site on
                                          the eastside across Klondike Road. To
                                          the westside behind the subject site
                                          are commercial service uses.
                                          Residential uses bound the subject
                                          property to the south, north and
                                          northeast; across West Railroad
                                          Street, Russell Street and Klondike
                                          Road, respectively. Other
                                          retail/commercial uses can be found
                                          across West Railroad to the southeast.

      Conclusion: The subject site is compatible with surrounding parcels both in physical features and use. Additionally, it is functionally adequate for the existing improvements and development of any potential feasible development consistent with surrounding land uses. There is no evidence of any negative site factors that would hamper the existing use, value, or marketability of the subject site.

      The reader is directed to the site analysis exhibits provided on the following pages.


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                                 AS-BUILT SURVEY

                               [GRAPHIC OMITTED]


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                                  TAX PLAT MAP

                               [GRAPHIC OMITTED]


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                                                                         Page 27
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                                 FLOOD PLAIN MAP

                                [GRAPHIC OMITTED]


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

                                                     DESCRIPTION OF IMPROVEMENTS
================================================================================

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

Property Type and Character

Property Type:                            Neighborhood shopping center

Building Age:
      Year Built:                         1989
      Actual Age:                         8 years
      Total Economic Life:                50 years*
      Effective Age:                      4 years*
      Remaining Economic Life:            46 years*
      * See Condition Analysis to follow

No. of Stories:                           1

Size:
      Gross Building Area (GBA):          62,859 SF
      Net Rentable Area (NRA):            62,859 SF
      Source:                             Rent roll and tax records
      Floor-to-Area Ratio:                0.21:1

Typical Small Shop Bay Depth:             60' to 70'

Typical Small Shop Bay Width:             20' to 25'

Anchor Space:
      Tenants:                            Delchamps, Big 'B' Drugs and Family
                                          Dollar
      Total Size:                         50,059 SF
      % Anchor:                           79.64%

      Comment: The anchor spaces are specifically designed for the anchor tenants. However, the open "big box" space is easily adaptable to other tenants. A loading dock is located in the rear of the Delchamps and Big 'B' Drugs space.

Tenancy:
              No. of Tenants:             11 plus 2 vacant spaces
              Type Occupancy:             Multi-tenant
              Current Physical Occupancy: 96%


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                                                                         Page 29
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

                                    SITE PLAN

                                [GRAPHIC OMITTED]


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                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                                [GRAPHIC OMITTED]

               Front view of the subject on West Railroad Street.


                                [GRAPHIC OMITTED]

                 Front view of subject looking to the southwest.


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                                        Photographs of Subject Property, cont'd.
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]

        Front view of subject looking to the west from the intersection.


                                [GRAPHIC OMITTED]

         View of West Railroad Street looking east with subject on left.


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                                        Photographs of Subject Property, cont'd.
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]

        View of West Railroad Street looking west with subject on right.


                                [GRAPHIC OMITTED]

             View of the rear of the Big `B' Drug Store facing west.


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                                                         SUBJECT PROPERTY ZONING
================================================================================

Subject Zoning Data Summary

Subject Zoning Designation:               C-2 Commercial District

Zoning Authority:                         City of Long Beach

Purpose of Zoning District:               Intended to provide for a wide range
                                          of commercial uses and concerned with
                                          retail trade and consumer services;
                                          amusement and entertainment
                                          establishment; drive-in stores, eating
                                          places and financial institutions; and
                                          offices. The uses in these districts
                                          service a wide market area and,
                                          therefore, ease of automotive access
                                          is a requisite. However, it is not
                                          intended that these districts permit
                                          uses which generate large volumes of
                                          truck traffic. Bulk regulations are
                                          designed to control building volumes
                                          such that compatibility with vicinity
                                          residential uses is promoted, while
                                          maintaining maximum flexibility in
                                          commercial activities. Appropriate
                                          open space between commercial and
                                          residential areas is required unless
                                          appropriate design features are
                                          accomplished under the planned unit
                                          development procedures for this
                                          district.

Permitted Uses:                           Commercial activities that are
                                          permitted by right are convenience
                                          sales and services, automobile
                                          franchise dealers, churches, motels,
                                          hotels, automotive parking, food
                                          service, medical service, general
                                          personal service, financial services,
                                          consulting and administrative
                                          services, business and communication
                                          services, undertaking service,
                                          drive-in food service, automotive
                                          services, general retail sales and
                                          service, consumer laundry and repair,
                                          retail business supply, group
                                          assembly, wholesale sales, and
                                          construction sales and service.

Regulations

Yard Fronting any Street:                 Judged on an individual basis by the
                                          Zoning Enforcement Officer.

Side Yard:                                Judged on an individual basis by the
                                          Zoning Enforcement Officer.

Rear Yard:                                Judged on an individual basis by the
                                          Zoning Enforcement Officer.

Maximum Floor Ratio (FAR):
        Base FAR:                         Judged on an individual basis by the
                                          Zoning Enforcement Officer.


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                                                Subject Property Zoning, cont'd.
--------------------------------------------------------------------------------

Maximum Height:                           Judged on an individual basis by the
                                          Zoning Enforcement Officer.

Required Off-Street Parking:              Judged on an individual basis by the
                                          Zoning Enforcement Officer.

Improvements Conformity:                  Improvements appear to conform to the
                                          zoning regulations.

Deed Restrictions:                        None known to the appraisers

Public Restrictions:                      None known to the appraisers

      The reader's attention is directed to the zoning map exhibit presented on the following page.


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                                   ZONING MAP

                                [GRAPHIC OMITTED]


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                                                            HIGHEST AND BEST USE
================================================================================

Introduction

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

Highest and Best Use as Vacant

      The initial step in analyzing the highest and best use of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1.    Physically Possible

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      Report Section Reference: Site Analysis and Neighborhood Analysis

----------

      (1) The Appraisal of Real Estate, Ninth Edition, (Chicago: American Institute of Real Estate Appraisers, 1987), p. 269.


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                                                   Highest and Best Use, Cont'd.
--------------------------------------------------------------------------------

General Site Features:
     Physical Characteristics:            The semi-rectangular shape, average
                                          frontage, level topography, soil
                                          conditions and 7.023 acre size are
                                          functional for almost any type of
                                          development consistent with
                                          neighborhood trends. No unusual site
                                          development costs would be required.

     Utilities & Services:                All public utilities are available to
                                          the site in adequate supply and
                                          capacity to permit development of any
                                          probable use of the site. The site
                                          fronts on a public street that is in
                                          good condition.

     Functional Utility:                  Considering the general site features,
                                          the functional utility and physical
                                          adaptability of the subject site is
                                          considered average and will allow most
                                          any typical development prevalent in
                                          the area.

     Surrounding Land Uses:               Retail uses abut the subject site on
                                          the eastside across Klondike Road. To
                                          the westside behind the subject site
                                          are commercial service uses.
                                          Residential uses bound the subject
                                          property to the south, north and
                                          northeast; across West Railroad
                                          Street, Russell Street and Klondike
                                          Road, respectively. Other
                                          retail/commercial uses can be found
                                          across West Railroad to the southeast.

     Limiting Factors:                    No limiting physical factors noted

      Physically Possible Conclusion:The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2.    Legally Permissible Uses

      The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

        Report Section Reference:         Zoning Analysis

        Zoning Designation:               C-2 Commercial District

        Permitted Uses:                   Commercial activities that are
                                          permitted by right are convenience
                                          sales and services, automobile
                                          franchise dealers, churches, motels,
                                          hotels, automotive parking, food
                                          service, medical service, general
                                          personal service, financial services,


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                                                                         Page 40
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                                                   Highest and Best Use, Cont'd.
--------------------------------------------------------------------------------

                                          consulting and administrative
                                          services, business and communication
                                          services, undertaking service,
                                          drive-in food service, automotive
                                          services, general retail sales and
                                          service, consumer laundry and repair,
                                          retail business supply, group
                                          assembly, wholesale sales, and
                                          construction sales and service. See
                                          Zoning Analysis for more information.

        Deed Restrictions:                None known to the appraisers

        Public Restrictions:              No public restrictions are known.

        Possibility of
        Zoning Change:                    None known to the appraisers

      Legally Permissible Uses Conclusions:Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.

3.    Financially Feasible

      In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

        Most Probable Uses:               Based upon the analysis of physically
                                          possible uses and legally permissible
                                          uses, the best and most probable uses
                                          are limited to the highest density of
                                          retail space physically possible.

        Feasibility:                      All of the most probable uses listed
                                          above are considered financially
                                          feasible based upon land values in the
                                          immediate area.

        Income: The use with the highest potential net operating income is retail sales, particularly a shopping center complex.

        Occupancies:                      Overall occupancy for retail shop
                                          space in Long Beach and Guldport is
                                          estimated to be near 95%. This is
                                          considered sufficient to justify new
                                          construction.

      Feasibility Conclusion:The analysis of potential income and return on investment as well as demand (occupancy) indicates that retail services with a low percentage of office space would yield the highest return.


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                                                   Highest and Best Use, Cont'd.
--------------------------------------------------------------------------------

4.    Maximally Productive

      A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

Highest and Best Use                      The highest and best use of the
 As If Vacant Statement:                  subject site assuming it is vacant is
                                          development of a neighborhood shopping
                                          center.

Highest and Best Use as Improved

      The preceding analysis of the site as vacant is also relevant to the highest and best use of the subject property, as improved. If the existing improvements are the same as those indicated for the highest and best use as vacant, the four tests for highest and best use do not have to be applied here because the conclusions reached in testing for the highest and best use of the site as though vacant are applicable to the analysis as improved.

Conformance to Highest and                The existing improvements of the
 Best Use as Vacant:                      property generally conform to the
                                          highest and best use as vacant.

Possible Demolition,                      A comparison of the land value
 Renovation or Conversion                 estimate and the value estimate of the
 in Use:                                  property as improved in the
                                          forthcoming valuation section
                                          indicates that the improvements
                                          contribute significant value to the
                                          property. Therefore, demolition is not
                                          justified. An economic analysis shows
                                          remodeling, renovation or conversion
                                          of the subject to another use is not
                                          economically justified.

Highest & Best Use                        The highest and best use as improved
 As Improved Statement:                   is continued use as an neighborhood
                                          shopping center development.


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                                                        REAL ESTATE TAX ANALYSIS
================================================================================

Taxing Authorities:                       The subject property is located within
                                          the taxing jurisdictions of the City
                                          of Long Beach and Harrison County. The
                                          City of Long Beach and Harrison County
                                          tax rate represents all local
                                          municipal tax charges. The property is
                                          subject to the following taxing
                                          jurisdictions and 1997 Ad Valorem Tax
                                          rate.

Real Estate Tax Rates

     Tax Rate's Year:                     1997

     Pascagoula/Jackson                   $164.42 per $1,000 of Assessed Value
      County:

     Tax Bill Due Date:                   Between October and February

Assessment Ratio

      The taxing authority applies an assessment ratio to each property's tax appraised value for the calculation of taxes. The assessment ratio applied is determined by the property type as follows:

     Commercial Property                  15%

Subject Real Estate Tax Data

     Real State Tax District              City of Long Beach & Harrison County

     Real Estate Tax Rate:                $164.42 per $1,000 of Assessed Value

     Assessment Ratio:                    15%

     Tax Appraised Value:                 $2,143,934

Tax Comparables

======================================================================================================
      Comparables           Appraised       Assessed       Tax Rate         Tax                 Taxes
                              Value           Value         /$1000        Expense    Size (SF)   /SF
------------------------------------------------------------------------------------------------------
Zuppardo's Long Beach       $2,069,895      $310,484        $164.42       $51,050     55,000    $0.93
Village S/C
------------------------------------------------------------------------------------------------------
Oak Harber Square S/C       $3,551,926      $532,789        $164.42       $87,601    129,000    $0.68
------------------------------------------------------------------------------------------------------
Delchamps Plaza S/C         $2,118,512      $317,777        $164.42       $52,249     61,894    $0.84
------------------------------------------------------------------------------------------------------
Subject                     $2,143,934      $321,590        $164.42       $52,876     62,749    $0.84
======================================================================================================

     Note: The assessed value is calculated based on a 15% assessment ratio.

Subject Tax Expense                       The subject property is at the
Analysis:                                 mid-point of the tax expense per unit
                                          range. All of the comparables are
                                          relatively similar properties;
                                          however, the subject


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                                               Real Estate Tax Analysis, cont'd.
--------------------------------------------------------------------------------

                                          has a higher percentage of big box
                                          space. After discussions with the
                                          local tax assessor and considering it
                                          being a existing property, the tax
                                          expense and appraised value are
                                          considered reasonable in comparison to
                                          the comparable properties.


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                                                             APPRAISAL PROCEDURE
================================================================================

Introduction

      The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

Cost Approach:                            This valuation technique is based on
                                          the premise that the value of a
                                          property can be indicated by the
                                          current cost to construct a
                                          reproduction or replacement of the
                                          improvements minus the amount of
                                          depreciation evident in the structures
                                          from all causes plus the value of the
                                          land and entrepreneurial profit. The
                                          Cost Approach is particularly useful
                                          for appraising new or nearly new
                                          improvements. Current costs for
                                          constructing improvements are derived
                                          from cost estimators, cost
                                          publications, builders or contractors.
                                          Depreciation is measured by market
                                          research and/or through the
                                          application of specific mathematical
                                          procedures. Land value is estimated
                                          separately by direct sales comparison.

Sales Comparison Approach                 This approach is most viable when an
                                          adequate number of properties of
                                          similar type have been sold recently
                                          or are currently offered for sale in
                                          the subject market. The application of
                                          this approach produces a value
                                          indication for a property through
                                          comparison with similar properties,
                                          called comparable sales. The sale
                                          prices of properties judged to be most
                                          comparable tend to set a range in
                                          which the value indication for the
                                          subject falls.

Income Capitalization                     This approach to value is applicable
Approach:                                 to properties capable of producing a
                                          net income stream. By using the income
                                          capitalization approach, the appraiser
                                          measures the present value of the
                                          future benefits of property ownership.
                                          Income streams and the value of
                                          property upon resale (reversion) are
                                          capitalized or converted into a
                                          present, lump-sum value. Research and
                                          analysis of data for this approach are
                                          conducted against a background of
                                          supply and demand relationships. This
                                          background provides information on
                                          trends and market anticipation that
                                          must be verified for data analysis.


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                                                    Appraisal Procedure, cont'd.
--------------------------------------------------------------------------------

Reconciliation of                         The strengths and weaknesses of each
Approaches:                               approach used are weighed in the final
                                          analysis. The approach or approaches
                                          offering the greatest quantity and
                                          quality of supporting data are
                                          typically given most consideration and
                                          the final estimate of value is
                                          correlated.

Approaches Utilized
   In This Assignment:                    The Cost, Sales Comparison and Income
                                          Capitalization Approaches to value
                                          have each been utilized in estimating
                                          the market value of the subject
                                          property as of the effective date of
                                          appraisal.


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                                                                  LAND VALUATION
================================================================================

Introduction

      A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

      Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales arc compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

      The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. Information pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.


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                                                         Land Valuation, cont'd.
--------------------------------------------------------------------------------



                                                      Comparable Land Sales Data
--------------------------------------------------------------------------------


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                                                                         Page 48
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                                                     LAND SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROPERTY DATA

  Location:        Westside of Beatline Road, Long Beach, MS

  County:          Harrison

  Grantor:         N/A

  Grantee:         Stephen & Sarah McNally

  Map(s):          0512F-01

  Parcel(s):       022

  Sale Date:       06/01/94                     Book/Page          N / A

SITE DATA

  Size (Acres):        7.43

  Size (SF):           323,651

  Zoning:              C-3 Neighborhood Commercial

  Utilities:           All available to site

  Frontage:            510' along Beatline Road

  Shape:               Rectangular

  Topography:          Level

  Easements:           None detrimental

  Improvements:        None of value at sale date

  Intended Use:        Future Mini-warehouse

TRANSACTION DATA

  Consideration:          $60,000                       Price/SF:   $0.19

  Cash Equivalent:        $60,000                  Adj. Price/SF:   $0.19

  Financing:              All cash to seller.

  Verified By:            David Richards, MAI

  Comp_Code:              1291

COMMENTS:   Approximately 4 acres of this site is in a low area which is subject to seasonal flooding. This tract is 300 feet north of West Railroad
            Street.


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                                                     LAND SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROPERTY DATA

Location:         NWQ of Cleveland Avenue and Railroad Street, Long Beach, MS

County:           Harrison

Grantor:          Ione B. Thomas

Grantee:          Fosshee Realty Co., Inc., etal

Map(s):           06110-04; 0612B-01

Parcel(s):        044; 019 &  020

Sale Date:        05/15/96                      Book/Page:      N   /   A

SITE DATA

Size (Acres):             9.99

Size (SF):                435,164

Zoning:                   C-2 Commercial District

Utilities:                All available to site

Frontage:                 Along Cleveland Avenue

Shape:                    Rectangular

Topography:               Level

Easements:                None detrimental

Improvements:             None of value at sale date

Intended Use:             Future Shopping Center

TRANSACTION DATA

Consideration:            $600,000                       Price/SF:   $1.38

Cash Equivalent:          $600,000                  Adj. Price/SF:   $1.38

Financing:                All cash to seller.

Verified By:              David Richards, MAI

Comp_Code:                1292

COMMENTS:         This is the sale of three parcels located along Cleveland
                  Avenue, just north of Railroad Street. It was later developed into a shopping center anchored by Winn-Dixie.


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                                                                         Page 50
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                                                     LAND SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROPERTY DATA

Location:        NWC of Beatline and Long Beach Industrial Park Road,
                 Long Beach, MS

County:          Harrison

Grantor:         J. Hurd Gaddy, etal

Grantee:         Hampton House Apartments, LLC

Map(s):          N/A

Parcel(s):       N/A

Sale Date:       08/25/95                Book/Page:     1313   /   001

SITE DATA

Size (Acres):            8.886

Size (SF):               387,074

Zoning:                  C-2 Commercial District

Utilities:               All available

Frontage:                Along Beatline and Long Beach Industrial Park Road

Shape:                   Rectangular

Topography:              Level

Easements:               None detrimental

Improvements:            None of value at sale date

Intended Use:            Future apartment complex

TRANSACTION DATA

Consideration:           $324,000                           Price/SF:   $0.84

Cash Equivalent:         $324,000                      Adj. Price/SF:   $0.84

Financing:               All cash to seller.

Verified By:             David Richards, MAI

Comp_Code:               1293

COMMENTS:         This is the sale of a level site overgrown with trees and
                  bushes in need of minor clearing. After the sale was negotiated, it was discovered the property was designated as wetlands. The seller set-up a mitigation bank on other property which allowed the purchasers to reclaim this parcel.
                  The sales price was


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                                                                         Page 51
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                                                     Land Sale Comparable No. 3:
--------------------------------------------------------------------------------

                  subsequently lowered to account for expense for fill. The property is currently being improved with multi-family residential aparments.


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                                                                         Page 52
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                                 LAND SALES MAP

                               [GRAPHIC OMITTED]


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                                         COST APPROACH - LAND VALUATION ANALYSIS
================================================================================

Comparable Land Sales Summary

    -------------------------------------------------------------------------
                     Subject          Sale #1         Sale #2         Sale #3
    -------------------------------------------------------------------------
    Sale Date        Current         06/01/94        05/15/96        08/25/95
    -------------------------------------------------------------------------
    Size/Acre           7.02             7.43            9.99            8.89
    s
    -------------------------------------------------------------------------
    Zoning               C-2              C-3             C-2             C-2
    -------------------------------------------------------------------------
    SP/SF                N/A            $0.19           $1.38           $0.84
    -------------------------------------------------------------------------

Introduction

      A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

      The Pascagoula area has limited comparable land sales in the subject neighborhood because of limited availability of vacant land. Recent development in the area has been in the form of renovation of older shopping centers. Therefore, the search for land sales was expanded to the Singing River Mall area, which is a generally similar retail type area as the subject location.

      Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends. The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

Unit of Comparison:                 SP/SF; sales price per square foot
          Analysis:                 Discussions with brokers and developers in
                                    the subject market indicated that this is the basis unit of comparison from which they make their acquisition decisions for land similar to the subject.

Financing:                          The transactions are either all cash
                                    transactions for are considered to represent typical market financing and do not require an adjustment for non-market financing. As such, no adjustments are made for factors relating to financing.


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                                                Land Valuation Analysis, Cont'd.
--------------------------------------------------------------------------------

Conditions of Sale:                 All of the comparable sales are considered
                                    to have typical conditions of sale,
                                    therefore no adjustments were made.

Market Conditions:
          Description:              This adjustment, often referred to as the
                                    "time adjustment", reflects the direction of change in the market from the sale date of the comparable to the valuation date of the subject property.

          Analysis:                 The adjustment to Sale No. 3 reflects
                                    inferior market conditions at the time
                                    related to the local economic recession.
                                    The adjustment to the sale indicates that the market has improved since 1992.

Location:
          Description:              Locational features include visibility,
                                    access and proximity to other quality
                                    development.

          Analysis:                 All of the sales are located in same
                                    community. Sale Nos. 1 and 3 are adjusted for their weaker locations, further away from the center of Long Beach. Sale No. 2 is the most similar to the subject in location with no adjustment is required.

Physical Characteristics

      The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

      Shape:
          Description:              The shape of a site will determine its
                                    adaptability to possible uses. Some
                                    configurations may restrict structual
                                    design or limit the buildable/usable area of the parcel. A site must have adequate depth to accommodate the layout of the improvements, but should not be excessive in relation to the parcel's frontage and size.

          Analysis:                 All of the comparable sales have a shape
                                    adequate for their inteded use. As such, no adjustments are deemed appropriate for the comparables.

      Frontage:
          Description:              The amount of street frontage is important
                                    to commercial properties and, in
                                    particular, retail properties.

          Analysis:                 All of the comparable sales have a
                                    frontage adequate for their intended use.
                                    As such, no


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

                                                Land Valuation Analysis, Cont'd.
--------------------------------------------------------------------------------

                                    adjustments are deemed appropriate for the comparables.

      Topography:
          Description:              The topography of a site can significantly
                                    impact the costs of development.
                                    Consideration must be given to the
                                    contour, grade and drainage of the sale
                                    tracts in relation to the appraised
                                    property.

          Analysis:                 The subject tract has a level topography.
                                    All of the comparable sales were
                                    considered to have similar topographical characteristics at the time of sale. Thus, no adjustments for topography are deemed necessary to the sales.

      Zoning:
          Description:              Zoning is often the most basic criteria in
                                    selecting comparables. Sites zoned the
                                    same as the subject property are the most appropriate comparable. When sufficient sales in the same zoning category are not available, data from similar categories may be used after adjustments have been made. These adjustments are based on the allowable uses, permitted density and restrictions within the ordinance in comparison to the subject.

          Analysis:                 All of the sales utilized in this land
                                    valuation have the same or comparable
                                    zoning designation as the subject. Thus, no adjustments for zoning are deemed necessary to the sales.

      Utilities:
          Description:              The availability and proximity to public
                                    utilities (water, sewer, electricity, gas and telephone) is an important attribute to the development of any property. This adjustment reflects the difference in sales price caused by the distance and capacity of utility services to the comparable sites and also considers the cost of bringing utilities to the tract.

          Analysis:                 All utilities were available to the
                                    comparable sites at the time of their
                                    sale, as they are to the subject. No
                                    adjustment is made for factors associated with utilities.

      Size:
          Description:              Most types of developmental have an
                                    optimal site size. If a site is larger
                                    than optimal, the value of the excess land tends to decline at an accelerating rate.
                                    As a result, larger tracts of land
                                    typically sell


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                                                                         Page 56
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

                                                Land Valuation Analysis, Cont'd.
--------------------------------------------------------------------------------

                                    for less per unit of comparison than
                                    smaller parcels, all other factors being equal.

          Analysis:                 The subject land contains 7.023 acres of
                                    land. The comparable sales have land sizes ranging from 7.43 to 9.99 acres. Thus, no adjustments for size are deemed necessary to the sales.

            On the following page is an adjustment grid of the comparable sales utilizing the adjustments noted in the previous analysis.


--------------------------------------------------------------------------------
                                                                         Page 57
(C)1997 Huber & Lamb Appraisal Group, Inc.

                      COMPARABLE LAND SALES ADJUSTMENT GRID

                                 SUBJECT            SALE #1                 SALE #2                 SALE #3
                                            ----------------------------------------------------------------------
Sale Price                                          $0.19                    $1.38                   $0.84
                                            ----------------------------------------------------------------------
Elements of Comparison
                                            ----------------------------------------------------------------------
Date of Sale                                       06/01/94                 05/15/96                08/25/95
                                            ----------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                                            ----------------------------------------------------------------------
                                            ----------------------------------------------------------------------
Adjusted Price                                      $0.19                    $1.38                   $0.84
                             -------------------------------------------------------------------------------------
Location                          Good               Poor                     Good                  Average
                             -------------------------------------------------------------------------------------
  Comparison                                      Inferior                  Similar                 Inferior
                                            ----------------------------------------------------------------------
  Adjustment                                         100%                      0%                     65%
                             -------------------------------------------------------------------------------------
Shape                        Semi-rectangular     Rectangular             Rectangular              Rectangular
                             -------------------------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                             -------------------------------------------------------------------------------------
Frontage                          Good               Good                     Good                    Good
                             -------------------------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                             -------------------------------------------------------------------------------------
Topography                        level              Level                   Level                   Level
                             -------------------------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                             -------------------------------------------------------------------------------------
Zoning                             C-2               C-3                      C-2                     C-2
                             -------------------------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                             -------------------------------------------------------------------------------------
Utilities                    All Available   All available to site    All available to site      All available
                             -------------------------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                             -------------------------------------------------------------------------------------
Size                              7.02               7.43                     9.99                    8.89
                             -------------------------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                             -------------------------------------------------------------------------------------
Other                              N/A
                             -------------------------------------------------------------------------------------
  Comparison                                        Similar                 Similar                 Similar
                                            ----------------------------------------------------------------------
  Adjustment                                          0%                       0%                      0%
                                            ----------------------------------------------------------------------
Net Adjustment                                       100%                      0%                     65%
                                            ----------------------------------------------------------------------
Final Adjustment Sale Price                         $0.38                    $1.38                   $1.39
                                            ----------------------------------------------------------------------


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                                                                         Page 58
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------

Reconciliation

      The sales prices ranged from $0.19 to $1.38 per square foot before the adjustment process. The indicated value of the subject property ranged between $0.38 and $1.39 per square foot after the analysis. The adjusted value range is considered very narrow and provides consistent and reliable data from which to estimate the subject's land value. The most weight is placed on Sale No. 2 because it had no adjustments. In the final analysis, the subject's land value was based on the high end of the range of sales.

      Based on this analysis, a value of $1.35/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of August 19, 1997 is calculated below:

                               Land Value Estimate

                     Land Size (SF)                  305,943

                     Estimated Value/SF      x         $1.35
                                                    --------
                     Estimated Value                $413,022

                     Rounded                        $410,000


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                                                                         Page 59
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                                   COST APPROACH
================================================================================

Introduction

      The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

      In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

Cost Data

      Source:         Marshal Valuation Service Manual - calculator cost
                      --------------------------------

      About the Source: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

      Costs Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

      1.    Architects's and engineer's fees;

      2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

      3.    Sales taxes on materials;

      4. Normal site preparation including finish, grading and excavation for foundation and backfill;

      5.    Utilities from structure to lot line figured for typical setback;

      6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.


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                                                                         Page 60
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

                                                          Cost Approach, cont'd.
--------------------------------------------------------------------------------

      Costs Not Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

      1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

      2.    Pilings or hillside foundations;

      3.    Interest or taxes on the land;

      4.    Feasibility studies, appraisal or consulting fees, etc.;

      5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

      6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

      7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

      8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

Subject's Marshall Valuation Cost Data

      Summary of Subject General Building Characteristics:

            Property Type:                   Neighborhood shopping center

            Structure:                       Masonry

            No. of Stories:                  1

            Gross Building Area:             62,859 SF

      Classification                         Class C Neighborhood Center

      Type (Quality)                         Average

      Region/Climate                         Central/Moderate

      Page Reference                         Section 13, Page 28

      Page Reference Date                    September 1995

      Current Multiplier Page                August 1997

      Local Multiplier Page Date             July 1997

      Cost Method                            Calculator; therefore, replacement
                                             cost

      The reader is directed to the base cost and adjustments presented on the following page.


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                                                                         Page 61
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------

MVS Base Cost & Adjustments

        ========================================================================
          1      Base Square Foot Cost                                   $46.08
        ------------------------------------------------------------------------
          2           Square Foot Refinements
        ------------------------------------------------------------------------
          3      Heating Cooling, ventilation                             $0.00
        ------------------------------------------------------------------------
          4      Elevator                                                 $0.00
        ------------------------------------------------------------------------
          5      Miscellaneous                                            $1.50
                                                                          -----
        ------------------------------------------------------------------------
          6      Total SF Refinements                                    $47.58
        ------------------------------------------------------------------------
                                    Height & Size Refinements
        ------------------------------------------------------------------------
          7      Number of Stories Multiplier                              1.00
        ------------------------------------------------------------------------
          8      Height per story multiplier                               1.04
        ------------------------------------------------------------------------
          9      Floor area-perimeter multiplier                           0.81
                                                                           ----
        ------------------------------------------------------------------------
          10     Combined multipliers (7x8x9)                              0.84
        ------------------------------------------------------------------------
                                        Final Calculations
        ------------------------------------------------------------------------
          11     Refined SF Cost (Line 6x10)                             $40.16
        ------------------------------------------------------------------------
          12     Current cost multiplier                                   1.05

        ------------------------------------------------------------------------
          13     Local multiplier                                          0.89
                                                                           ----
        ------------------------------------------------------------------------
          14     Final SF Cost (Line 11x12x13)                           $37.53
        ========================================================================

Site Improvements                   Site improvement cost and other hard
  & Other Hard Costs:               costs related to the improvements must be
                                    added to the base structural cost estimate.
                                    The reader is directed to the Cost Summary exhibit at the end of this report section for a summary of these costs.

Indirect Costs:                     Indirect costs not included in the Marshall
                                    Valuation base costs include loan interest on land, lease-up costs and professional fees. Calculations for the loan interest on land and lease-up costs are presented below.


--------------------------------------------------------------------------------
                                                                         Page 62
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------

      Land Loan Interest Calculations:

                         Land Value Estimate                           $410,000

                         Construction Interest Rate              x         9.00%

                         Construction Period (Years)             x         0.75
                                                                       --------
                         Land Interest                           =      $27,675

      Lease-up Cost Calculations:

                         Commissions

                          Market Rent/SF                                  $8.15

                          Net Rentable Area (SF)                 x       62,859

                          Commissions %                          x         6.00%

                          Average years of leases                x         5.00
                                                                       --------
                         Commission Cost, Rounded                =     $153,800

                         Plus: Other (marketing, etc.)           +            0
                                                                       --------
                         Total Lease-up Costs                    =     $153,800

      Total Replacement Cost New
      (Improvements, Profit & Land): $5,217,000

Analysis of Depreciation

Introduction - Accrued Depreciation

      Accrued depreciation is a loss in value from the reproduction or replacement cost of improvements due to any cause as of the date of appraisal. The value difference may emanate from physical deterioration, functional obsolescence, external obsolescence, or any combination of these sources. A description of each of these forms of depreciation as they apply to the appraised property is detailed as follows:

Physical Deterioration

      Physical deterioration is the result of wear, tear and weathering. This form of depreciation can be divided into two categories - curable and incurable.

Physical Curable:
  Description:                      Refers to items of deferred maintenance
                                    which are in need of repair on the date of the appraisal in order to restore occupancy or marketability. Deferred maintenance includes minor refurbishing of painted, tiled or carpeted surfaces. It also includes deferred repairs of mechanical systems,


--------------------------------------------------------------------------------
                                                                         Page 63
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

                                                          Cost Approach, cont'd.
--------------------------------------------------------------------------------

                                    the building exterior roof cover and the parking areas.

  Subject Analysis:                 None noted by appraisers.

Physical Incurable:
  Description:                      Involves an estimate of deterioration that
                                    is not practical or currently feasible to correct. It pertains to structural elements that were not listed in the physically curable category. Generally, incurable physical deterioration is a product of the aging of major structural components such as the foundation, framing, walls, plumbing, electrical, mechanical and roof systems. In order to estimate the depreciation charged for this category, the physical age-life method is applied to the current reproduction or replacement cost of the entire structure less the components treated as curable.

  Subject Analysis:                 The reader is directed to the Description of
                                    Improvements Analysis for the analysis of effective age and economic life. Employing the physical age-life (straight line) method of estimating physical incurable deterioration, the calculations are made as follows:

                                   Physical Incurable Calculations

                                    Actual Age                                8

                                    Effective Age                             4

                                    Divide by Economic Life                  50
                                                                     ----------
                                    Incurable Physical                     8.00%

                                    Remaining Economic Life                  46

                                   Calculations:

                                    Replacement Cost New             $4,807,207

                                    Less Physical Curable                     0
                                                                     ----------
                                    Subtotal                         $4,807,207

                                    Incurable Physical                        8%
                                                                     ----------
                                    Incurable Physical Estimate        $384,577


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                                                                         Page 64
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------

Functional Obsolescence

      This is the adverse effect on value resulting from defects in design. It can also be caused by changes that, over time, have made some aspect of a structure, material or design obsolete by current standards. Functional obsolescence is generally attributable to deficiencies or superadequacies inherent in the improvements and the defect may be curable or incurable.

Functional Curable
  Description:                      To be curable, the cost of replacing the
                                    outmoded or unacceptable aspect must be at least offset by the anticipated increase in value. The measure of curable functional obsolescence is the cost to effect the cure.

  Subject Analysis:                 The physical inspection of the subject
                                    indicated the property has no functional curable obsolescence.

Functional Incurable
  Description:                      Involves an estimate of obsolescence that is
                                    not practical or currently feasible to
                                    correct. It pertains to structural elements that were not listed in the functional curable category. Capitalization of the net income loss is the commonly accepted approach to the measurement of incurable functional obsolescence.

  Subject Analysis:                 The inspection of the subject property
                                    indicates that the one-story design of the subject improvements is functional.

External Obsolescence

      External obsolescence, which is the result of the diminished utility of a structure due to negative influences from outside the site, is always incurable. It can be caused by a variety of factors - neighborhood decline, the property's location in a community, or market conditions. Only the portion of the loss that is applicable to the improvements is deducted from the current replacement cost since the effect of external influences on land value is calculated in the land valuation. In the absence of comparable sales subject to the same negative influence, the best method of measuring external obsolescence is by capitalization of the rent loss or discounting of the rent loss over the affected time period.

Subject Analysis:                   The subject has good access and conforms to
                                    surrounding development. Considering the general market rent levels and high occupancy of the neighborhood retail centers, no external obsolescence exits.


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                                                                         Page 65
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------

Accrued Depreciation Summary

                                  Physical Curable                           $0

                                  Physical Incurable                   $384,577

                                  Functional Curable                         $0

                                  Functional Incurable                       $0

                                  External                                   $0
                                                                       --------
                                    Total Accrued Depreciation         $384,577


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                                                                         Page 66
(C)1997 Huber & Lamb Appraisal Group, Inc.

COST APPROACH SUMMARY
================================================================================
Direct Costs                                                    Marshall Valuati
                                                                Cost Estimates
                                                                --------------
Structural Improvements
      Property Size        62,859 SF @     $37.53 /SF  =             $2,358,978

Special Tenant Improvements*
Delchamps                  35,059 SF @     $25.00 /SF  =               $876,475
Big 'B' Drugs               9,000 SF @     $20.00 /SF  =               $180,000
Family Dollar               6,000 SF @     $15.00 /SF  =                $90,000
Local Shop Space           12,800 SF @     $10.00 /SF  =               $128,000

Site Improvements
Asphalt Paving            300,000 SF @       $1.50 /SF =  $450,000
Fence                          20 LF @      $13.00 /LF =       260
Signage & Lighting:                                         15,000
Landscaping:                                                20,000
Site Preparation                                                 0
Traffic Light Installation:                                      0
Additional Fees & Permits                                   20,000
                                                            ------
                          Subtotal Site Improvements:                   505,260
                                                                        -------

                          Total Direct Costs:                        $4,138,713

Indirect Costs

                          Land Loan Interest:              $27,675
                          Lease-Up Costs:                  153,800
                          Professional Fees:                50,000
                                                            ------

                            Total Indirect Costs:                       231,475
                                                                     ----------
Total Direct and Indirect Costs:                                     $4,370,188

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd.   10%          437,019
                                                                     ----------
Total Cost New of Improvements and Profit:                           $4,807,207

Less: Accrued Depreciation                                            (384,577)
                                                                     ----------
Depreciated Cost of Improvements:                                    $4,422,630

Plus: Estimated Land Value by Market Comparison:                        410,000
                                                                     ----------
Value Indicated by the Cost Approach:                                $4,832,630

                          Stabilized Value Estimate, Rounded         $4,830,000
                          Less: Lease-Up Costs to Stabilization               0
                                                                     ----------
                          Cost Approach As Is Value Estimate:        $4,830,000


--------------------------------------------------------------------------------
                                                                         Page 67
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                       SALES COMPARISON APPROACH
================================================================================

Introduction

      The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

      In applying the sales comparison approach, the appraiser must complete five steps:

      1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

      2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

      3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

      4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

      5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

      After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.


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                                                                         Page 68
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------


                                                  Comparable Improved Sales Data
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                                         Page 69
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROJECT DATA

    Comp_Code:  220
 Project Name:  Southland Plaza Shopping Center
     Location:  Hwy. 31 South, Decatur, AL
       County:  Morgan
      Grantor:  JMC Properties, Inc.
      Grantee:  JDN Realty

PROPERTY DATA

 Net Rentable Area (SF):   123,031
              Land Size:   11.00 Acres
    Land/Building Ratio:   4:1
             Year Built:   1970 & 1996
              Occupancy:   97%
           Construction:   1-story masonry with brick veneer
              Condition:   Good
         Anchor Tenants:   Food World (41.6%)

Date of Sale:   02/01/97                  Book/Page:        1643 / 0569

Map(s):         52-03-09-32                  2
Parcel(s):      00-004

TRANSACTION DATA

Actual Consideration:   $6,800,000          Cash Equivalent: $6,800,000

Financing:              All cash to seller

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                  Actual Equity:    $6,800,000

Verified By:            Laurie Ferris (615-292-5288)


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                                                                         Page 70
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------

        OPERATING DATA:        Total $              Per SF             % of GAI

   Gross Annual Income:       $898,970               $7.31              100.00%
          Less Vacancy:       ($28,000)             ($0.23)              -3.11%
                             ---------              ------               -----
Effective Gross Income:       $870,970               $7.08               96.89%
         Less Expenses:      ($144.336)             ($1.17)            - 16.06%
                             ---------              ------               -----
  Net Operating Income:       $726,634               $5.91               80.83%
          Debt Service:            N/A               $0.00                0.00%
                             ---------              ------               -----
             Cash Flow:       $726,634               $5.91               80.83%

    UNITS OF COMPARISON   Actual

                   GIM:   7.56
         Effective GIM:   7.81
          Overall Rate:   10.69%
       Equity Dividend:   10.69%
    Sales Price Per SF:   $55.27

COMMENTS:   The Food World anchor building was recently completed in 1996. At the time of sale only 2,700 SF of local shop space was vacant. The
            Food World Grocery Store has 51,207 SF. Two of the other small tenants are Movie Galley & the state liquor store. The buyers expenses are based on taxes of $0.41/SF, insurance of $0.08/SF, CAM of $0.30/SF, Reserves of $0.10/SF and a management fee of 4%. The vacancy is based on 5% of local shop space. The gross annual income includes expense recovery income.


--------------------------------------------------------------------------------
                                                                         Page 71
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROJECT DATA

    Comp_Code:  219
 Project Name:  Pine Valley Shopping Center
     Location:  3600 South College Road, Wilmington, NC
       County:  New Hanover
      Grantor:  Prime Properties Ventures, LLC
      Grantee:  Pine Valley Commercial Center Number One

PROPERTY DATA

Net Rentable Area (SF):   60,000
             Land Size:   5.38
   Land/Building Ratio:   3.9:1
            Year Built:   1990
             Occupancy:   100%
          Construction:   1-story masonry with stucco cover
             Condition:   Good
        Anchor Tenants:   Food Lion and Revco (71%)

  Date of Sale:    04/28/96           Book/Page:         2024 / 927

  Map(s):          N/A

  Parcel(s):       N/A

TRANSACTION DATA

  Actual Consideration:    $4,400,000          Cash Equivalent: $4,400,000

  Financing:               All cash to seller

  First Mortgage:          $0

  Other Mortgages:         $0

  Total Mortgages:         $0                  Actual Equity:    $4,400,000

  Verified By:             Phil Krauss


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                                                                         Page 72
(C)1997 Huber & Lamb Appraisal Group, Inc.

--------------------------------------------------------------------------------

        OPERATING DATA:        Total $              Per SF             % of GAI

   Gross Annual Income:       $478,952               $7.98              100.00%
          Less Vacancy:       ($14,369)             ($0.24)              -3.00%
                             ---------             -------               ------
Effective Gross Income:       $464,583               $7.74               97.00%
         Less Expenses:       ($24,583)             ($0.41)              -5.13%
                             ---------            --------               ------
  Net Operating Income:       $440,000               $7.33               91.87%
          Debt Service:             $0               $0.00                0.00%
                                    --               -----                -----
             Cash Flow:       $440,000               $7.33               91.87%

    UNITS OF COMPARISON   Actual

                   GIM:   9.19
         Effective GIM:   9.47
          Overall Rate:   10.00%
       Equity Dividend:   10.00%
    Sales Price Per SF:   $73.33

COMMENTS:   This neighborhood center is in a good location in a growth corridor south of Wilmington. The buyer indicated that approximately 85% of the cash flow was derived from a credit tenant base. The buyer also indicated that the center was purchased on a 10% overall capitalization rate. The appraisers only had access to the NOI.
            Therefore, the appraisers have estimated the gross income, vacancy and expenses.


--------------------------------------------------------------------------------
                                                                         Page 73
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROJECT DATA

   Comp_Code:  204
Project Name:  North Nixson Marketplace Shopping Center
    Location:  Hixson Place and Camp Columbus Road,
               Chattanooga, TN
      County:  Hamilton
     Grantor:  North Nixson, LLC
     Grantee:  Amberjack, Ltd.

PROPERTY DATA

Net Rentable Area (SF):   63,270
             Land Size:   9.24 acres
   Land/Building Ratio:   6.4:1
            Year Built:   1995
             Occupancy:   96%
          Construction:   1-story with split face block
             Condition:   Good
        Anchor Tenants:   Winn Dixie & Big "B" Drugs (83%)

  Date of Sale:           03/15/96              Book/Page:          N / A

  Map(s):                 N/A

  Parcel(s):              N/A

TRANSACTION DATA

  Actual Consideration:     $4,760,000          Cash Equivalent: $4,760,000

  Financing:                All cash to seller

  First Mortgage:           $0

  Other Mortgages:          $0

  Total Mortgages:          $0                  Actual Equity:    $4,760,000

  Verified By:              Dick Schmalz (205-871-23617)


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                                                                         Page 74
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                                    Retail Center Sale Comparable No. 3, cont'd.
--------------------------------------------------------------------------------

        OPERATING DATA:         Total $          Per SF             % of GAI

   Gross Annual Income:        $623,083           $9.85              100.00%
          Less Vacancy:        ($13.057)         ($0.21)              -2.10%
                              ---------         -------               ------
Effective Gross Income:        $610,026           $9.64               97.90%
         Less Expenses:       ($127.697)         ($2.02)             -20.49%
                             ----------         -------              -------
  Net Operating Income:        $482,329           $7.62               77.41%
          Debt Service:              $0           $0.00                0.00%
                                     --           -----                -----
             Cash Flow:        $482,329           $7.62               77.41%

    UNITS OF COMPARISON   Actual

                   GIM:   7.64
         Effective GIM:   7.80
          Overall Rate:   10.13%
       Equity Dividend:   10.13%
    Sales Price Per SF:   $75.23

COMMENTS:   This is a one-story neighborhood shopping center with split-face conc. block exterior walls and synthetic stucco on a steel stud canopy. Other tenants are Movie Gallery and Sally's Beauty Salon.
            Tenant expenses are CAM, taxes and insurance. At the time of sale, there were two vacant local shops containing 2,400 SF. Expense contributions included in potential gross income and local vacancy.
            The vacancy is based on 10% of local shop income plus expense contributions. The expenses are based on 4% management, excluding contributions, $1.59/SF for taxes, CAM and insurance plus $0.10/SF for reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/SF.


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                                                                         Page 75
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                                            RETAIL CENTER SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROJECT DATA

   Comp_Code:  203
Project Name:  Village at Moody Shopping Center
    Location:  NEC of IH-20 and US Highway 411, Moody, AL
      County:  St. Clair
     Grantor:  FS Partnership, Ltd.
     Grantee:  Birmingham Realty

PROPERTY DATA

Net Rentable Area (SF):   60,800
             Land Size:   8.43 acres
   Land/Building Ratio:   6:1
            Year Built:   1995
             Occupancy:   Good
          Construction:   1-story masonry
             Condition:   100%
        Anchor Tenants:   Winn Dixie (72.4%)

   Date of Sale:     02/14/96             Book/Page:       261 / 313

   Map(s):           59-26-2-10             0-1

   Parcel(s):        16.000

TRANSACTION DATA

   Actual Consideration:    $4,485,000          Cash Equivalent: $4,485,000

   Financing:               Loan assumption.

   First Mortgage:          $3,000,000

   Other Mortgages:         $0

   Total Mortgages:         $3,000,000          Actual Equity:    $1,485,000

   Verified By:             Paul Spina (205-733-1131)


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                                    Retail Center Sale Comparable No. 4, cont'd.
--------------------------------------------------------------------------------

        OPERATING DATA:        Total $              Per SF             % of GAI

   Gross Annual Income:       $533,922               $8.78              100.00%
          Less Vacancy:        ($9,920)             ($0.16)              -1.86%
                              --------             -------               ------
Effective Gross Income:       $524,002               $8.62               98.14%
         Less Expenses:       ($90,572)             ($1.49)             -16.96%
                             ---------             -------              -------
  Net Operating Income:       $433,430               $7.13               81.18%
          Debt Service:             $0               $0.00                0.00%
                                    --               -----                -----
             Cash Flow:       $433,430               $7.13               81.18%

    UNITS OF COMPARISON   Actual

                   GIM:   8.40
         Effective GIM:   8.56
          Overall Rate:   9.66%
       Equity Dividend:   N/A
    Sales Price Per SF:   $73.77

COMMENTS:   The in-line one-story masonry neighborhood shopping center has brick veneer on the front and sides. Concrete block covers the rear. At the time of sale, this center was less than one year old and did not have a complete year of operating history. Potential gross income includes contract rent plus estimated expense contributions. The expenses include a 4% management fee, taxes at $0.58/SF. This center is located at the northeast corner of IH-20 and US Highway 411 in Moody Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


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                                            RETAIL CENTER SALE COMPARABLE NO. 5:
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

PROJECT DATA

    Comp_Code:  221
 Project Name:  Oak Harbor Square
     Location:  200-214 E. Beach Blvd./US-90, Long Beach, MS
       County:  Harrison
      Grantor:  Breslin Realty
      Grantee:  Realty Trust Group

PROPERTY DATA

 Net Rentable Area (SF):   129,000
              Land Size:   6.40 Acres
    Land/Building Ratio:   2.2:1
             Year Built:   1990
              Occupancy:   100%
           Construction:   Masonry
              Condition:   Good
         Anchor Tenants:   K-Mart & Sav-A-Center (95%)

Date of Sale:     09/19/96          Book/Page:      1348 / 391


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                                                                         Page 78
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                                    Retail Center Sale Comparable No. 5, cont'd.
--------------------------------------------------------------------------------

Map(s):                   62G-01

Parcel(s):                001.003

TRANSACTION DATA

Actual Consideration:    $6,000,000         Cash Equivalent: $6,000,000

Financing:               All cash to seller.

First Mortgage:          $0

Other Mortgages:         $0

Total Mortgages:         $0                 Actual Equity:    $6,000,000

Verified By:             Andy Weigel (760-341-3166) and


        OPERATING DATA:        Total $              Per SF             % of GAI

   Gross Annual Income:       $807,000               $6.26              100.00%
          Less Vacancy:        ($3,900)             ($0.03)              -0.48%
                              --------             -------               ------
Effective Gross Income:       $803,100               $1.97               99.52%
         Less Expenses:      ($254,000)             ($1.97)             -31.47%
                            ----------             -------              -------
  Net Operating Income:       $549,100               $4.26               68.05%
          Debt Service:             $0               $0.00                0.00%
                                    --               -----                -----
             Cash Flow:       $549,100               $4.26               68.05%

    UNITS OF COMPARISON  Actual

                   GIM:    7.43
         Effective GIM:    7.47
          Overall Rate:    9.15%
       Equity Dividend:    9.15%
    Sales Price Per SF:  $46.51

COMMENTS:   This transaction was a 1031 exchange. Other tenants are Super Video and Fantastic Sam's. This property is located on the north side of US-90, which runs parallel with the beach. Immediately south of US-90 is a pleasure boat marina. The owner provided limited data regarding income expenses, therefore, the appraiser estimated some of the operating data. The gross annual income includes the expense recovery. The taxes, insurance and CAM are based on the buyer's proforma $1.61/SF. The expense also includes 4% management, $0.10/$F reserves and $0.01/SF for administration. Vacancy is based on 5% of local shop income.


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                                                                         Page 79
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

                              COMPARABLE SALES MAP

                                [GRAPHIC OMITTED]


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                                                                         Page 80
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                                            SALES COMPARISON APPROACH - ANALYSIS
================================================================================

Comparable Improved Sales Summary

======================================================================================
Sale No.          Subject           1            2             3          4          5
--------------------------------------------------------------------------------------
Name/Address                Southland         Pine         North    Village        Oak
                                Plaza       Valley        Nixson   at Moody     Harbor
                             Shopping     Shopping   Marketplace   Shopping     Square
                              Center,      Center,      Shopping    Center,   Shopping
                             Decatur,   Wilmington       Center,     Moody,    Center,
                                   AL           NC   Chattanooga         AL       Long
                                                            , TN                Beach,
                                                                                    MS
--------------------------------------------------------------------------------------
Sale Date         Current    02/01/97     04/28/96      03/15/96   02/14/96   09/19/96
--------------------------------------------------------------------------------------
Year Built           1989      1970 &         1990          1995       1995       1990
                                 1996
--------------------------------------------------------------------------------------
Occupancy             96%         97%         100%           96%       100%       100%
--------------------------------------------------------------------------------------
Size               62.859     123,031       60,000        63,270     60,800    129,000
--------------------------------------------------------------------------------------
%Credit/Anchor        80%         42%          71%           83%        72%        95%
--------------------------------------------------------------------------------------
SP/SF                 N/A      $55.27       $73.33        $75.23     $73.77     $46.51
--------------------------------------------------------------------------------------
NOI/SF              $7.75       $5.91        $7.33         $7.62      $7.13      $4.26
--------------------------------------------------------------------------------------
GIM                   N/A        7.56         9.19          7.64       8.40       7.43
--------------------------------------------------------------------------------------
NOI/GPI           80.844%      80.83%       91.87%        77.41%     81.18%     68.05%
======================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Introduction

      A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report.

Comparison of Important Factors Affecting SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

Subject:
        Primary Negative Factors:   None
        Primary Positive Factors:   Percentage of anchor

Sale No. 1 - Southland Plaza Shopping Center, Decatur, AL:
        Inferior Factors
          Compared to Subject:      Lower percentage of anchor space
        Superior Factors


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                                    Sales Comparison Approach- Analysis, cont'd.
--------------------------------------------------------------------------------

          Compared to Subject:      None
        Overall Comparison
        to Subject:                 Inferior before adjustments and after

Sale No. 2 - Pine Valley Shopping Center, Wilmington, NC:
        Inferior Factors
          Compared to Subject:      None
        Superior Factors
          Compared to Subject:      Superior market
        Overall Comparison
        to Subject:                 Superior before adjustment and similar after

Sale No. 3 - North Nixson Marketplace Shopping Center,
        Inferior Factors
          Compared to Subject:      None
        Superior Factors
          Compared to Subject:      Superior market
        Overall Comparison
        to Subject:                 Superior before adjustment and similar after

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
        Inferior Factors
          Compared to Subject:      None
        Superior Factors
          Compared to Subject:      Slightly newer center
        Overall Comparison
        to Subject:                 Superior before adjustment and similar after

Sale No. 5 - Oak Harbor Square Shopping Center, Long Beach, MS:
        Inferior Factors
          Compared to Subject:      None
        Superior Factors
          Compared to Subject:      Higher percentage of anchor space
        Overall Comparison
        to Subject:                 Superior before adjustments and after

Most Comparable Sales:              Nos. 2, 3 and 4

      Comment: Sale Nos. 2, 3 and 4 have the most similar income and risk characteristics as the subject. This is primarily related to the percent of anchor space and the risk associated with the anchors. Sale No. 5, which is located along the Mississippi Gulf Coast, has a significantly superior anchor percentage of 95%. Kmart has had financial difficulties due to competition from stronger competitors and has undergone significant fiscal restructuring with the closing of several hundred stores in 1995 and 1996; however, discussions with brokers and investors indicate that Kmart is no longer considered a high risk tenant because most store closings have been announced. Thus, despite its proximity to the subject, the anchor and anchor percentage is considered superior to the subject. Thus, the adjusted price per square foot range of Sale Nos. 2, 3 and 4 are most comparable to the subject property and given most weight.


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                                                                         Page 82
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

                                   Sales Comparison Approach - Analysis, cont'd.
--------------------------------------------------------------------------------

Sale Price Per Square Foot Method

Description:                        The Price Per Square Foot indicator is a
                                    general common denominator which encompasses all influences without specifically identifying their impact. It is most affected by location, size, age/condition, and existing leases at above or below market levels, if a rental property. This indicator is derived by dividing the sales price by the net rentable area.

NOI/SF Adjustment Technique:        A wide range produced by this method
                                    indicates that the comparable sales have varying income-producing capabilities attributable to differences in age, location, size and quality. In order to adjust for these differences, a multiplier is obtained by dividing the subject's NOI/SF by the NOI/SF of each comparable sale. The resulting multiplier is then applied to the sales price/SF of each comparable resulting in an indicated price/SF for the subject property. The grid displays this technique.

NOI/SF Adjustment Analysis

            Sale No.    NOI/SF       SP/SF      Multiplier    Adj. SP/SF
            --------    ------       -----      ----------    ----------

              5         $4.26        $46.51       1.8193        $84.62

              1         $5.91        $55.27       1.3114        $72.48

              4         $7.13        $73.77       1.0870        $80.19

              2         $7.33        $73.33       1.0573        $77.53

              3         $7.62        $75.23       1.0171        $76.52

            Subj.       $7.75          ---          ---           ---

            Note: Above chart is sorted based on ascending NOI/SF's.

      Comments/Analysis: Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. Sale Nos. 2, 3 and 4 are the most similar to the subject in income producing ability, tenant mix, and location. Based on the adjusted sale price per square foot of the previously identified most comparable sales and considering the sale requiring the least adjustment the indicated market value per square foot range for the subject property is $76.50 to $80.00. The calculations are presented as follows.


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                                                                         Page 83
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

                                   Sales Comparison Approach - Analysis, cont'd.
--------------------------------------------------------------------------------

                            SP/SF Method Calculations

                                                 Value Est.,
               Size             SP/SF Est.        Rounded

             62,859 SF     x      $76.50     =   $4,810,000

             62,859 SF     x      $80.00     =   $5,030,000

Gross Income Multiplier Method

Description:                        The Gross Income Multiplier illustrates
                                    relationship between the sales price and revenue stream of a property. Investments are often acquired on the basis of a multiple either of their current or potential income flow. Because this indicator is a good reflection of the motives purchasers, it is considered to be a realistic assessment of market tendencies.

NOI/Gross Potential Income
 Ratio Comparison of GIM's:         GIM's are typically influenced by the
                                    relationship between the net operating
                                    income and gross potential income as
                                    measured by the net operating income to
                                    gross income ratio (NOI/GPI ratio). The
                                    sales with the most similar NOI/GPI ratios are typically considered to be the most comparable to the appraised property all other factors being equal. The following chart summarizes the comparison of the GIM's to the comparable sales' NOI/GPI ratio as well as comparing the NOI/GPI ratio of the comparable sales to the subject's NOI/GPI ratio.

                            NOI/GPI to GIM Comparison

                      Sale No.      NOI/GPI%          GIM
                      --------      --------          ---
                         5           68.05%          7.43
                         3           77.41%          7.64
                         1           80.83%          7.56
                       Subj.         80.84%           ---
                         4           81.18%          8.40
                         2           91.87%          9.19

            Note: Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis:Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject


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                                                                         Page 84
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

                                   Sales Comparison Approach - Analysis, cont'd.
--------------------------------------------------------------------------------

previously discussed, the subject's GIM should be above Sale No. 1 and 3 and below Sale No. 4. Both of these sales were one of the most comparable sales prevously identified. Thus, the GIM range estimated for the subject is 8.00x to 8.30x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                   Value Est.,
               Gross Inc.        GIM Est.            Rounded

               $602,660     x      8.00      =      $4,820,000

               $602,660     x      8.30      =      $5,000,000

Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges

            Method             Value Range
                    -----------------------------------
            SP/SF:    $4,810,000    to     $5,030,000

             GIM:     $4,820,000    to     $5,000,000

      Comment/Analysis: Sale Nos. 2, 3 and 4 were identified as the most comparable to the subject and were given most weigth in deriving the value range. The subject anchor tenant has an inferior credit rating as compared to the most comparable sales. Therefore, the subject's value is estimated at the lower end of the sales price per square foot value range.

      The value ranges previously derived represent an as stabilized value range for the subject property. The subject center is 96% economically leased. Therefore, there are no deductions for the prospective value upon completion.


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                                                                         Page 85
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

                                   Sales Comparison Approach - Analysis, cont'd.
--------------------------------------------------------------------------------

                            Sales Comparison Approach
                              As Is Value Estimate

                 Current Stabilized Value               $4,850,000
                 Estimate

                 Less: Deferred Maintenance                      0

                 Less: Lease-Up Costs to
                 Stabilization                                   0
                                                        ----------
                 As Is Value Estimate                   $4,850,000
                                                        ==========

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:     $4,850,000

    Implied SP/SF:                                $77.16

    Implied GIM:                                    9.46


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                                                                         Page 86
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

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Introduction

      The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

      This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

      The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

        Quantity:   Rental comparables have been gathered from similar
                    properties to show current market rents.

        Quality: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

        Durability: This is reflected in the vacancy of the area.

      In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

      The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.


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                                                                         Page 87
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

                                         Income Capitalization Approach, cont'd.
--------------------------------------------------------------------------------


                                                 Comparable Improved Rental Data
--------------------------------------------------------------------------------


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                                                                         Page 88
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                                                   RETAIL RENT COMPARABLE NO. 1:
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

PROJECT DATA

Project Name:  Zuppardo's Long Beach Village Shopping Center
    Location:  NWQ of Railroad St & Cleveland Ave., Long
               Beach, MS
      County:  Harrison

PROPERTY DATA

   Rentable Area (SF):  55,000
           Year Built:  1996
         Construction:  1-story masonry
           Bay Depths:  65'
       Anchor Tenants:  Winn-Dixie

RENTAL DATA

       Quoted Rate/SF:  $10.50 to $12.50
   Existing Rate Range
       Anchor Tenants:  N/A
           Spec Space:  N/A
     Restaurant Space:  N/A


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                                                                         Page 89
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

                                           Retail Rent Comparable No. 1, cont'd.
--------------------------------------------------------------------------------

LEASE TERMS

         Lease Basis:  Triple-net
  Typical Lease Term:  5-years
          CAM Charge:  $1.20/SF
    Escalator Clause:  CPI
          Finish-Out:  Negotiable
   Rental Concessions  None

Occupancy Rate:   100%       Historical Occupancy Rate:N/A

Verified By:      Joe Zuppardo (504-834-1970)

Date:             08/26/97                 Comp Code: 325

COMMENTS:   This new neighborhood center has two outlet sites available for lease by the owner. This center is located across the street from the local high school.


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                                                                         Page 90
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                                                   RETAIL RENT COMPARABLE NO. 2:
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

PROJECT DATA

Project Name:  Oak Harbor Square Shopping Center
    Location:  200-214 E. Beach Blvd./US-90, Long Beach, MS
               Harrison
      County:

PROPERTY DATA

   Rentable Area (SF):  129,000
           Year Built:  1990
         Construction:  1-story
           Bay Depths:  100'
       Anchor Tenants:  K-Mart and Sav-A-Center

RENTAL DATA

      Quoted Rate/SF:  $12.00/SF - $14.00/SF
  Existing Rate Range
      Anchor Tenants:  $5.00/SF & $7.50/SF, respectively
          Spec Space:  N/A
    Restaurant Space:  N/A


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                                                                         Page 91
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

                                           Retail Rent Comparable No. 2, cont'd.
--------------------------------------------------------------------------------

LEASE TERMS

         Lease Basis:   Triple-net

  Typical Lease Term:   3 to 5 years

          CAM Charge:   $1.61/SF

    Escalator Clause:   CPI

          Finish-Out:   Negotiable

   Rental Concessions   Negotiable

Occupancy Rate:    95%                Historical Occupancy Rate:     100%

Verified By:       Andy Weigel (760-341-3166)

Date:              08/20/97                        Comp_Code:     326

COMMENTS:   Other local tenants are Super Video and Fantastic Sam's. This property is located on the northside of US-90, which runs parallel with the beach. Immediately south across US-90 is a pleasure boat marina.


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                                                   RETAIL RENT COMPARABLE NO. 3:
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

PROJECT DATA

Project Name:     Delchamps Plaza Shopping Center

    Location:     360 Pass Road, Gulfport, MS

      County:     Harrison

PROPERTY DATA

Rentable Area (SF):     61,894

        Year Built:     1988

      Construction:     1-story

        Bay Depths:     60' (local space)

    Anchor Tenants:     Delchamps & Big "B" Drugs

RENTAL DATA

    Quoted Rate/SF:     $9.45 to $11.00

Existing Rate Range

    Anchor Tenants:     N/A

        Spec Space:     N/A

  Restaurant Space:     N/A


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                                                                         Page 93
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

                                           Retail Rent Comparable No. 3, cont'd.
--------------------------------------------------------------------------------

LEASE TERMS

       Lease Basis:     Triple-net

Typical Lease Term:     3 to 5 years

        CAM Charge:     $1.21/SF

  Escalator Clause:     5%

        Finish-Out:     Negotiable

 Rental Concessions     None

Occupancy Rate:   100%        Historical Occupancy Rate:      100%

Verified By:      Elaine Barnes (800-662-8966)

Date:             08/21/97               Comp_Code:           327

COMMENTS:   This property is located on the northside of Pass Road between Jody
            Nelson Drive and "E" Avenue. Other major tenants in this center are Video City USA, Little Caesar's and Commercial Credit.


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                                                                         Page 94
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

                                                   RETAIL RENT COMPARABLE NO. 4:
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

PROJECT DATA

Project Name:     Handsboro Square Shopping Center

    Location:     1355 E. Pass Rd., Gulf port, MS

      County:     Harrison

PROPERTY DATA

Rentable Area (SF):     160,000

        Year Built:     1983

      Construction:     1-story masonry

        Bay Depths:     70'

    Anchor Tenants:     K-Mart & Jitney Jungle

RENTAL DATA

    Quoted Rate/SF:     $10.00 to $12.00

Existing Rate Range

    Anchor Tenants:     N/A

        Spec Space:     N/A

  Restaurant Space:     N/A


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                                                                         Page 95
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                                           Retail Rent Comparable No. 4, cont'd.
--------------------------------------------------------------------------------

LEASE TERMS

       Lease Basis:     Triple-net

Typical Lease Term:     5 years minimum

        CAM Charge:     $1.00/SF

  Escalator Clause:     None

        Finish-Out:     No

 Rental Concessions     No

Occupancy Rate:   98%      Historical Occupancy Rate:                100%

Verified By:      Mandy Campanella (800-421-5327)

Date:             08/21/97           Comp_Code:                      328

COMMENTS:   This center is located at the southwest corner of East Pass Road and
            Cowan Street. Other local tenants are Pizza Hut Delivery and Aaron's
            Rental Purchase.


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

                       =================================
                               COMPARABLE RENT MAP
                       =================================

                                [GRAPHIC OMITTED]


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                                                                         Page 97
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                                              ANALYSIS OF POTENTIAL GROSS INCOME
================================================================================

Current Subject Property Status

                       Subject Existing Rent Roll Summary

===================================================================================================
                                                          Lease
Suite                       Size      Lease     Lease      Term     Rent        Lease       Annual
  #     Tenant              (SF)      Begin       End     (Yrs.)    /SF          Type        Rent
---------------------------------------------------------------------------------------------------
1       Delchamps         35,059      06/89     07/09       20      $8.58        NNN      $300,806
---------------------------------------------------------------------------------------------------
2       Big 'B'            9,000      05/89     06/99       10      $7.50        NNN       $67,500
        Drugs
---------------------------------------------------------------------------------------------------
3       Quick Clean        1,400      01/97     02/00       3       $10.44       NNN(1)    $14,616
        Cleaners
---------------------------------------------------------------------------------------------------
4       H & R Block        1,500      03/96     04/99       3       $8.00        NNN(1)    $12,000
---------------------------------------------------------------------------------------------------
5       Healthnut          1,200      08/95     09/97       1       $8.50        NNN(1)    $10,200
---------------------------------------------------------------------------------------------------
6       Family             6,000      11/88     12/98       10      $5.30        NNN(1)    $31,800
        Dollar
---------------------------------------------------------------------------------------------------
7       On Location        1,500      05/93     06/96       3       $8.50        NNN(1)    $12,750
        Video
---------------------------------------------------------------------------------------------------
8       Vacant             1,200         --     --          --      $9.00        NNN(1)    $10,800
---------------------------------------------------------------------------------------------------
9       Vacant             1,200         --     --          --      $9.00        NNN(1)    $10,800
---------------------------------------------------------------------------------------------------
10      Smokey's           1,200         --     --          *       $8.50        NNN(1)    $10,200
---------------------------------------------------------------------------------------------------
11      Curves for         1,200         --     --          *       $8.50        NNN(1)    $10,200
        Women
---------------------------------------------------------------------------------------------------
12      Consistently       1,200      08/97     09/01       3       $9.50        NNN(2)    $11,400
        Excellent
        Pizza
---------------------------------------------------------------------------------------------------
13      Subway             1,200      03/96     04/99       3       $7.95        NNN(2)     $9,540
---------------------------------------------------------------------------------------------------
Total/Average             62,859 Square Feet                        $8.15                 $512,612
===================================================================================================

      Note: Vacant Space Current Rent/SF input at market rent estimates.

*Lease renewal under negotiation.
1. Absolute-net lease
2. Triple-net plus management fee

Tenancy:                          Multi-tenant
Square Feet Occupied:             60,459 SF
Square Feet Vacant - Shell:       0 SF
Square Feet Vacant -
  2nd Generation:                 2,400 SF
Rent Trend:                       Stable
Historical Tenant Finish:
      New Lease:                  None
      Refinish:                   None

      Comments/Analysis: The most recent lease agreement was with Consistently Excellent Pizza for $9.50/SF for 3-years in August of this year. The risk for restaurant space can be significant, due to the high failure rate. Quick Clean Cleaners signed a new lease in January of 1997 for $10.44/SF for 3-years. The tenant build-out was


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                                     Analysis of Potential Gross Income, cont'd.
--------------------------------------------------------------------------------

extensive for Quick Clean Cleaners. The current asking rental rate for local shop space is $9.00/SF.

Comparable Rental Analysis/Subject Estimated Market Rents

Introduction

      In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental datapreviously presented.

Summary of Comparable Improved Rental Data

====================================================================================================================================
Rent No.                  Subject                 1                         2                         3                     4
------------------------------------------------------------------------------------------------------------------------------------
Name/Address             Delchamps         Zuppardo's Long              Oak harbor             Delchamps Plaza          Handsboro
                           Plaza            Beach Village            Square Shopping               Shopping          Square Shopping
                         Shopping         Shopping Center,             Center, Long                Center,              Center,
                          Center              ong Beach                   Beach                    Gulfport             Gulfport
------------------------------------------------------------------------------------------------------------------------------------
Size(SF)                62,859                    55,000                   129,000                    1,894                 160,000
------------------------------------------------------------------------------------------------------------------------------------
Year Built                1989                      1996                      1990                     1988                    1983
------------------------------------------------------------------------------------------------------------------------------------
Occupancy                  96%                      100%                       95%                     100%                     98%
------------------------------------------------------------------------------------------------------------------------------------
Quoted Rate/SF             N/A          $10.50 to $12.50          $12.00 to $14.00          $9.45 to $11.00       $10.000 to $12.00
------------------------------------------------------------------------------------------------------------------------------------
Tenant                     N/A                Triple-net                Triple-net               Triple-net              Triple-net
Expenses
------------------------------------------------------------------------------------------------------------------------------------
CAM Charge                 N/A                  $1.20/SF                  $1.61/SF                 $1.21/SF                $1.00/SF
------------------------------------------------------------------------------------------------------------------------------------
Rental                     N/A                      None                Negotiable                     None                    None
Concessions
------------------------------------------------------------------------------------------------------------------------------------
Effective Rate/SF                       $10.50 to $12.50          $12.00 to $14.00          $9.45 to $11.00        $10.00 to $12.00
====================================================================================================================================

      All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarized the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

Comparison to Subject

Subject:
      Primary Negative Factors:     None
      Primary Positive Factors:     General location along a secondary
                                    commercial traffic artery.


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                                     Analysis of Potential Gross Income, cont'd.
--------------------------------------------------------------------------------

Rent No. 1 - Zuppardo's Long Beach Village Shopping Center, Long Beach:
     Inferior Factors
       Compared to Subject:     None
     Superior Factors
       Compared to Subject:     New property
     Tenant Expenses:           Similar; no adjustment required
     Overall Comparison
       to Subject:              Superior

Rent No. 2 - Oak Harbor Square Shopping Center, Long Beach:
     Inferior Factors
       Compared to Subject:     None
     Superior Factors
       Compared to Subject:     Highly trafficked location along Beach
                                Boulevard/US-90
     Tenant Expenses:           Similar; no adjustment required
     Overall Comparison
       to Subject:              Superior

Rent No. 3 - Delchamps Plaza Shopping Center, Gulfport:
     Inferior Factors
       Compared to Subject:     None
     Superior Factors
       Compared to Subject:     Highly trafficked location along Pass Road
                                in Gulf port; higher population density
     Tenant Expenses:           Similar; no adjustment required
     Overall Comparison
       to Subject:              Slightly superior

Rent No. 4 - Handsboro Square Shopping Center, Gulfport:
     Inferior Factors
       Compared to Subject:     Older center
     Superior Factors
       Compared to Subject:     Highly trafficked location along Pass Road
                                in Gulfport; higher population density
     Tenant Expenses:           Similar; no adjustment required
     Overall Comparison
       to Subject:              Superior

Most Comparable Rentals:        No. 3

      Conclusions/Analysis: A comparison of the comparable rental data indicates that most of the properties benefit from their superior locations along high traffic thoroughfares, age, condition and their tenant's visibility to drive-by traffic account for significant variances in rental rates. Sale No. 3 is the most similar in tenant mix, size and age; however, the location is slightly superior. After reviewing the subject's leases and current quoted rent as well as the rent comparable data, the following market lease rate ranges are supported for local shop space.


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                                     Analysis of Potential Gross Income, cont'd.
--------------------------------------------------------------------------------

Estimated Market Rate:
   Small Local Space:       $9.00/SF
   Family Dollar:           $7.00/SF
   Big 'B' Drugs:           $7.50/SF

Expense Recoveries:
   Analysis:                All of the comparable anchor lease rates were
                            based on a triple net basis. Six of the local shop tenants have absolute-net leases. However, two other tenants, do pay their pro rata share of the management fee on top of the CAM, taxes and insurance.

   Conclusion:              Market lease rates based on the following
                            expense recovery: Mixture of triple-net to absolute-net.

      Inasmuch as the subject is an existing property with several leases in place, the existing contract rents and expense recoveries are utilized for occupied space and the market lease rates and expense recovery for vacant spaces are utilized in the Stabilized Operating Statement which follows the Analysis of Expenses.


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                                                                        Page 101
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

                                                            ANALYSIS OF EXPENSES
================================================================================

Expense History

$/SF History Compared to Appraiser's Estimate

Expense Item        1994            1995            1996           Estimate
------------        ----            ----            ----           --------
Management          $0.38           $0.40           $0.47           $0.38

Taxes:              $0.83           $0.83           $0.84           $0.84

Insurance:          $0.15           $0.15           $0.14           $0.15

CAM:                $0.24           $0.23           $0.74           $0.25

Administration:     $0.00           $0.00           $0.00           $0.01

Reserves:           $0.00           $0.00           $0.00           $0.10

Subtotal            $1.60           $1.61           $2.19           $1.73

Vacancy & Collection Loss           Vacancy & collection loss is an allowance
    Expense Description:            for reductions in potential income
                                    attributable to vacancies, tenant turnover and nonpayment of rent. The allowance is usually estimated as a percentage of potential gross income, which varies depending on the type and characteristics of the physical property, the quality of tenants, current and projected supply and demand, and general and local economic conditions. The percentage rate recognized reflects typical investor expectations over the specific holding period assumed or projected.

Subject Data:
    Tenancy:                        Multi-tenant
    Current Occupancy:              96%

Market Data:
    Submarket:                      97.4%
    Submarket Years Supply:         Equilibrium

Analysis:                           Based on a review of the market data above
                                    as well as the subject's current vacancy, a vacancy and collection loss of 5% of local shop space is believed to appropriately recognize potential tenant turnover and collection loss over the holding period.


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                                                                        Page 102
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                                                   Analysis of Expenses, cont'd.
--------------------------------------------------------------------------------

     Estimated Vacancy &
       Collection Loss:             5% of local shop space

Management:
     Expense Description:           The subject must be considered as an
                                    investment under prudent management. A
                                    charge is made to reflect either the owner's input of time and attention or that of a professional agent. The expense would include the collection of rents, supervision of all maintenance, etc.

     Analysis:                      The proforma annual management fee for the
                                    subject property is 4.0% of the Effective
                                    Gross Income. This is consistent with local practices.

     Estimated Management:          4.0%

Real Estate Taxes:                  See previously presented Real Estate Tax
                                    Analysis for detailed analysis and expense history.

     Estimated Real Estate
         Taxes:                     $52,876, or $0.84/SF

Insurance:
     Expense Description:           The subject property will be insured against
                                    losses arising out of fire, casualty, and liability. Other various extended coverages are also provided for under this policy.

     Analysis:                      The subject's expenses history reflects an
                                    expense of $0.15/SF. Based on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.15/SF annually is judged appropriate for the subject.

     Estimated Insurance:           $0.15/SF

Common Area Maintenance
(CAM):
     Expense Description:           The common area maintenance charge covers
                                    all trash removal, common area maintenance, certain recoverable administrative expenses, landscaping charges and common area utilities and any other common area expenses.

     Analysis:                      The subject's expenses history reflects an
                                    expense of $0.74/SF. Based on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.25/SF annually is judged appropriate for the subject. Therefore, the CAM


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                                                                        Page 103
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                                                   Analysis of Expenses, cont'd.
--------------------------------------------------------------------------------

                                    expense estimate is based upon the 1996
                                    proforma expenses.

     Estimated CAM:                 $0.01/SF

Administration:                     The administrative expense consists of
     Expense Description:           non-recoverable administrative expenses such
                                    as legal expenses and other miscellaneous expenses that are not passed through to the tenant in the common area expense recovery.

     Analysis:                      The subject's expenses history reflects no
                                    significant administration expense. Based on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.01/SF annually is judged appropriate for the subject.

     Estimated                      $0.25/SF
Administration:

Reserves:
     Expense Description:           A reserves or replacement allowance provides
                                    for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.

     Analysis:                      The reserves expense estimate is based
                                    primarily on the typical expense recognized by buyers as compared to a calculated type estimate Based upon the age and condition of the property and typical buyer actions, the reserves expense estimate is $0.10/SF.

     Estimated Reserves:            $0.10/SF


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                                                                        Page 104
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                                                   Analysis of Expenses, cont'd.
--------------------------------------------------------------------------------

Estimated Expense Summary

                            Management           4.0%   EGI   =     $23,838
                            Taxes:             $0.84    /SF   =     $52,876
                            Insurance:         $0.15    /SF   =      $9,429
                            CAM:               $0.25    /SF   =     $15,715
                            Administration:    $0.01    /SF   =        $629
                            Reserves:          $0.10    /SF   =      $6.286
                                               -----               --------
                       Subtotal Expenses:      $1.73    /SF   =    $108,772


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                                                                        Page 105
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STABILIZED OPERATING STATEMENT
================================================================================
Gross Rental Income Potential:

                                                 Lease
                           Size (SF)              Rate
                           ---------              ----
   Anchors                  50,059       @      $7.99 /SF    =    $400,106
   Local Shop Space         12,800       @      $8.79 /SF    =    $112,506
                                                                  --------
   Gross Rent Income        62,859       @      $8.15 /SF    =    $512,612
   (See Rent Roll for Rent Allocation)

Plus: Expense Recovery
   Anchor @T          Triple-net                                   $68,146
   Local Shop @       Mixture of triple-net to absolute-net        $21,901
                                                                   -------
   Total Expense Recovery                                          $90,048

Total Income By Tenant Type Classification
   Anchor @                                                       $468,253
   Local Shop @                                                   $134,407
                                                                  --------
Total Gross Annual Income:                                        $602,660

Less: Vacancy/Collection Loss
   Anchor Income @                                 0%                   $0
   Local Shop Income @                             5%              ($6,720)
                                                                   --------

Effective Gross Income:                                           $595,939

Less Expenses

   Management            4.0%    EGI  =     $23,838
   Taxes:               $0.84    /SF  =     $52,876
   Insurance:           $0.15    /SF  =      $9,429
   CAM:                 $0.25    /SF  =     $15,715
   Administration:      $0.01    /SF  =        $629
   Reserves:            $0.10    /SF  =      $6,286
                        -----                ------
Subtotal Expenses:      $1.73    /SF  =    $108,772              ($108,772)
                                                                 ----------
Net Operating Income:                                             $487,168
                                                                  ========

NOI/SF:                            $7.75
NOI/Gross Rental Income            95.04%
NOI/Gross Income                   80.84%

                            CAPITALIZATION TECHNIQUE
           ===================================================
              NOI        /        OAR     =     Value Estimate
           $487,168      /       10.00%   =        $4,871,679

           Current Stabilized Value Estimate       $4,870,000
           Less: Deferred Maintenance                       0
           Less: Lease-Up Costs to Stabilization            0
                                                   ----------
           As Is Value Estimate                    $4,870,000


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                                                                        Page 106
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

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
================================================================================

Introduction

      Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparables. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

Improved Sales' Overall Rate Summary

===============================================================================================================================
Sale No.         Subject                      1                  2                    3                   4                 5
-------------------------------------------------------------------------------------------------------------------------------
                                     Southland         Pine Valley          North Nixon          Village at        Oak Harbor
Name/Address                           Plaza            Shopping            Marketplace            Moody             Square
                                     Shopping            Center,              Shopping            Shopping          Shopping
                                      Center,          Wilmington,            Center,             Center,         Center, Long
                                     Decatur, AL           NC               Chattanooga          Moody, AL          Beach, MS
-------------------------------------------------------------------------------------------------------------------------------
Sale Date         Current          02/01/97            04/28/96                03/14/96           02/14/96           09/19/96
-------------------------------------------------------------------------------------------------------------------------------
Year Built           1989            1970 &                1990                    1995               1995               1990
                                       1996
-------------------------------------------------------------------------------------------------------------------------------
Occupancy             96%               97%                100%                     96%               100%               100%
-------------------------------------------------------------------------------------------------------------------------------
Size(SF)           62,859           123,031              60,000                  63,270             60,800            129,000
-------------------------------------------------------------------------------------------------------------------------------
%                     80%               42%                 71%                     83%                72%                95%
Credit/Anchor
-------------------------------------------------------------------------------------------------------------------------------
Overall Rate          N/A            10.69%              10.00%                  10.13%               9.66%             9.15%
===============================================================================================================================

Note: All transaction data in the chart reflects each equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.


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                                                                        Page 107
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

                                 Analysis of Direct Capitalization Rate, Cont'd.
--------------------------------------------------------------------------------

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
     Primary Negative Factors:    None
     Primary Positive Factors:    Anchor percentage and quality of anchor

      Comment: As of the appraisal date, Jitney Jungle was in the process of buying out Delchamps. On August 29, 1997, Standard & Poors placed a B+ corporate credit rating on Jitney Jungle after considering the buyout and the debt required to complete the transaction. This rating is inferior to Winn Dixie, but slightly superior to Brunos, the parent company of Food World, Inc. The reader is directed to the Addenda for copies of recent articles addressing these issues.

Sale No. 1 - Southland Plaza Shopping Center, Decatur, AL:
     Inferior Factors
       Compared to Subject:       Lower percentage of anchor space
     Superior Factors
       Compared to Subject:       None
     Overall Comparison
       to Subject:                Inferior

Sale No. 2 - Pine Valley Shopping Center, Wilmington, NC:
     Inferior Factors
       Compared to Subject:       None
     Superior Factors
       Compared to Subject:       None
     Overall Comparison
       to Subject:                Similar

Sale No. 3 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
     Inferior Factors
       Compared to Subject:       None
     Superior Factors
       Compared to Subject:       None
     Overall Comparison
       to Subject:                Similar

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
     Inferior Factors
       Compared to Subject:       None


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                                 Analysis of Direct Capitalization Rate, Cont'd.
--------------------------------------------------------------------------------

    Superior Factors
     Compared to Subject:                       None
    Overall Comparison
     to Subject:                                Similar

Sale No. 5 - Oak Harbor Square Shopping Center, Long Beach, MS:

    Inferior Factors
     Compared to Subject:                       None
    Superior Factors
     Compared to Subject:                       95% anchors
    Overall Comparison
     to Subject:                                Superior

Most Comparable Sales:                          Nos. 2, 3 and 4

      Comment/Analysis: All of the sales are community or neighborhood shopping centers with moderate to strong anchors, which for the most part dominate the overall physical size of each center. Sale No. 1 had the smallest percent of anchor space. Sale No. 5 has a 95% anchor coverage of the space, far exceeding the subject property. Therefore, these two comparables are the least similar to the subject property. Analysis in the Sales Comparison Approach concluded that Sale Nos. 2, 3 and 4 are the most similar to the subject in the type of risk. Based on the relatively narrow range indicated by the most comparable sales, the appropriate overall rate for the subject is 10.00%.

Concluded OAR:                      10.00%

Analysis of Subject's Potential Mortgage Terms

Preliminary Analysis:               Several factors affect the potential real
                                    estate mortgage terms of any given property.
                                    These factors include, credit worthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans. The appraisers have had discussions with local mortgage brokers about long-term financing terms and bank loan officers about short term financing.

   Long-Term Financing:             Institutional lenders are typically
                                    establishing interest rates on the basis of 200 to 250 basis points above the comparable term U.S. Treasury Bond with a 7 to 10 year term, 20 to 25 year amortization and 70% to 75% loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.


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                                 Analysis of Direct Capitalization Rate, Cont'd.
--------------------------------------------------------------------------------

   Bank Short-Term
      Financing:                    Banks are typically utilizing the prime rate
                                    as theindex for loans. Mortgage interest rates are typically 150+/-basis points above the prime rate. The mortgage terms are preferably a three year call based on a 20 to 25 year amortization and 70% to 75%
                                    loan-to-value ratio; however, banks will provide a five year term in some situations.

   Summary of Subject's Potential Mortgage Terms

      Mortgage Type:                Long-term;
         Analysis:                  This appraisal contemplates a typical
                                    long-term loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

      U.S. Treasury Bond
         10 Year Rate(1):           6.50%
      Loan Term:                    10 years
      Amortization:                 25 years
      Loan-to-Value Ratio:          75%
      Approx. Interest Rate:        8.00%

Debt Coverage Ratio (DCR) Analysis: A Test of Reasonableness

                                                    Direct Cap     Final Report
                                                         Value            Value

Direct Capitalization Value                         $4,870,000       $4,800,000

Loan Amount @ L-to-V of           75%               $3,652,500       $3,600,000

Monthly Payment                                        $28,191          $27,785

Estimated NOI                                         $487,168         $487,168

Divided by Annual Payment                             $338,287         $333,425
                                                      --------         --------
Implied Debt Coverage Ratio                               1.44             1.46

      Comment/Analysis: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.

----------

      (1) Note; The rate is an approximation on a rounded basis due to the weekly change in the rate.


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

                                                   DISCOUNTED CASH FLOW ANALYSIS
================================================================================

Introduction

      In a discounted cash flow analysis (DCF) the quantity, variability, timing and duration of the cash flows to a property are analyzed. Each cash flow is discounted to a present value and then all the present values are added to obtain the total value of the income to the real property interest being appraised. The future value of that interest, the reversion, is forecast at the end of the projection period and is also discounted.

      This method is particularly appropriate for properties with irregular cash flows. This is particularly appropriate in the case of properties with below stabilized occupancy, below or above market rental rates, and other unusual circumstances.

      In order to utilize this analysis, certain assumptions must be made. A summary of all such assumptions used as a basis for the DCF analysis will follow. Projections regarding market (economic) rental rates, occupancy levels, expenses and absorption rates are all market-derived and have been discussed in previous sections of this report. Consideration is also given to several investment surveys provided by regional/national research companies. These investor surveys included the Real Estate Investor Survey published by Peter F. Korpacz & Associates, Inc.. This report provides a summary of the expected rates of return, property selection criteria, and investment outlook of a representative sampling of large institutional investors in the United States.

      The DCF technique will follow the assumptions and forecasts listed below. This projected economic model carries no warranties, expressed or implied, that the scenario will actually be achieved by the subject property.

Assumptions & Forecasts

Projection Period:
     Analysis:                      The appraisers have relied upon
                                    conversations with market participants and a review of investor surveys to determine the appropriate holding period for the subject property. Additionally, significant consideration is given to the remaining economic life of the property, the current economic climate of the region and changes in the tax laws. Noting that investment properties have historically been held for a period of 7 to 15 years, and that the survey data provided by P.F. Korpacz indicate expectations of a similar time frame, a ten year investment period is projected. The cash flow for the subject is presented on a fiscal year with the first year beginning in the month of the effective date of appraisal
                                    (August 19, 1997).

     Estimate:                      10 years

Gross Income Estimates:             Gross annual income is based on the
                                    contractual income from the existing leases, and the market


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                                          Discounted Cash Flow Analysis, cont'd.
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                                    rental rate on the vacant space. Existing
                                    leases are forecasted to roll over at market rates.

Market Rental Rates:                See Analysis of Potential Gross Income for
                                    details and analysis.

     Market Rent:
        Small Shop Space:           $9.00/SF
        Family Dollar               $7.00/SF
        Big 'B' Drugs               $7.50/SF

Expense Recovery:                   Mixture of triple-net to absolute-net for
                                    all tenants; with one tenant paying the
                                    management fee on top of the CAM, taxes and insurance.

Rent Appreciation:                  Support for the rental rate appreciation is
     Description:                   based upon several factors. Items to be
                                    considered include historical and forecasted consumer price index data, current supply and demand factors (market vacancy & market rent trends), and investors' perceptions
                                    (investor surveys).

     CPI Index Recent
       History:                     2% to 3%
     Economists' Consensus
       CPI Forecast:                3%+/- in short-term, moderate increase
                                    long-term Under current Federal Reserve
                                    leadership, inflation is anticipated to be reasonably maintained and under control.

     General Occupancy
       Trends:
        Property Type:              Neighborhood shopping center
        Submarket:                  97.4%

     Market Rent Trends:            Increasing

     Investor Surveys:
        Source:                     Korpacz Real Estate Investor Survey; Second
                                    Quarter 1997

        Property Type               National Strip Shopping Center Market


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                                          Discounted Cash Flow Analysis, cont'd.
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        Rent Appreciation
          Range:
                                             ===================================
                                             Key             Current    Quarter
                                             Indicators
                                             ===================================
                                             Market Rent Change Rate

                                             Range            0.00%      6.00%

                                             Average               2.83%

     DCF Rent Appreciation
       Forecast:
         Years 1-3:                 3.00%
         Years 4-11:                4.00%

      Comments/Analysis: The market occupancy is strong; however, there is no evidence of enough demand to yield rent appreciation higher than anticipated inflation over the holding period. Thus, rent appreciation is forecasted to be at general inflationary rates.

Vacancy & Collection Loss:
     Analysis:                      The subject will undergo a loss in potential
                                    gross income attributable to lease-up,
                                    normal vacancy, collection losses, tenant default and turnover. The appraisers have considered the historical performance of the subject, the amount of unleased space in the competitive market and planned new construction in the projection of vacancy over the holding period. The DCF analysis assumes competent and professional management of the property at the previously cited market rental rates.

     Subject Occupancy:             See Analysis of Expenses for details and
                                    analysis

        Current Occupancy:          96%

        Stabilzed Vacancy:          5% (local shop space only)

     General Occupancy
       Trends:
        Property Type:              Neighborhood shopping center

        Submarket:                  97.4%
        Submarket Years
          Supply:                   Equilibrium

Tenant Turnover:
     Vacancy at Turnover:           4 months
     Probability of Renewal:        75%


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                                          Discounted Cash Flow Analysis, cont'd.
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     Special Existing Tenant
        Turnover Situations:        None

Operating Expenses
  Proforma Year 1:                  $1.73/SF

Appreciation:                       As in the market rental rate appreciation
                                    analysis, the appraiser must consider
                                    historical and forecasted CPI data and
                                    investors perceptions.

     CPI Data:                      See Rent Appreciation analysis
Investor Surveys:
        Source:                     Korpacz Real Estate Investor Survey; Second
                                    Quarter 1997

        Property Type:              National Strip Shopping Center Market

        Expense Appreciation
          Range:
                                             ===================================
                                             Key             Current    Quarter
                                             Indicators
                                             ===================================
                                             Expense Change Rate

                                             Range            0.00%      5.00%

                                             Average               3.58%

     DCF Rent Appreciation
       Forecast:
         Years 1-3:                 3.00%
         Years 4-11:                4.00%

      Comments/Analysis: The investor survey expense change data actually reflects a stratified expense appreciation segregated into a low rate in the early years and higher rate in later years. For the subject property, the expense appreciation is anticipated to be highly similar to the general inflation rate and similar to the income appreciation.

Leasing Commissions:
     Analysis:                      Leasing commissions are charged when any
                                    given lease renews or if a new lease is
                                    signed for vacant or vacated tenant space.
                                    The leasing commission for new leases is different than renewal leases. As existing leases roll over, the discounted cash flow applies a blended or weighted average of the two leasing commissions based on the probability of renewal/vacating. Charged as capital expense below NOI.


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                                          Discounted Cash Flow Analysis, cont'd.
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                                    Subject Broker & Outside Broker: The new
                                    tenant commission is based on a typical 4% commission when the only broker involved in the transaction is the subject's leasing agent. When an outside broker is utilized, the total commission is typically 6% with 4% paid to the outside broker and 2% to the subject broker. Discussions with brokers indicated a 50% probability of an outside broker involvement is reasonable. The following table presents the calculations of the leasing commissions utilized in the discounted cash flow.

DCF Leasing Commissions Calculations

================================================================================
New Lease Rate Calculations
================================================================================
                                                                        Weighted
                           % Common        Probability                    Rate

w/Outside Broker             6.00%     x       50%             =         3.00%

No Outside Broker            4.00%     x       50%             =         2.00%
                                                                         -----

Composite Rate                                                           5.00%

================================================================================
DCF Leasing Commission
Calculations
================================================================================
New Release Rate             5.00%     x       25%             =         1.25%

Renewal Lease Rate           2.00%     x       75%             =         1.50%
                                                                         -----
Blending Leasing Rate                                                    2.75%

Tenant Improvements/Retrofit (TI's):
     Analysis:                      As vacant space is leased and existing
                                    tenant space rolls over, the landlord incurs a capital expense for tenant improvements.
                                    Different TI's/SF can be expected for two types of events - 1) renewal of existing tenant and 2) existing vacant or vacated lease space by a tenant The table presented below indicates the TI's/SF for the two events and the blended rate charged in the discounted cash flow.


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                                          Discounted Cash Flow Analysis, cont'd.
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DCF Tenant Improvement Calculations

================================================================================
Blended TI Calculations
================================================================================
                                                                       Weighted
Rollover Event       TI's/SF              Probability                    $/SF

Vacate                $2.00         x         25%             =         $0.50

Renewal               $1.00         x         75%             =         $0.75
                                                                        -----
Blended TI's/SF                                                         $1.25

Reversion:
    Description:                    Income-producing properties typically
                                    provide two types of financial benefits - periodic income and the future value obtained from sale of the property or reversion of the property interest at the end of the holding period. In the case of the subject, the appraisers have projected the reversion as the proceeds of resale, or the net difference between the transaction price and any selling expenses, which may include brokerage commissions, legal fees, title policies, surveys, fix-up costs and the like. The reversion value is calculated by applying an overall rate to the 11th year's NOI.

     Analysis:                      The reversion overall rate is typically
                                    higher than the going-in overall rate to reflect higher risk associated with a forecast in the extended future and to reflect the older age of the property. A review of the overall capitalization rates provided by the investor surveys cited previously indicated that terminal capitalization rates are typically projected at 50 to 100 basis points higher than the going-in cap rates. The typical reversion rate for a property with similar quality investment characteristics as the subject would be 50 basis points higher because of its current age.

    Estimated Reversion OAR:        10.50%

    Reversion Sales Costs:          4%

Yield or Discount Rate:
    Description:                    The selection of the appropriate rate
                                    requires the verification and interpretation of the attitudes and expectations of market participants including buyers, sellers, advisers and brokers. Although the


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                                          Discounted Cash Flow Analysis, cont'd.
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                                    actual yield on an investment cannot be
                                    calculated until the investment is sold, an investor may set a target yield for the investment before or during ownership. Historical yield rates derived from comparable sales may be relevant, but they reflect past, not future, benefits perceived by the investor and are not reliable indicators of current yield. Therefore, the selection of yield rates for discounting cash flows should focus on the prospective or forecast yield rates anticipated by typical buyers and sellers.

                                    The appropriate yield or discount rate is based upon a combination of factors and considerations. These include current mortgage interest rate levels, yield rates on government and corporate bonds, the anticipated rate of future inflation; the management, risk and illiquidity aspects of the subject property; and the expressed objectives of major investors in investment properties. Because of the importance of the proper selection of a yield rate in the DCF, the appraisers have attempted to estimate the rate by two independent techniques as follows:

Build-up Method
    Introduction:                   It is generally accepted that all
                                    investments are predicated on the
                                    expectation of receiving a return on capital that represents the time value of money with an appropriate adjustment for perceived risk. In the build-up method the appraisers attempt to recognize the premiums attached to the yield rate of a real estate investment compared to a safer, more liquid and marketable investment. The minimum rate of return for invested capital is sometimes referred to as the "safe" or "riskless" rate. Theoretically, the difference between the yield rate applied to real estate and the safe rate may be considered a premium to compensate the investor for risk, anticipated inflation, the burden of management, and the illiquidity of invested capital.

    Safe Rate:                      The safe rate used in this analysis is
                                    considered the yield applicable to
                                    government securities for a comparable term as the subject investment.

    Illiquidity &
       Marketability
       Premiums:                    There are several hypothetical measurements
                                    for the add on premiums for illiquidity and risk, such


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                                          Discounted Cash Flow Analysis, cont'd.
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                                    as comparison of corporate bonds to
                                    government bonds. In our analysis, the
                                    premium for illiquidity and marketability is measured by the difference in yield rates depicted by government bonds and long term real estate mortgages. The more subjective adjustment for risk is based on this appraiser's interpretation of market expectations for this property type.

                                    Illiquidity & Marketability Calculation

                                    ============================================
                                      Long-Term Mortgage(1)               8.00%
                                    --------------------------------------------
                                      10-Year Tresuries(1)                6.50%
                                    --------------------------------------------
                                      Spread (Premium for illiquidity &   1.50%
                                      marketability)
                                    ============================================

                                    (1) See Analysis of Direct Capitalization,
                                    Subject's Potential Mortgage Terms for
                                    Analysis and details

                                    The lender's return reflects less risk on the loan capital as compared to the total investment in a property because of the cushion provided in the loan-to-value ratio. The lower risk position is considered to best reflect illiquidity and marketability.

    Risk: As a correlation, the risk of the overall capital investment, above and beyond the safe rate and illiquidity and marketability premium, should be at or higher than the spread presented in the previous chart. Given the subject's age and quality of investment, the risk premium should be higher than the illiquidity and marketability risk.

    Concluded Risk
      Premium:                      3.50%


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                                          Discounted Cash Flow Analysis, cont'd.
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    Build-up Method Calculation

                                               Safe Rate - 10 Yr.
                                               Tresuries                   6.50%

                                               Plus: Premium for
                                               Illiquidity and
                                               Marketability               1.50%

                                               Plus: Premium for Risk      3.50%
                                                                          -----
                                                Indicated Discount Rate   11.50%

                                                Rounded,                  11.50%
                                                                          =====

Investor Survey:
    Introduction                    The appraisers reviewed the investor surveys
                                    provided by P.F. Korpacz. This is a
                                    nationally recognized research company that provide ex ante return expectations or goals of investors contemplating acquisitions of real estate. This survey provides a timely insight into the yields, return criteria, and risk adjustments of national/institutional investors when making acquisition decisions. The general parameters depicted by the data are provided as follows:

    Source:                         Korpacz Real Estate Investor Survey; Second
                                    Quarter 1997

    Property Type:                  National Strip Shopping Center Market IRR
                                    Range

                                    ============================================
                                    Key
                                    Indicators           Current        Quarter
                                    ============================================
                                    Free &
                                    Clear IRR

                                    Range                10.00%          14.00%

                                    Average                     11.55%

     Analysis:                      The subject does not fit the parameters of
                                    investment grade property, particularly
                                    considering that the property value is well below the typical $10,000,000 to $20,000,000 value range for properties desired by
                                    institutional investors. Therefore, the
                                    subject property's discount rate should be at the middle to upper middle of the range.

    Investor Survey Discount Rate

      Conlusion:                    11.50%


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                                          Discounted Cash Flow Analysis, cont'd.
--------------------------------------------------------------------------------

    Discount Rate
      Reconcilliation:              The appraisers have given nearly equal
                                    weight to the two techniques above in
                                    selecting the appropriate discount rate for the appraised property with least weight placed on the build-up method. Also considered in the analysis was the age and construction quality of the subject, the current occupancy, quality of tenants and the economic constraints of the submarket in which it competes.

    Discount Rate
      Conclusion:                   11.50%

      The following discounted cash flow analysis is the summary of the individual tenant's income and the forecasted expenses to be incurred over the holding period. The individual lease analysis and discounted cash flow program generated assumptions and forecasts are presented in the Addenda section of this report.

      The reader is directed to the Discounted Cash Flow Analysis located on the following pages.


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                                                    Discounted Cash Flow Summary
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 7.0.0.1
File          : Long_Bch
Property Type : Retail
Portfolio     : Merrill Lynch Mortgage Capital

                         Delchamps Plaza Shopping Cente
                            200 West Railroad Street
                          LongBeach, Mississippi 39560
                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 8/1/1997

                                  Year 1      Year 2      Year 3      Year 4      Year 5      Year 6      Year 7      Year 8
For the Years Ending            Jul-1998    Jul-1999    Jul-2000    Jul-2001    Jul-2002    Jul-2003    Jul-2004    Jul-2005
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
POTENTIAL GROSS REVENUE
Base Rental Revenue            $ 514,025   $ 523,294   $ 535,035   $ 535,606   $ 542,673   $ 547,432   $ 556,054   $ 577,767
Absorption & Turnover
 Vacancy                          (4,725)    (11,485)     (1,300)                 (6,198)     (3,760)     (5,864)     (7,260)
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Scheduled Base Rental
 Revenue                         509,300     511,809     533,735     535,606     536,475     543,672     550,190     570,507
Expense Reimbursement
 Revenue
Management Fee:                    4,632       4,781       4,924       5,044       4,895       5,072       5,212       5,419
Real Estate Taxes:                52,451      53,179      56,141      58,362      60,125      62,772      64,993      67,476
Property Insurance:                9,351       9,480      10,007      10,408      10,723      11,195      11,586      12,030
CAM - Common Area
 Maintenance                      15,585      15,805     16,6841       7,344      17,867      18,655      19,315      20,052
Administration:                      624         629         670         692         716         744         774         798
Reserves:                            515         259          86
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total Reimbursement
 Revenue                          83,158      84,133      88,512      91,850      94,326      98,438     101,880     105,775
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL POTENTIAL GROSS
 REVENUE                         592,458     595,942     622,247     627,456     630,801     642,110     652,070     676,282
General Vacancy                   (1,997)     (4,793)     (5,762)     (7,132)     (1,237)     (4,011)   (6,5230)      (8,190)
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
EFFECTIVE GROSS REVENUE          590,461     591,149     616,485     620,324     629,528     638,099     645,547     668,092
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
OPERATING EXPENSES
Management Fee:                   23,618      23,646      24,659      24,813      25,181      25,524      25,822      26,724
Real Estate Taxes:                52,876      54,462      56,096      58,340      60,674      63,101      65,625      68,250
Property Insurance:                9,429       9,712      10,003      10,403      10,819      11,252      11,702      12,170
CAM - Common Area
 Maintenance:                     15,715      16,186      16,672      17,339      18,032      18,753      19,504      20,284
Administration:                      629         647         667         694         721         750         780         811
Reserves:                          6,286       6,474       6,669       6,935       7,213       7,501       7,801       8,114
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL OPERATING EXPENSES         108,553     111,127     114,766     118,524     122,640     126,881     131,234     136,353
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET OPERATING INCOME             481,908     480,022     501,719     501,800     506,888     511,218     514,313     531,739
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
LEASING & CAPITAL COSTS
Tenant Improvements                4,500      13,132       6,631                  10,326       6,268      11,480       5,808
Leasing Commissions                3,564      10,232      11,561                   8,178       4,962       9,174      11,980
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL LEASING & CAPITAL COSTS      8,064      23,364      18,192                  18,504      11,228      20,654      17,788
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW BEFORE DEBT
 SERVICE & INCOME TAX          $ 473,844   $ 456,658   $ 483,527   $ 501,800   $ 488,384   $ 499,990   $ 493,659   $ 513,951
                               =========   =========   =========   =========   =========   =========   =========   =========


                                   Year 9     Year 10     Year 11
For the Years Ending             Jul-2006    Jul-2007    Jul-2008
                                ---------   ---------   ---------
POTENTIAL GROSS REVENUE
Base Rental Revenue             $ 586,710   $ 593,317   $ 600,193
Absorption & Turnover
 Vacancy                           (7,248)     (4,398)     (1,779)
                                ---------   ---------   ---------
Scheduled Base Rental
 Revenue                          579,462     588,919     598,414
Expense Reimbursement
 Revenue
Management Fee:                     5,347       5,553       5,727
Real Estate Taxes:                 70,334      73,436      76,656
Property Insurance:                12,542      13,092      13,666
CAM - Common Area
 Maintenance                       20,904      21,824      22,784
Administration:                       838         875         909
Reserves:
                                ---------   ---------   ---------
Total Reimbursement
 Revenue                          109,965     114,780     119,742
                                ---------   ---------   ---------
TOTAL POTENTIAL GROSS
 REVENUE                          689,427     703,699     718,156
General Vacancy                    (1,377)     (4,630)     (7,666)
                                ---------   ---------   ---------
EFFECTIVE GROSS REVENUE           688,050     699,069     710,490
                                ---------   ---------   ---------
OPERATING EXPENSES
Management Fee:                    27,522      27,983      28,420
Real Estate Taxes:                 70,980      73,819      76,771
Property Insurance:                12,657      13,163      13,690
CAM - Common Area
 Maintenance:                      21,095      21,939      22,816
Administration:                       844         876         913
Reserves:                           8,438       8,776       9,127
                                ---------   ---------   ---------
TOTAL OPERATING EXPENSES          141,536     146,538     151,737
                                ---------   ---------   ---------
NET OPERATING INCOME              546,514     552,531     558,753
                                ---------   ---------   ---------
LEASING & CAPITAL COSTS
Tenant Improvements                12,084       2,618       7,441
Leasing Commissions                 9,570       2,073       6,229
                                ---------   ---------   ---------
TOTAL LEASING & CAPITAL COSTS      21,654       4,694      13,670
                                ---------   ---------   ---------
CASH FLOW BEFORE DEBT
 SERVICE & INCOME TAX           $ 524,860   $ 547,840   $ 545,083
                                =========   =========   =========


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                                          Discounted Cash Flow Reversion Summary
--------------------------------------------------------------------------------

Software       :ARGUS         Ver. 7.0    .0.1
File           :Long_Bch
Property Type  :Retail
Portfolio      :Merrill Lynch Mortgage Capital

                         Delchamps Plaza Shopping Cente
                            200 West Railroad Street
                          Long Beach, Mississippi 39560
                           PROSPECTIVE PROPERTY RESALE

                                  Year 1      Year 2      Year 3      Year 4      Year 5      Year 6      Year 7      Year 8
For the Years Ending            Jul-1998    Jul-1999    Jul-2000    Jul-2001    Jul-2002    Jul-2003    Jul-2004    Jul-2005
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
RESALE AMOUNT
 Gross Proceeds
 Commissions & Other Costs
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET PROCEEDS FROM SALE
                               =========   =========   =========   =========   =========   =========   =========   =========


                                   Year 9     Year 10
For the Years Ending             Jul-2006    Jul-2007
                                ---------   ---------
RESALE AMOUNT
 Gross Proceeds                            $5,321,457
 Commissions & Other Costs                   (212,858)
                                ---------  ----------
NET PROCEEDS FROM SALE                     $5,108,599
                                =========  ==========


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                                              Discounted Cash Flow Value Summary
--------------------------------------------------------------------------------

Software       : ARGUS Ver. 7.0.0.1
File           : Long_Bch
Properly Type  : Retail
Portfolio      : Merrill Lynch Mortgage Capital

                         Delchamps Plaza Shopping Cente
                            200 West Railroad Street
                          Long Beach, Mississippi 39560
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (End-point on Cash Flow & Resale) over a 10-Year Period

 For the          Discounted      Discounted Resale         Total        Total        Cash Flow        Resale
Discount          Cash Flow          @ 10.50% Cap        Discounted      Value      Contribution    Contribution
  Rates          Before Debt         Before Debt            Value       per SqFt     Before Debt     Before Debt
  -----          -----------         -----------            -----       --------     -----------     -----------
  11.50%         $22,836,421         $1,720,096          $4,556,519      $72.49        62.25%           37.75%


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                                                                        Page 123
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

                                                INCOME CAPITALIZATION APPROACH -
                                                                  RECONCILIATION
================================================================================

Introduction

      The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

Direct Capitalization     $4,870,000

      The Direct Capitalization Method utilized stabilized gross income based on existing lease income (if any) and vacant lease space at market rates. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach.

Discounted Cash Flow     $4,557,000

      The Discounted Cash Flow model takes into account the actual cash flows that will result from the current leases (if any) as well as the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. This technique is particularly useful in valuing investment grade, multi-tenant, and/or properties with below stabilized occupancies. The discounted cash flow analysis is less reliable for owner-occupied properties and small income properties which are typically purchased by less sophisticated buyers.

Reconciliation

Value Estimate Summary by Method:
         Direct Capitalization:                                $4,870,000
         Discounted Cash Flow Analysis:                        $4,557,000
           Variance:                                                6.87%

      The two methods utilized indicated a relatively narrow value range and are generally supportive of each other. The subject's investment grade quality is good with the most probable buyer being a sophisticated regional or national investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach while utilizing the discounted cash flow for additional support. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, most consideration is given the direct capitalization approach.

      Therefore, the estimated value of the subject property by the income capitalization approach, as of August 19, 1997, as follows:

Value Indicated by the Income Capitalization Approach    $4,800,000

      Implied OAR:    10.15%


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                                                                        Page 124
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

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
================================================================================

Introduction:

      The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, all three approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                      $4,830,000

General Description:                The cost approach is most applicable when a
                                    property is new or proposed and represents the highest and best use of the site. Land values are documented in the marketplace and cost estimates are readily supported. The inherent weakness of this approach is that it gives no consideration to the income-producing capability of a property.

Analysis:                           Given the age of the subject property,
                                    estimation of remaining economic life is difficult.

Weighted Consideration:             Limited

Sales Comparison Approach:          $4,850,000

General Description:                The sales comparison approach is utilized in
                                    the valuation of the subject. The appraisal utilizes the best available and verifiable neighborhood shopping center property sales located in the southeastern region of the country. This approach utilized two methods to estimate a value range for the subject -
                                    1) sales price per square foot and 2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

Analysis:                           A sufficient quantity and quality of
                                    comparable sales was available to compare to the subject. Since the subject's most probable buyer is a regional operator, this approach is considered most reflective of a regional or nationally owned neighborhood shopping centers.

Weighted Consideration:             Significant


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                                                                        Page 125
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

                                Correlation and Final Estimate of Value, Cont'd.
--------------------------------------------------------------------------------

Income Capitalization Approach:     $4,800,000

General Description:                The income capitalization approach involved
                                    the analysis of the existing rent as
                                    compared with market rent for the subject space. Additionally, a stabilized operating statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

Analysis:                           A sufficient quantity and quality of
                                    comparable rental and sale data was
                                    available to compare to the subject. Since the subject's most probable buyer is a regional or national operator, this approach is considered most reflective of a regional or nationally owned neighborhood shopping centers this is considered a reasonable method of estimating value.

Weighted Consideration:             Significant

Summary of Value Indications

          Cost Approach                                         $4,830,000
          Sales Comparison approach                             $4,850,000
          Income Capitalization Approach                        $4,800,000

Final Conclusions of Value

      In view of the previous analyses, the most weight has been placed on the sales comparison approach, specifically the adjusted sales price per square foot method, and income capitalization approach. The cost approach value indication is supportive of the other two approaches. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, as of August 19, 1997, is estimated to be:

                   Four Million Eight Hundred Thousand Dollars
                                  ($4,800,000)

Marketing Period

Analysis:                           The appraisers are required to clearly state
                                    the estimated marketing period required for the sale of the subject property. As discussed in the Highest and Best Use
                                    Analysis, the subject property is generally well suited as a neighborhood shopping center property. The property is located in a developed retail area with average income demographics for Harrison County surrounding the commercial neighborhood. Occupancies in the area


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                                                                        Page 126
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                                Correlation and Final Estimate of Value, Cont'd.
--------------------------------------------------------------------------------

                                    are in excess of 95%. As evidenced in the sales comparison approach, several transactions have occurred within the past 12 months indicating buyer interest in the subject property type.

Conclusion:                         Based on discussions with local brokers and
                                    other market evidence, it is the appraisers' opinion that an approximate 12 month period of time would be required to sell the property, if subjected to a typical marketing program and if the property were listed at a price based on the conclusion of value presented above.


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                                                                        Page 127
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

                                                          CERTIFICATION OF VALUE
--------------------------------------------------------------------------------

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11. The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, as of August 19, 1997 is estimated to be:

                   Four Million Eight Hundred Thousand Dollars
                                  ($4,800,000)


/s/ James E. Lamb                              /s/ Craig A. Johnson

James E. Lamb, MAI                             Craig A. Johnson
Review Appraiser                               Associate Appraiser
State Certified General                        State Certified General
  Real Estate Appraiser                          Real Estate Appraiser
Licensee #CG-557 (Tennessee)                   Licensee #TG-431 (Mississippi)


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                                                                        Page 128
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

                                                                    APPRAISAL OF
                                             THE DELCHAMPS PLAZA SHOPPING CENTER
                                                       ASSUMING A PORTFOLIO SALE
================================================================================


--------------------------------------------------------------------------------
                                                                        Page 129
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

                                                                 INTRODUCTION TO
                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

Introduction

      This analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.

      In addition to the appraisal of the subject previous market value estimate, the client has requested a value estimate assuming the subject property is part of a defined portfolio sale of 18 retail properties included in the client's loan package. Since all 18 properties are in the client's loan package, the portfolio valuation assumption requested is reasonable, particularly in assisting the client in the underwriting process. A summary of the 18 properties is provided as an exhibit to this report section.

      The reader should note that Huber & Lamb has only completed appraisals on seven of the properties, which include the following:

      1.   Brownsville Plaza
      2.   Hollywood Video, Paducah, KY
      3.   Delchamps Plaza
      4.   Chicot Crossing
      5.   One Main Place
      6.   Eckerds, Franklin, TN
      7.   Hollywood Video/Jiffy Lube, Franklin, TN

      The appraiser has been provided the rentrolls for the remaining 11 properties. Since the appraiser has not appraised or inspected the remaining 11 properties, it must be assumed that these 11 properties are at least the same general quality of investment as the six properties appraised by Huber & Lamb. We have had discussions with the appraiser of the remaining 11 properties, which tends to support this assumption.

      The only reliable technique and approach to value is considered to be the direct capitalization approach of the income capitalization approach to value. This is the only approach that can adequately address the financial issues involved in the specialized value requested.

Factors Effecting Portfolio Valuations

      The appraisers have had numerous conversations with institutional lenders, brokers and retail investors to determine if a portfolio purchase could have an effect on individual property overall rates as compared to the individual, non-portfolio sales of similar properties. The question presented to each was "Does a portfolio purchase have an effect on the overall rate as compared to individual property transactions?" The surveyed individuals included the following:


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                                                                        Page 130
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

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

Institutional Lenders:              Prudential Insurance, Vice President of
                                    Comptrollers and Valuation, Newark, NJ
                                    office

                                    New York Life, Regional Appraiser -
                                    Southeast Region

Broker: Cushman & Wakefield, Atlanta - broker specializing in shopping center sales and portfolio transactions

Investor:                           Highwoods REIT, Vice President - primarily
                                    office and industrial investor in the
                                    southeast region of the US

                                    Itochu International, New York Office Vice
                                    President - Japanese investor representative and consultant with significant background in portfolio investments and consultations

      The following summary of general factors effecting portfolio valuations represent the general consensus of the people surveyed.

      1.    Geographic Dispersion

            Portfolios with properties in the same geographical region are preferred. However, for retail portfolios, dispersion in various locations within the region is preferred to spread out the potential risks of swings in local economies and retail markets.

      2.    Quality of Properties in the Portfolio

            The people surveyed indicated this factor can have a significant effect on the portfolio valuation. If all properties are low quality, riskier properties, the portfolio overall rates could very well be higher than the overall rate for individual property sales. However, if the quality of properties is good (i.e., well anchored centers with 10+ year remaining terms, age, location within their markets), the portfolio overall rate will be positively effected as compared to the overall rate for individual property sales.

      3.    Total Dollar of Portfolio Investment

            Assuming favorable geographic dispersion and quality of properties, the total dollar amount of the portfolio investment must be large enough to attract investors that would be willing to pay a premium for overall investment. Those surveyed respondents that indicated a dollar amount indicated the total portfolio investment would probably have to exceed $25 million.

      All of the respondents generally indicated that their opinions are based on the current market conditions. One gave the example that the same scenario approximately five years ago, during a real estate recession, would probably yield a discount on value (i.e., a higher overall rate). However, current and recent market conditions over the past two years have been very strong.


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                                                                        Page 131
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

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

      Subject Portfolio Conclusion: The general portfolio was described to each person surveyed including type of shopping center, general locations, percentage of anchor, remaining term of anchors and potential minimum of total dollar investment for the 18 property portfolio. All of the persons surveyed indicated that based on the information provided, the subject portfolio appears to be a good quality investment portfolio based on the primary criteria previously described.

Surveyed Respondents Indication of Portfolio Effect on the OAR

      The respondents all tended to agree that, based upon the description of the subject portfolio, the overall rate of a portfolio purchase should have a positive effect as compared to the individual property overall rates. The institutional lender respondents tended to be more vague in their responses. The two respondents that appeared to have the most experience in this matter and provided more detailed responses were the Cushman & Wakefield broker and the Itochu investor/consultant. The most active portfolio buyers are currently Real Estate Investment Trusts (REITs); however, other national investor types such as pension funds, life companies and foreign investors are also active in portfolio purchases. The following summarizes their individual assessments.

Cushman & Wakefield Broker:         The broker discussed potential effects on
                                    the overall rate in a broad and somewhat vague ranges. He indicated this was intentional because so many factors must be considered. One important factor is the motivation of the buyer.

                                    The broker indicated very generally that a portfolio purchase can definitely have a 25 basis point positive effect (i.e., reduction) on overall rates. If the portfolio ranks well in the quality of properties category previously discussed, it is the brokers opinion that the reduction in overall rate range is 50 basis points to about 100 basis points.

Itochu Investor/Consultant:         A true portfolio analysis truly consolidates
                                    the cash flows of all properties in the
                                    portfolio into one cash flow analysis. The consolidated cash flow analysis should probably yield an annual cash flow appreciation of 2% to 4%. This will accommodate the analysis of a true internal rate of return for the overall portfolio in total.

                                    The investor would be looking for a true internal rate of return of approximately 20% to 25%. Based on the description of the subject portfolio, a 20% internal rate of return would be the most probable targeted rate. The analysis would be based upon a hypothetical "loan" at an interest rate reflective of alternative cost of funds. This could be either 130+/- basis points above 10 year treasuries or 175+/- basis points above LIBOR.


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                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

                                    Based on the respondents experience, this will probably have an approximate 50+/- to 100+/- basis point reduction in the overall rate as compared to individual property overall rates.

                                    Since the appraisers did not appraise all 18 properties in the subject portfolio, we have applied these criteria to the individual subject property cash flow. The implied alternative cost of funds, or hypothetical interest rate range equates to 7% to 7.5% and the hypothetical loan was derived based upon a 1.15 debt coverage ratio. This discounted cash flow analysis values under these two scenarios ranged from 8.91% to 9.24%. This compares to the original individual property sale valuation overall rate of 10.00%. Thus, a 100 basis point reduction appears to be justified.

Conclusion

      Obviously, it is difficult to utilize matched pairs comparison to determine the effect of portfolio investments on the overall rate because it can be highly subjective what the overall rate should have been assuming properties sold on an individual basis. Therefore, the appraiser had to rely on the opinions of real estate professionals experienced in this type of transaction. All persons surveyed suggested that a portfolio similar in quality to the subject portfolio should generate a lower overall rate than the overall rate assuming the properties sold individually. The two most reliable sources tended to suggest ranges of a 50+ to 100+/- basis point lower overall rate on a portfolio sale. Only one source provided a solid mathematical calculation to estimate the overall rate range. Based on the previous analysis, the most probable effect on the subject's overall rate is a 100 basis point reduction of the original individual property sale valuation overall rate of 10.00%, or 9.00%.

      The Stabilized Operating Statement net operating income utilized in the following calculation is the same as the original net operating income presented earlier in this report.


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                                                                        Page 133
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

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

                             Estimated Subject Value
                            Assuming a Portfolio Sale

              =================================================
                  NOI       /      OAR     =     Value Estimate
              -------------------------------------------------
               $487,168     /     9.00%    =       $5,412,977
              -------------------------------------------------

              -------------------------------------------------
              Portfolio Sale Value Estimate        $5,410,000
              =================================================

Final Conclusions of Assumed Portfolio Sale Value

      In view of the previous analyses, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, and particularly assuming the subject is part of a sale of the defined portfolio of properties, as of August 19, 1997, is estimated to be $5,410,000.

      Special Limiting Condition: The reader is reminded that the a true portfolio valuation typically derives a value estimate based on the combined cash flows of all properties within the portfolio. The total value estimate is sometimes allocated to individual properties within the portfolio and sometimes not allocated. As a result, portfolio valuation can have varying effects on individual property values within the portfolio to a minor degree in a positive or negative direction. The estimated subject portfolio sale value represents the most probable overall effect on the subject property value, within reasonable parameters, and in conjunction with the overall portfolio, given the information available and stated herein.


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                                                                        Page 134
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

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

NOM Shopping Center Portfolio Summary

                                                                                                                      Years
Name                     Location        Size (GLA)    Anchor             Anchor Size (GLA)  % Anchor    Expiration  Remaining
----                     --------        ----------    ------             -----------------  --------    ----------  ---------
Brownsville Place        Brownsville, TN     76,762    Wal-Mart                      54,962      71.6%      4/17/10     13     54962

Greenbrier Station       Anniston, AL        62,540    Winn Dixie                    44,900      71.8%      1/28/17     20
                                                       Revco Drugs                    9,240      14.8%      1/31/12     15
                                                                                      -----      ----
                                                       Total Anchor                  54,140      86.6%                         54140

59 West                  Bessemer, AL        95,591    Winn Dixie                    44,090      46.1%     07/31/16
                                                       Drugs For Less                18,000      18.8%      8/31/11
                                                                                     ------      ----
                                                       Total Anchor                  62,090      65.0%                         62090

Clanton Marketplace      Clanton, AL         57,150    Winn Dixie                    35,000      61.2%      3/10/13     16
                                                       Harco Drugs                    8,450      14.8%      3/20/06      9
                                                                                      -----      ----
                                                       Total Anchor                  43,450      76.0%                         43450

Betts Crossing           Opelika, AL         58,400    Winn Dixie                    44,000      75.3%      12/1/16     19     44000

Opp Marketplace          Opp, AL             25,350    B.C. Moore                    16,900      66.7%       8/2/06      9
                                                       Harco                          8,450      33.3%     11/15/08     11
                                                                                      -----      ----
                                                       Total Anchor                  25,350     100.0%                         25350

Russell Crossing         Phenix City, GA     72,312    Winn Dixie                    45,500      62.9%      12/7/08     11
                                                       Big B Drugs                    9,000      12.4%     11/28/03      6
                                                                                      -----      ----
                                                                                     54,500      75.4%                         54500

Parker Shopping Center   Pensacola, FL       68,680    Winn Dixie                    44,000      64.1%      6/25/17     20
                                                       Scotty's                      19,880      28.9%      2/28/06      9
                                                                                     ------      ----
                                                                                     63,880      93.0%                         63880

The Y                    Panama City.        64,848    Winn Dixie                    46,422      71.6%     11/30/14     17
                                                       Eckerd Drugs                  10,354      16.0%      7/28/09     12
                                                                                     ------      ----
                                                                                     56,776      87.6%                         56776

29 North                 Pensacola           58,040    Winn Dixie                    44,000      75.8%     11/30/17     20
                                                       Big B                          9,240      15.9%     11/30/12     15
                                                                                      -----      ----
                                                                                     53,240      91.7%                         53240

Nine Mile Plaza          Pensacola          191,787    Winn Dixie                    46,372      24.2%     08/29/06      9
                                                       Eckerds                        8,640       4.5%     09/30/05      8
                                                       TJX                           78,000      40.7%     10/31/12     15
                                                                                     ------      ----
                                                                                    133,012      69.4%                        133012

Hollywood Video          Paducah, KY          7,488    Hollywood Video                7,488     100.0%     09/26/12     15

Mandeville Marketplace   Mandeville, LA      77,785    Winn Dixie                    53,986      69.4%      9/30/16     19
                                                       FNBC                          10,500      13.5%      9/11/03      6
                                                                                     ------      ----
                                                                                     64,486      82.9%                         64486

Delchamps Plaza          Long Beach, MS      62,859    Delchamps                     35,059      55.8%      7/31/09     12
                                                       Big B Drugs                    9,000      14.3%      7/31/99      2
                                                                                      -----      ----
                                                                                     44,059      70.1%                         44059

Chicot Crossing          Pascagoula, MS     122,360    Winn Dixie                    47,300      38.7%      3/24/16     19
                                                       Harco                         10,125       8.3%      1/31/11     14
                                                       Goody's                       27,435      22.4%      3/31/06      9
                                                                                     ------      ----
                                                                                     84,860      69.4%                         84860

One Main Place           Pascagoula, MS      68,566    Brunos (Food World)           47,802      69.7%      4/30/13     16
                                                       Big B/Revco                   10,064      14.7%      8/31/05      8
                                                                                     ------      ----
                                                                                     57,866      84.4%                         57866

Hollywood Video/Jiffy Lu Franklin, TN         9,305    Hollywood Video                7,488      80.5%      8/31/12     15
                                                       Jiffy Lube                     1,817      19.5%      8/31/05     20
                                                                                      -----     -----
                                                                                      9,305     100.0%                          9305

Eckerd                   Franklin, TN        10,908    Eckerd                        10,908     100.0%     11/30/17     20     10908
                                             ------                                  ------     -----

Total Portfolio GLA                       1,190,731                                 916,884      77.0%                  13   916,884

No. of Properties                                18

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                                                                        Page 135
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

                                         CERTIFICATION OF VALUE - PORTFOLIO SALE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11.   Market Value of Shopping Center Assuming Portfolio Sale

      The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming the subject is sold as part of the 18 property portfolio described in the attached report, as of August 19, 1997 is estimated to be:

                 Five Million Four Hundred Ten Thousand Dollars
                                  ($5,410,000)


/s/ James E. Lamb                              /s/ Craig A. Johnson

James E. Lamb, MAI                             Craig A. Johnson
Review Appraiser                               Associate Appraiser
State Certified General                        State Certified General
  Real Estate Appraiser                          Real Estate Appraiser
Licensee #CG-557 (Tennessee)                   Licensee #TG-431 (Mississippi)


--------------------------------------------------------------------------------
                                                                        Page 136
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

Education

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

Professional Affiliations

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

State Certifications

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

Accredited Appraisal Courses
  The Appraisal Institute:

     Course    101    Introduction to Appraising Real Property
     Course    1A-1   Real Estate Appraisal Principles
     Course    1A-2   Basic Valuation Procedures
     Course    1B-A   Capitalization Theory and Techniques, Part A
     Course    1B-B   Capitalization Theory and Techniques, Part B
     Course    2-1    Case Studies In Real Estate Valuation
     Course    2-2    Valuation Analysis and Report Writing
     Course           Standard of Professional Practice, Part A
     Course           Standard of Professional Practice, Part B
     Seminar          Hazardous Materials in Real Property
     Seminar          Persuasive Styles in Narrative Report Writing
     Seminar          Advanced Income Capitalization Overview

  Other

     Real Estate Principles
     Real Estate Finance
     Commercial and Investment Real Estate
     Project Seminar

Professional Exchange to Foreign Countries

Participated as a delegate of People to People International's Citizuen Ambassador Program Real - Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.


--------------------------------------------------------------------------------
                                                                        Page 137
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                       Summary of Qualifications
                                                              James E. Lamb, MAI
--------------------------------------------------------------------------------

Professional Experience

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

Expert Witness

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

Employment History

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by Crosson Dannis, Inc., a Dallas, Texas appraisal firm from March 1983 through June 1987 as a staff appraiser.


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                                                                        Page 138
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                       SUMMARY OF QUALIFICATIONS
                                                                CRAIG A. JOHNSON
================================================================================

Education

Attended Lincoln Land Community College of Springfield, Illinois 1973 through
1975

Professional affiliations

       International Association of Assessing Officers
       Certified Illinois Assessing Officer
       Registered Agent with the Tennessee State Board of Equalization Licensed Certified General Appraiser with the Tennessee State
        Board of Real Estate Appraisers
       Institute of Property Taxation

       State of Tennessee Certified General Real Estate Appraiser -
        Licensee #CG-1200

Appraisal Courses

       International Association of Assessing Officers:
          Fundamentals of Real Property Appraisal
          Income Approach Valuation
          Development and Analysis of Narrative Appraisal Reports
          Assessment Administration
          Valuation of Machinery and Equipment

       Appraisal Institute
          Capitalization Theory and Techniques, Part A
          Industrial Valuation
          Standards of Professional Practice, Part A

       Illinois Property Assessment Institute
          I-A  Rural and Residential Workshop (1978)
          I-A  Rural and Residential Workshop (1980)
          Basic Assessment Practices
          Masters-Cost, Market & Income Approaches to Value
          Assessment Procedures and the Law
          Adventures in Appraising & Real Estate Investment Analysis

Professional Experience

Currently employed with Huber & Lamb Appraisal Group, Inc. as an Associate Appraiser.

Appraisal experience includes industrial, agricultural, multi-family, hotel/motel, urban renewal and special properties in 33 states throughout the nation. Appraisals have been utilized in tax assessment and tax consultation, loan application, relocation, urban renewal, legal purposes and condemnation.


--------------------------------------------------------------------------------
                                                                        Page 139
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                                Craig A. Johnson
--------------------------------------------------------------------------------

Expert Witness

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee federal bankruptcy court.

Employment History Summary

Hollingsworth Group, Inc., in Nashville, Tennessee as an Executive Vice President, specializing in running daily operations of appraisal, real and personal property tax consulting firm.

Property Assessment Advisers, Inc., in Chicago, Illinois as a Tax Consultant, specializing in personal and real property taxes, appeals, filing returns and negotiating reductions.

DuCharme, McMillen & Associates, Inc., in Fort Wayne, Indiana as a Senior Staff Appraiser specializing in commercial and industrial narrative appraisals.

Charles R. Johnson, MAI, in Springfield, Illinois as an Associate Appraiser specializing in residential and commercial narrative appraisals.

Illinois Department of Revenue, in Springfield Illinois as Staff Appraiser specializing in commercial and industrial narrative appraisals.

Sangamon County Supervisor of Assessments Office, in Springfield, Illinois specializing in real estate appraisals.


--------------------------------------------------------------------------------
                                                                        Page 140
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                                Craig A. Johnson
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]                         APPRAISER

                                          Name: CRAIG ALAN JOHNSON

                                          Address: 109 WESTPARK DRIVE
                                                   SUITE 320
                                                   BRENTWOOD, TN 37027

                                          Licensing state: TENNESSEE

                                          License Number: CC-1200

                                          /s/ Craig A. Johnson
                                          ----------------------
                                          Signature of Appraiser


--------------------------------------------------------------------------------
                                                                        Page 141
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                                         ADDENDA
================================================================================

Contents

Exhibit 1 Engagement Letter
Exhibit 2 Subject Legal Metes & Bounds Description
Exhibit 3 Discounted Cash Flow Supporting Schedules
Exhibit 4 Historical & Supporting Operating Statement Data
Exhibit 5 Insurance Valuation
Exhibit 6 Netnews


--------------------------------------------------------------------------------
                                                                        Page 142
(C)1997 Huber & Lamb Appraisal Group, Inc.

                                                                       Exhibit 1
                                                               Engagement Letter


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.

                    [Letterhead of NEWTON OLDACRE MCDONALD]

July 31, 1997

VIA FEDERAL EXPRESS

Mr. Jimmy Lamb
HUBER & LAMB
109 Westpark Drive, Suite 320
Brentwood, TN 37027

Re: New Appraisals

Dear Mr. Lamb,

Per Tom Newton's request, enclosed please find the information you have requested on the following centers:

       Brownsville Place
       Brownsville, TN

       Chicot Crossing
       Pascagoula, MS

       Delchamps Plaza
       Long Beach, MS

       One Main Place
       Moss Point, MS

Attached to this letter is a listing of the exact items included as well as an additional Federal Express tube containing drawings. The financial information will not be available until the first of next week due to our Controller being on vacation.

If you are in need of any additional information, please fell free to give me a call.

Sincerely,


/s/ Terry C. Templeton

Terry C. Templeton

TCT:slw

enclosure

------------------------------------------------------------------------------------------------------------------------------------
                            NEWTOWN OLDACRE MCDONALD
------------------------------------------------------------------------------------------------------------------------------------
                               APPRAISER CHECKLIST
------------------------------------------------------------------------------------------------------------------------------------
      CENTER          APPRAISER    NAME & ADDRESS    LEASES   TAX INFO   INCOME/EXPENSE   SURVEY/LEGAL   PLOT PLAN    ENVIRO. ASSESS
------------------------------------------------------------------------------------------------------------------------------------
Brownsville Place   Huber & Lamb      (check)        (check)                                (check)       (check)        (check)
------------------------------------------------------------------------------------------------------------------------------------
Chicot Crossing     Huber & Lamb      (check)        (check)                                  NO          (check)        (check)
------------------------------------------------------------------------------------------------------------------------------------
Delchamps Plaza     Huber & Lamb      (check)        (check)                                  NO          (check)      Can't Find
------------------------------------------------------------------------------------------------------------------------------------
One Main Place      Huber & Lamb      (check)        (check)                                (check)                      (check)
------------------------------------------------------------------------------------------------------------------------------------

                                                                       Exhibit 2
                                        Subject Legal Metes & Bounds Description
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.

COUNTY OF HARRISON
STATE OF MISSISSIPPI

                                   EXHIBIT "B"
                                Legal Description

All of the Lots in Block 9, LESS & EXCEPT Lots 1, 2, 3 and 4 and the north 10 feet of the 20 foot alley to be vacated lying South of and adjacent to said Lots, and LESS & EXCEPT Lot 13 and the West 15 feet of Lot 12 and the North 1O feet of the 20 foot alley to be vacated lying South of and adjacent to said Lots; all of the Lots in Block 10 including the lot designated as "Hand's Foundry", LESS & EXCEPT Lots 7 and 8 and the South 10 feet of the 20 foot alley to be vacated lying North of and adjacent to said Lots; all being in the KOHLER AND RUSSELL ADDITION to the Town of Long Beach, as per the official map or plat thereof on file and of record in the Office of the Chancery Clerk of Harrison County, Mississippi in Plat Book 4 at page 8 (Copy Book 2A, page 134).

A perimeter description containing all of the above described including vacated Kohler Street and including the vacated alleys not previously mentioned and having a commencing point at the southwest corner of said block 10; thence run North 00 degrees 14 minutes West 130.0 feet along the west line of said Block 10 and the east margin of 2nd Avenue to the point of Beginning; thence run from said Point of Beginning, North 00 degrees 14 minutes West 320.0 feet along the east margin of 2nd Avenue to the centerline of a 20 foot alley to be vacated; thence run North 69 degrees 25 minutes East 95.0 feet along the centerline of said alley thence run North 00 degrees 14 minutes West 130.0 feet along the east line of the West 15 feet of said Lot 12, Block 9 and the east line of the property now or formerly of Fred B. O'Rourke and the west line of the property now or formerly of Fayard (Deed Book 819, page 415) to the southerly margin of Russell Street; thence run South 20 degrees 38 minutes East and along the outer wall of an existing block building and the projections thereof a distance of
84.8 feet; thence run North 69 degrees 25 minutes East 147.0 feet; thence run North 08 degrees 19 minutes West 86.8 feet to the southerly margin of Russell Street; thence run North 69 degrees 25 minutes East 57.12 feet along the southerly margin of Russell Street to the northwest corner of Lot 4, Block 9; thence run South 00 degrees 14 minutes East 130.0 feet along the line common to Lot 4 and Lot 5, Block 9 to the centerline of a 20 foot alley to be vacated; thence run North 69 degrees 25 minutes East 202.0 feet along the centerline of said alley to a point on the westerly margin of londike Road; thence run Southerly along the westerly margin of londike Road to a point that is South 02 degrees 28 minutes East 157.8 feet from the aforementioned point; thence run South 00 degrees 14 minutes East 186.9 feet to the beginning of a curve to the right having a radius of 148.18 feet and a central angle of 69 degrees 39 minutes 18 seconds; thence run Southwesterly along said curve 180.1 feet to a point on the northerly margin of Railroad Street; thence run South 69 degrees 25 minutes West 455.5 feet along the northerly margin of Railroad Street to the southeast corner of Lot 8, Block 10; thence run North 00 degrees 14 minutes West
130.0 feet along the line common to Lot 8 and Lot 9, Block 10 to the centerline of a 20 foot alley to be vacated; thence run South 69 degrees 25 minutes West
130.0 feet along the centerline of said alley to the Point of Beginning.

                                                                         -------
                                                                         INITIAL
                                                                         -------

                                                                         -------

                                                                       Exhibit 3
                                       Discounted Cash Flow Supporting Schedules
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.

PORTFOLIO : Merrill Lynch Mortgage Capital                              Page : 2

                          Long Beach, Mississippi 39580
                    SCHEDULE OF EXPENSE REIMBURSEMENT REVENUE
    Fiscal Year Reimbursement Operating Expense Adjusted for Actual Occupancy

                                         Year 1         Year 2         Year 3         Year 4         Year 5        Year 6
For the Years Ending                   Jul-1998       Jul-1999       Jul-2000       Jul-2001       Jul-2002      Jul-2003
                                       --------       --------       --------       --------       --------      --------
REIMBURSEMENT EXPENSES

Management Fee:                         $23,617        $23,645        $24,658        $24,811        $25,180       $25,522

Real Estate Taxes:                       52,876         54,462         56,096         58,340         60,674        63,101

Property Insurance:                       9,429          9,712         10,003         10,403         10,819        11,252

CAM - Common Area Maintenance:           15,715         16,186         16,672         17,339         18,032        18,753

Administration:                             629            647            667            694            721           750

Reserves:                                 6,286          6,474          6,669          6,935          7,213         7,501
                                       --------       --------       --------       --------       --------      --------
TOTAL REIMBURSEMENT EXPENSES           $108,552       $111,126       $114,765       $118,522       $122,639      $126,879
                                       ========       ========       ========       ========       ========      ========


                                         Year 7          Year 8          Year 9         Year 10         Year 11
For the Years Ending                   Jul-2004        Jul-2005        Jul-2006        Jul-2007        Jul-2008
                                       --------        --------        --------        --------        --------
REIMBURSEMENT EXPENSES

Management Fee:                         $25,821         $26,722         $27,521         $27,961         $28,418

Real Estate Taxes:                       65,625          68,250          70,980          73,819          76,771

Property Insurance:                      11,702          12,170          12,657          13,163          13,690

CAM - Common Area Maintenance:           19,504          20,284          21,095          21,939          22,816

Administration:                             780             811             844             878             913

Reserves:                                 7,801           8,114           8,438           8,776           9,127
                                       --------        --------        --------        --------        --------
TOTAL REIMBURSEMENT EXPENSES           $131,233        $136,351        $141,535        $146,536        $151,735
                                       ========        ========        ========        ========        ========

                 Calendar Year Reimbursement Operating Expenses
                      used for Reimbursement Calculations

For the Years Ending                   Dec-1997       Dec-1998       Dec-1999       Dec-2000       Dec-2001      Dec-2002
                                       --------       --------       --------       --------       --------      --------
REIMBURSEMENT EXPENSES

Management Fee:                         $23,601        $23,810        $23,985         24,698        $24,797       $25,486

Real Estate Taxes:                       51,978         53,537         55,143         57,031         59,312        61,685

Property Insurance:                       9,269          9,547          9,833         10,170         10,577        11,000

CAM - Common Area Maintenance:           15,448         15,911         16,389         16,950         17,628        18,333

Administration:                             618            636            656           6786            705           733

Reserves:                                 6,179          6,364          6,555          6,780          7,051         7,333
                                       --------       --------       --------       --------       --------      --------
TOTAL REIMBURSEMENT EXPENSES           $107,093       $109,805       $112,561       $116,307       $120,070      $125,570
                                       ========       ========       ========       ========       ========      ========


For the Years Ending                   Dec-2003        Dec-2004        Dec-2005        Dec-2006        Dec-2007
                                       --------        --------        --------        --------        --------
REIMBURSEMENT EXPENSES

Management Fee:                         $25,672         $25,971         $27,087         $27,867         $28,170

Real Estate Taxes:                       64,152          68,718          69,387          72,163          75,049

Property Insurance:                      11,440          11,897          12,373          12,868          13,383

CAM - Common Area Maintenance:           19,066          19,829          20,622          21,447          22,305

Administration:                             763             793             825             858             892

Reserves:                                 7,626           7,931           8,249           8,579           8,922
                                       --------        --------        --------        --------        --------
TOTAL REIMBURSEMENT EXPENSES           $128,719        $133,139        $138,543        $143,782        $148,721
                                       ========        ========        ========        ========        ========

          Resulting Fiscal Year Property Expense Reimbursement Revenue

                                         Year 1         Year 2         Year 3         Year 4         Year 5        Year 6
For the Years Ending                   Jul-1998       Jul-1999       Jul-2000       Jul-2001       Jul-2002      Jul-2003
                                       --------       --------       --------       --------       --------      --------
REIMBURSEMENT EXPENSES

Management Fee:                          $4,632         $4,781         $4,924         $5,044         $4,895        $5,072

Real Estate Taxes:                       52,451         53,179         56,141         58,362         60,125        62,772

Property Insurance:                       9,351          9,480         10,007         10,408         10,723        11,195

CAM - Common Area Maintenance:           15,585         15,805         16,684         17,344         17,867        18,655

Administration:                             624            629            670            692            716           744

Reserves:                                   515            259             86
                                       --------       --------       --------       --------       --------      --------
TOTAL EXPENSE REIMBURSEMENT             $83,158        $84,133        $88,512        $91,850        $94,326       $98,438
                                       ========       ========       ========       ========       ========      ========


                                         Year 7          Year 8          Year 9         Year 10         Year 11
For the Years Ending                   Jul-2004        Jul-2005        Jul-2006        Jul-2007        Jul-2008
                                       --------        --------        --------        --------        --------
REIMBURSEMENT EXPENSES

Management Fee:                          $5,212          $5,419          $5,347          $5,553          $5,727

Real Estate Taxes:                       64,993          67,476          70,334          73,436          76,656

Property Insurance:                      11,586          12,030          12,542          13,092          13,666

CAM - Common Area Maintenance:           19,315          20,052          20,904          21,824          22,784

Administration:                             774             798             838             875             909

Reserves:
                                       --------        --------        --------        --------        --------
TOTAL EXPENSE REIMBURSEMENT            $101,880        $105,775        $109,965        $114,780        $119,742
                                       ========        ========        ========        ========        ========

     Percentage of Reimbursement Expenses Collected as Expense Reimbursement

                                         Year 1         Year 2         Year 3         Year 4         Year 5        Year 6
For the Years Ending                   Jul-1998       Jul-1999       Jul-2000       Jul-2001       Jul-2002      Jul-2003
                                       --------       --------       --------       --------       --------      --------
REIMBURSEMENT EXPENSES

Management Fee:                          19.61%         20.22%         19.97%         20.33%         19.44%        19.87%

Real Estate Taxes:                       99.20%         97.64%        100.08%        100.04%         99.10%        99.48%

Property Insurance:                      99.17%         97.61%        100.04%        100.05%         99.11%        99.49%

CAM - Common Area Maintenance:           99.17%         97.65%        100.07%        100.03%         99.08%        99.48%

Administration:                          99.21%         97.22%        100.45%         99.71%         99.31%        99.20%

Reserves:                                 8.19%          4.00%          1.29%
                                       --------       --------       --------       --------       --------      --------
TOTAL EXPENSE REIMBURSEMENT              76.61%         75.71%         77.12%         77.50%         76.91%        77.58%
                                       ========       ========       ========       ========       ========      ========


                                        Year 7          Year 8          Year 9         Year 10         Year 11
For the Years Ending                  Jul-2004        Jul-2005        Jul-2006        Jul-2007        Jul-2008
                                      --------        --------        --------        --------        --------
REIMBURSEMENT EXPENSES

Management Fee:                         20.19%          20.28%          19.43%          19.86%          20.15%

Real Estate Taxes:                      99.04%          98%87%          99.09%          99.48%          99.85%

Property Insurance:                     99.01%          98.85%          99.09%          99.46%          99.82%

CAM - Common Area Maintenance:          99.03%          98.86%          99.09%          99.48%          99.86%

Administration:                         99.23%          98.40%          99.29%          99.66%          99.56%

Reserves:
                                      --------        --------        --------        --------        --------
TOTAL EXPENSE REIMBURSEMENT             77.63%          77.58%          77.69%         78.33.%          78.92%
                                      ========        ========        ========        ========        ========

PORTFOLIO : Merrill Lynch Mortgage Capital                              Page : 5

                          Long Beach, Mississippi 39660
                             PROPERTY SUMMARY REPORT

TIMING & INFLATION
Analysis Period:                    August 1, 1997 to July 31, 2007; 10 years
Inflation Method:                   Fiscal
General Inflation Rate:             3.00% for 2 years
                                    4.00% thereafter

PROPERTY SIZE & OCCUPANCY
   Property Size:                   62,859 Square Feet
   Alternate Size:                  1 Square Foot
   Number of rent roll tenants:     11
   Total Occupied Area:             61,659 Square Feet, 98,09% during first
                                    month of analysis

SPACE ABSORPTION
   Retail - Vacant Space            2,400 Square Feet, leasing from 8/97 to 9/97
                                    1 lease per mont, 1,200 SqFt per lease

GENERAL VACANCY
   Method:                          Percent of Revenue
   Excludes Tenants Group:          Anchors
   Amount:                          5.00%

PROPERTY PURCHASE & RESALE
   Purchase Price:                  -
   Resale Method:                   Capitalize Net Operating Income
   Cap Rate:                        10.50%
   Cap Year:                        Year 11
   Commission/Closing Cost:         4.00%
   Net Cash Flow from Sale:         $5,108,599

PRESENT VALUE DISCOUNTING
   Discount Method:                 Annually (End-point on Cash Flow & Resale)
   Unleveraged Discount Rate:       11.50%
   Unleveraged Present Value:       $4,556,519 at 11.50%

PORTFOLIO : Merrill Lynch Mortgage Capital                              Page : 1

                          Long Beach, Mississippi 39660
                                Input Assumptions

PROPERTY DESCRIPTION                                 PROPERTY TIMING
 Name:             Delchamps Plaza Shopping Centre    ANALYSIS Start Date:  8/97
 Address:          200 West Railroad Street           First Year Ends:      7/98
 City:             Long Beach                         Years of Analysis:    10
 State:            Mississippi
 Zip:              39660                                   Area Measures
 Portfolio:        Merrill Lynch Mortgage Capital     Label             Area
 Property Type:    Retail                             -----------------------
                                                      Property Size     62859
                                                      Alt. Prop. Size       1
                                                      Net Rentable      61859

GENERAL INFLATION
 Inflation Method:        Fiscal
 Reimbursement Method:    Calendar reimbursement using fiscal inflation

           Year 1          Year 2          Year 3         Year 4          Year 5          Year 6          Year 7         Year 8
Rate:           0               3               3              4               4               4               4              4

OVERALL INFLATION RATES

           Year 1          Year 2          Year 3         Year 4          Year 5          Year 6          Year 7         Year 8

Rate:                           0               0              0               0               0               0              0

           Year 9         Year 10        Year 11         Year 12

Rate:           4               4              4               4

OVERALL INFLATION RATES

           Year 9         Year 10        Year 11         Year 12

Rate:           0               0              0               0


REIMBURSABLE EXPENSES

Name                          Acct Code    Amount        Units       Area              Frequency    % Fixed    Inflation   Ref Acct
----                          ---------    ------        -----       ----              ---------    -------    ---------   --------
Management Fee:                            4             % of EGR    Property Size     /Year        100

Real Estate Taxes:                         0.84118424    $/Area      Property Size     /Year        100

Property Insurance:                        0.15          $/Area      Property Size     /Year        100

CAM - Common Area Maintenance:             0.25          $/Area      Property Size     /Year        100

Administration:                            0.01          $/Area      Property Size     /Year        100

Reserves:                                  0.1           $/Area      Property Size     /Year        100

Gross Up for Reimbursement: No

GENERAL VACANCY

 Option:                Percent of Revenue from all Tenants Except:
 Percent Based on Revenue Minus Absorption and Turnover Vacancy: No Reduce General Vacancy Result by Absorption & Turnover Vacancy: Yes
 Rate:                  5
 Excluded Tenant Group: Anchors

RENT ROLL

      Tenant Name/                    Lease     Total         Start        Term/         Base/Min          Unit of         Rent
No.   Description             Suite   Type      Area          Date         Expir         Rent              Measure         Chrg
---   -----------             -----   -----     -----         -----        -----         --------          -------         ----
1     Delchamps               1       Retail    35,059         6/89         7/09           8.58            $/SqFt/Yr

2     Big "B" Drugs           2       Retail     9,000         5/89         6/99            7.5            $/SqFt/Yr

3     Quick Clean Cleaners    3       Retail     1,400         1/97         2/00          10.44            $/SqFt/Yr

4     H & R Block             4       Retail     1,500         3/96         4/99              8            $/SqFt/Yr

5     Healthnut               5       Retail     1,200         8/96         9/97            8.5            $/SqFt/Yr

6     Family Dollar           6       Retail     6,000        11/95        12/98            5.3            $/SqFt/Yr


      Tenant Name/           Rti       Reimbur-        Rent        Leasing    Market          Upon         Rmwt     More/
No.   Description            Sls       sements         Abatemnt    Cost       Leasing         Expiration   Prob     Notes
---   -----------            ---       --------        --------    -------    -------         ----------   ----     -----
1     Delchamps                        Triple-net                             Dechamps        Market

2     Big "B" Drugs                    Triple-net                             Big "B" Drugs   Market

3     Quick Clean Cleaners             Absolute-net                           Cleaners        Market

4     H & R Block                      Absolute-net                           Market          Market

5     Healthnut                        Absolute-net                           Market          Market

6     Family Dollar                    Triple-net                             Family Dollar   Market

                                   (continued on next page)

PORTFOLIO : Merrill Lynch Mortgage Capital                              Page : 2

                         Long Beach, Mississippi 39560
                               Input Assumptions
                         (continued from previous page)

RENT ROLL

      Tenant Name/                Lease    Total   Start   Term/   Base/Min   Unitof    Rent     Rtl     Reimbur-     Rent
No.   Description         Suite   Type     Area    Date    Expir   Rent       Measure   Chng     Sls     sements      Abatemnt
---   -----------         -----   -----    -----   -----   -----   --------   -------   ----     ---     --------     --------
7     On Location Video   7       Retail   1,500   5/93     6/98    8.5       $/SqFt/yr                  Absolute-net
8     Smokey's            8       Retail   1,200   6/96    10/97    8.5       $/SqFt/yr                  Absolute-net
9     Curves for Woman    9       Retail   1,200   6/96    11/97    8.5       $/SqFt/yr                  Absolute-net
10    Consistently
        Excellen          10      Retail   1,200   8/97     9/01    9.5       $/SqFt/yr                  Absolute-no
11    Subway              11      Retail   1,200   3/96     4/99   7.95       $/SqFt/yr                  Absolute-no


      Tenant Name/        Leasing  Market     Upon          Rnwl    More/
No.   Description         Cost     Leasing    Expiration    Prob    Notes
---   -----------         -------  -------    ----------    ----    -----
7     On Location Video   Market    Market
8     Smokey's            Market    Market
9     Curves for Woman    Market    Market
10    Consistently
        Excellen          Market    Market
11    Subway              Market    Market


SPACE ABSORPTION

     Space                 Lease     Total    Date     Begin     #/Size   Crte  Term/  Base/Min   Unit of    Rent   Rtl  Reimbur-
No.  Description           Type      Area     Avail    Lsng      Leases   Lses  Expir  Rent       Measure    Chng   Sls  sements
---  -----------           ----      ----     -----    -----     ------   ----  -----  --------   -------    ----   ---  --------
1    Retail-Vacant Spac    Retail    2,400     8/97     8/97          2    Mon      4       9      $/SqFt/Yr             Reserves no


     Space                    Rent   Lsg  Market     Upon         Rnwl  Mre
No.  Description          Abatemnt   Cst  Leasing    Expiration   Prob  Nts
---  -----------          --------   ---  -------    ----------   ----  ---
1    Retail-Vacant Spac                   Market     Market


Tenant Groups

Group: Anchors
  Delchamps           1
  Big 'B' Drugs       2
  Family Dollar       6

DETAILED REIMBURSEMENT METHODS

Category: Absolute-net

Reimbursable         Reimbursement                         Pro-     Area           Area      Reimburse   Charg-   Reimb.   Min.
Expenses             Method                      Amount    rata     Measure        Minimum   After       able %  Minimum  Growth
------------------   -------------------------   ------    ----     -------------  -------   ---------   ------  -------  ------
Management Fee:      Net (Pays Pro Rata Share)            Natural   Property Size                         100
Real Estate Taxes:   Net (Pays Pro Rata Share)            Natural   Property Size                         100
Property Insurance   Net (Pays Pro Rata Share)            Natural   Property Size                         100
CAM - Common Area    Net (Pays Pro Rata Share)            Natural   Property Size                         100
Adminisration:       Net (Pays Pro Rata Share)            Natural   Property Size                         100
Reserves:            Net (Pays Pro Rata Share)            Natural   Property Size                         100
Group                Not Available


Reimbursable          Reimb.   Max     % Rent
Expenses               Max    Growth   Offset
------------------    ------  ------   ------
Management Fee:
Real Estate Taxes:
Property Insurance
CAM - Common Area
Adminisration:
Reserves:
Group

Number of terms to apply method: 1
Gross up Expenses: Global

Category: Reserves no

Reimbursable         Reimbursement                         Pro-     Area           Area      Reimburse   Charg-   Reimb.   Min.
Expenses             Method                      Amount    rata     Measure        Minimum   After       able %  Minimum  Growth
------------------   -------------------------   ------    ----     -------------  -------   ---------   ------  -------  ------
Management Fee:      Net (Pays Pro Rata Share)            Natural   Property Size                         100
Real Estate Taxes:   Net (Pays Pro Rata Share)            Natural   Property Size                         100
Property Insurance   Net (Pays Pro Rata Share)            Natural   Property Size                         100
CAM - Common Area    Net (Pays Pro Rata Share)            Natural   Property Size                         100
Adminisration:       Net (Pays Pro Rata Share)            Natural   Property Size                         100
Reserves:            Not Reimbursed (Exclude)
Group                Not Available

Reimbursable          Reimb.   Max     % Rent
Expenses               Max    Growth   Offset
------------------    ------  ------   ------
Management Fee:
Real Estate Taxes:
Property Insurance
CAM - Common Area
Adminisration:
Reserves:
Group

Number of terms to apply methods: 1
Gross up Expenses: Global

                            (continued on next page)

PORTFOLIO : Merrill Lynch Mortgage Capital                              Page : 3

                         Long Beach, Mississippi 39560
                                Input Assumptions
                         (continued from previous page)

Category: Triple-net

Reimbursable         Reimbursement                         Pro-     Area           Area      Reimburse   Charg-   Reimb.   Min.
Expenses             Method                      Amount    rata     Measure        Minimum   After       able %  Minimum  Growth
------------------   -------------------------   ------    ----     -------------  -------   ---------   ------  -------  ------
Management Fee:      Not Reimbursed (Exclude)
Real Estate Taxes:   Net (Pays Pro Rata Share)            Natural   Property Size                         100
Property Insurance   Net (Pays Pro Rata Share)            Natural   Property Size                         100
CAM - Common Area    Net (Pays Pro Rata Share)            Natural   Property Size                         100
Adminisration:       Net (Pays Pro Rata Share)            Natural   Property Size                         100
Reserves:            Not Reimbursed (Exclude)
Group                Not Available


Reimbursable          Reimb.   Max     % Rent
Expenses               Max    Growth   Offset
------------------    ------  ------   ------
Management Fee:
Real Estate Taxes:
Property Insurance
CAM - Common Area
Adminisration:
Reserves:
Group

Number of terms to apply method: 1
Gross up Expenses: Global


MARKET LEASING ASSUMPTIONS

Category: Delchamps
                          New Market   Renewal Market  Term 2    Term 3   Term 4
  Renewal Probability                              75
  Market Rent                   8.50             8.50
  Months Vacant                    4                0
  Tenant Improvements           2.00             1.00
  Leasing Commissions              0                2
  Rent Abatements                  0
NON-WEIGHTED ITMES
  Rental Changes                  No
  Retail Sales                    No
  Reimbursements          Triple-net
  Term Lenghths                    5

Category: Big `B' Drugs
                          New Market   Renewal Market  Term 2    Term 3   Term 4
  Renewal Probability                              75
  Market Rent                   7.50             7.50
  Months Vacant                    4                0
  Tenant Improvements           2.00             0.00
  Leasing Comnissions              5                2
  Rent Abatements                  0
NON-WEIGHTED ITEMS
  Rent Changes                    No
  Retail Sales                    No
  Reimburstments          Triple-net
  Term Lenghts                     5

                            (continued on next page)

PORTFOLIO : Merrill Lynch Mortgage Capital                              Page : 4

                         Long Beach, Mississippi 39560
                                Input Assumptions
                         (continued from previous page)


Category: Market
                          New Market   Renewal Market  Term 2    Term 3   Term 4
  Renewal Probability                              75
  Market Rent                   9.00             9.00
  Months Vacant                    4                0
  Tenant Improvements           2.00             1.00
  Leasing Commissions              5                2
  Rent Abatements                  0
NON-WEIGHTED ITMES
  Rental Changes                  No
  Retail Sales                    No
  Reimbursements         Reserves no
  Term Lenghths                    4


Category: Family Dollar
                          New Market   Renewal Market  Term 2    Term 3   Term 4
  Renewal Probability                              75
  Market Rent                   7.00             7.00
  Months Vacant                    4                0
  Tenant Improvements           2.00             1.00
  Leasing Commissions              5                2
  Rent Abatements                  0
NON-WEIGHTED ITMES
  Rental Changes                  No
  Retail Sales                    No
  Reimbursements          Triple-net
  Term Lenghths                    5


Category: Cleaners
                          New Market   Renewal Market  Term 2    Term 3   Term 4
  Renewal Probability                              75
  Market Rent                  10.50            10.50
  Months Vacant                    4                0
  Tenant Improvements           2.00             1.00
  Leasing Commissions              5                2
  Rent Abatements                  0
NON-WEIGHTED ITMES
  Rental Changes                  No
  Retail Sales                    No
  Reimbursements         Reserves no
  Term Lenghths                    4

PROPERTY RESALE
Initial Purchase Price:    0
Option:                    Capitalize Net Operating Income
Cap Rate:                  0.105
Resale Commission (%):     4
Apply Rate to following year income: Yes
Calculate Resale for All Years: No

                   PRESENT VALUE DISCOUNTING
                     Unleveraged Discount Rate
                      Low Discount Rate:                 11.5
                     Discount Method: Annually (End-point on Cash Flow & Resale)

                                                                       Exhibit 4
                                Historical & Supporting Operating Statement Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

                            DELCHAMPS PLAZA RENT ROLL

                                                                         8/14/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENTAGE    RENT
------------------------------------------------------------------------------------------------------------------------------------
SHOP #         TENANT          SQ. FT.  GLA %  RENT PSF     BASE RENT   TERM   EXPIRATION   RATE   SALES BASE   TAXES     INSURANCE
====================================================================================================================================
Anchor   Delchamps             35,059   55.8%  $  8.58    $   300,806    20     7/21/09      1%   $30,080,622     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
Anchor   Big B Drugs            9,000   14.3%  $  7.50    $    67,500    10     6/14/99      2%   $ 3,375,000     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
  1      Quick Clean Cleaners   1,400    2.2%  $ 10.44    $    14,616     3     2/28/00      5%   $   292,320     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
  B      H & R Block            1,500    2.4%  $  8.00    $    12,000     3     4/30/99     n/a        n/a        yes         yes
------------------------------------------------------------------------------------------------------------------------------------
  3      Healthnut              1,200    1.8%  $  8.50    $    10,200     1     9/30/97     n/a        n/a        yes         yes
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           over
  5      Family Dollar          8,000    9.5%  $  5.30    $    31,800    10    12/31/98      3%         3%        yes   base ($9870)
------------------------------------------------------------------------------------------------------------------------------------
  9      On Location Video      1,500    2.4%  $  8.50    $    12,750     3     6/30/98     n/a        n/a        yes         yes
------------------------------------------------------------------------------------------------------------------------------------
  2      VACANT                 1,200    1.9%  $  9.50    $    11,400
------------------------------------------------------------------------------------------------------------------------------------
  4      VACANT                 1,200    1.9%  $  8.50    $    11,400
------------------------------------------------------------------------------------------------------------------------------------
  8      Smokey's               1,200    1.9%  $  8.50    $    10,200    ***      ***       n/a        n/a        yes         yes
------------------------------------------------------------------------------------------------------------------------------------
  7      Curves for Women       1,200    1.9%  $  8.50    $    10,200    ***      ***       n/a        n/a        yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Consistently Excellent
  11     Pizza                  1,200    1.9%     9.50    $    11,400     3     9/30/01       4%  $   300,000     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
  12     Subway                 1,200    1.9%  $  7.95    $     9,540     3     4/30/99
------------------------------------------------------------------------------------------------------------------------------------
               Totals          61,859                     $   513,812
------------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                               REIMBURSABLES
---------------------------------------------------------------------------------------
SHOP #         TENANT            CAM     MGMT FEE   RESERVE     PERIODS    RATE/CAP
=======================================================================================
Anchor   Delchamps                yes       no         no      4 for 5
---------------------------------------------------------------------------------------
Anchor   Big B Drugs              yes       no         no      3 for 5
---------------------------------------------------------------------------------------
  1      Quick Clean Cleaners     yes      yes        yes      2 for 3
---------------------------------------------------------------------------------------
  B      H & R Block              yes      yes        yes      1 for 3
---------------------------------------------------------------------------------------
  3      Healthnut                yes      yes        yes
---------------------------------------------------------------------------------------
  5      Family Dollar            yes       no         no      4 for 5
---------------------------------------------------------------------------------------
  9      On Location Video        yes      yes        yes      2 for 3
---------------------------------------------------------------------------------------
  2      VACANT
---------------------------------------------------------------------------------------
  4      VACANT
---------------------------------------------------------------------------------------
  8      Smokey's                 yes      yes        yes      2 for 2
---------------------------------------------------------------------------------------
  7      Curves for Women         yes      yes        yes
---------------------------------------------------------------------------------------
         Consistently Excellent
  11     Pizza                    yes      yes         no      5 for 3
---------------------------------------------------------------------------------------
  12     Subway
---------------------------------------------------------------------------------------
               Totals
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
     *** Lease being negotiated. Term and dates not
     determinable.
---------------------------------------------------------------------------------------
     *** Lease being negotiated. Term and dates not
     determinable.
---------------------------------------------------------------------------------------

                         DELCHAMPS PLAZA SHOPPING CENTER
                              Net Operating Income

                                                                         8/15/97

-----------------------------------------------------------------------------
                                            1994        1995          1996
-----------------------------------------------------------------------------
INCOME
-----------------------------------------------------------------------------
        Gross Rents                        520,823     500,915      608,779
-----------------------------------------------------------------------------
        TOTAL INCOME                       520,823     500,915      608,779
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
EXPENSES
-----------------------------------------------------------------------------
        Advertising
-----------------------------------------------------------------------------
        Auto and Travel                                    195
-----------------------------------------------------------------------------
        Cleaning/maintenance                 4,992       5,631       40,943
-----------------------------------------------------------------------------
        Commissions                                      1,800        9,600
-----------------------------------------------------------------------------
        Insurance                            9,532       9,589        8,920
-----------------------------------------------------------------------------
        Legal/other professional fees
-----------------------------------------------------------------------------
        Repairs                              6,221       4,365        2,179
-----------------------------------------------------------------------------
        Taxes                               52,280      52,280       52,876
-----------------------------------------------------------------------------
        Utilities                            3,762       4,220        3,232
-----------------------------------------------------------------------------
        Wages/salaries
-----------------------------------------------------------------------------
        Other                               23,727      25,198       29,248
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
        TOTAL EXPENSES                     100,514     103,278      146,998
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
NET OPERATING INCOME                       420,309     397,637      461,781
-----------------------------------------------------------------------------

                             NEWTON OLDCARE MCDONALD

                                                                          5/7/97

                            1997 EXPENSE PROJECTIONS
                             NEWTON OLDCARE MCDONALD


-----------------------------------------------------------------------------------------------------------------------------------
          ITEM                 Anniston       Beck & 23rd       Bessemer            Brownsville       Cantonment         Clanton
-----------------------------------------------------------------------------------------------------------------------------------
                                NOTE 1           NOTE 1          NOTE 1                                 NOTE 1
-----------------------------------------------------------------------------------------------------------------------------------
     GLA'S (Sq. Ft.)            62,840           55,000          95,001              16,782            58,040            58,550
-----------------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)  16,640           12,000          11,591                                14,040            11,000
-----------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
-----------------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Utilities                                                                           (1,548.91)                         (3,214.07)
-----------------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                                                            (10,970.00)                         (7,662.50)
-----------------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Area                                                             (1,200.00)                         (1,330.00)
-----------------------------------------------------------------------------------------------------------------------------------
Light Repairs                                                                                                            (356.11)
-----------------------------------------------------------------------------------------------------------------------------------
Landscaping                                                                         (9,732.00)                        (11,374.00)
-----------------------------------------------------------------------------------------------------------------------------------
Other CAM                     (31,105.80)      (14,998.84)     (47,317.55)                           (22,594.97)
-----------------------------------------------------------------------------------------------------------------------------------
CAM TOTALS                    (31,105.80)      (14,996.84)     (47,317.66)         (23,459.91)       (22,594.97)      (24,426.68)
-----------------------------------------------------------------------------------------------------------------------------------
(CAM EXPENSES/SF)               $ 0.4950         $ 0.2636        $ 0.4950            $ 0.3055          $ 0.3093         $ 0.4319
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
-----------------------------------------------------------------------------------------------------------------------------------
(Estimated @ $.10/SF)          (1,884.00)       (1,290.00)      (5,159.10)          (7,576.20)        (1,404.00)       (1,105.00)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes             (26,392.80)      (15,032.98)     (40,146.22)         (34,372.00)       (29,487.46)      (18,245.60)
-----------------------------------------------------------------------------------------------------------------------------------
(RE TAX/SF)                     $ 0.4200         $ 0.2642        $ 0.4200            $ 0.4470          $ 0.5115         $ 0.3226
-----------------------------------------------------------------------------------------------------------------------------------
Insurance                      (5,341.40)      (11,949.00)      (8,125.24)          (3,700.00)        (6,384.40)       (4,000.00)
-----------------------------------------------------------------------------------------------------------------------------------
(INSURANCE/SF)                  $ 0.0850         $ 0.2100        $ 0.0850            $ 0.0462          $ 0.1100         $ 0.0849
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Management Fees               (19,718.80)      (13,992.00)     (33,125.00)         (13,788.88)       (18,520.40)      (18,969.40)
-----------------------------------------------------------------------------------------------------------------------------------
Other Administrative Exp.        (200.00)         (200.00)        (200.00)            (200.00)          (200.00)         (200.00)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ADMIN. EXPENSES         (19,918.80)      (14,192.00)     (33,325.00)         (13,988.88)       (18,720.40)      (19,169.40)
-----------------------------------------------------------------------------------------------------------------------------------
(ADMIN. EXPENSES/SF)            $ 0.3170         $ 0.2484        $ 0.3495            $ 0.1822          $ 0.3225         $ 0.3390
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $84,642.00       $57,482.82     $134,075.11          $83,187.99        $78,791.23       $67,746.68
===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $ 1.3470         $ 1.0099        $ 1.4028            $ 1.0837          $ 1.2576         $ 1.1960
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
          ITEM                    Long Beach       Mandeville        Nine Mile       One Main       Opallica            Opp
---------------------------------------------------------------------------------------------------------------------------------
                                                                      NOTE 1                            NOTE 1
---------------------------------------------------------------------------------------------------------------------------------
     GLA'S (Sq. Ft.)               82,859            77,823           184,534       [ILLEGIBLE]      58,400              25,300
---------------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)                                                                       14,400
---------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
---------------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
Utilities                       (3,228.11)      (7,4855.997)                      (3,0224.42)                        (2,314.40)
---------------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance         (5,909.00)      (11,2288.55)                     (10,1153.50)                        (2,386.00)
---------------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Area         (1,271.13)
---------------------------------------------------------------------------------------------------------------------------------
Light Repairs                   (2,179.11)        (1,975.00)                       (3,383.09)
---------------------------------------------------------------------------------------------------------------------------------
Landscaping                     (3,888.00)       (21,938.61)                         (830.00)                        (1,466.24)
---------------------------------------------------------------------------------------------------------------------------------
Other CAM                         (225.00)        (5,238.61)      (71,848.00)                      (17,841.00)
---------------------------------------------------------------------------------------------------------------------------------
CAM TOTALS                     (16,700.35)       (47,905.74)      (71,848.00)     (17,391.01)      (17,841.20)       (7,167.30)
---------------------------------------------------------------------------------------------------------------------------------
(CAM EXPENSES/SF)                $ 0.2857          $ 0.6156         $ 0.3893        $ 0.2536         $ 0.3066         $ 0.2827
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
---------------------------------------------------------------------------------------------------------------------------------
(Estimated @ $.10/SF)           (6,285.90)        (7,762.30)      (18,463.40)      (6,856.80)       (1,440.00)       (2,535.00)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes              (62,975.84)       (74,845.80)      (94,360.32)     (46,790.79)      (18,839.64)      (31,652.40)
---------------------------------------------------------------------------------------------------------------------------------
(RE TAX/SF)                      $ 0.8428          $ 0.9517         $ 0.5115        $ 0.6824         $ 0.3226         $ 1.2496
---------------------------------------------------------------------------------------------------------------------------------
Insurance                       (6,170.00)       (18,285.00)      (21,990.00)      (6,582.00)       (4,958.16)       (3,713.00)
---------------------------------------------------------------------------------------------------------------------------------
(INSURANCE/SF)                   $ 0.0083          $ 0.2347         $ 0.1192        $ 0.0956         $ 0.0849         $ 0.1485
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
---------------------------------------------------------------------------------------------------------------------------------
Management Fees                (19,640.46)       (40,723.88)      (47,462.80)     (12,405.40)      (18,422.00)       (5,915.00)
---------------------------------------------------------------------------------------------------------------------------------
Other Administrative Exp.         (200.00)          (200.00)         (200.00)        (200.00)         (200.00)         (200.00)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ADMIN. EXPENSES          (19,840.48)       (40,923,88)      (47,862.60)     (12,622.00)      (18,622.00)       (6,115.00)
---------------------------------------------------------------------------------------------------------------------------------
(ADMIN. EXPENSES/SF)             $ 0.3156          $ 0.6259         $ 0.2583        $ 0.1836         $ 0.3189         $ 0.2412
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $101,861.57       $188,722.78      $254,334.32      $90,195.00       $61,701.20       $51,182.70
=================================================================================================================================
---------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF                $ 1.6224          $ 2.4378         $ 1.3783        $ 1.3155         $ 1.0565         $ 2.0190
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
          ITEM                      Parlor         Pascagoula      Phenix City        V            TOTALS
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
     GLA'S (Sq. Ft.)            68,680           122,560          72,312           64,846          1,212,416
--------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)  24,000            75,060          26,412
--------------------------------------------------------------------------------------------------------------
EXPENSES:
--------------------------------------------------------------------------------------------------------------
CAM EXPENSES
--------------------------------------------------------------------------------------------------------------
Utilities                                     (9,9942.81)      (6,4000.38)        (7,221.97)     (44,861.04)
--------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                        (3,428.00)      (10,874.00)        (8,588.57)     (??,561.78)
--------------------------------------------------------------------------------------------------------------
Non-Parking Public Area                                         (1,350.00)          (700.00)      (5,851.13)
--------------------------------------------------------------------------------------------------------------
Light Repairs                                  (2,240.69)                                        (10,134.00)
--------------------------------------------------------------------------------------------------------------
Landscaping                                    (1,845.45)         (445.00)        (1,675.00)     (53,694.30)
--------------------------------------------------------------------------------------------------------------
Other CAM                     (18,104.00)                                           (900.00)    (230,171.97)
--------------------------------------------------------------------------------------------------------------
CAM TOTALS                    (18,104.00)     (17,466.95)      (18,869.38)       (17,095.51)    (414,274.22)
--------------------------------------------------------------------------------------------------------------
(CAM EXPENSES/SF)               $ 0.2838        $ 0.1427         $ 0.2000          $ 0.2836
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
--------------------------------------------------------------------------------------------------------------
(Estimated @ $.10/SF)          (2,488.00)      (7,596.00)       (2,681.20)        (6,484.00)     (11,011.50)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
--------------------------------------------------------------------------------------------------------------
Real Estate Taxes              18,146.00      (50,243.04)      (44,906.36)       (17,134.33)    (577,201.84)
--------------------------------------------------------------------------------------------------------------
(RE TAX/SF)                    $ (0.2842)       $ 0.4106         $ 0.5158          $ 0.2642
--------------------------------------------------------------------------------------------------------------
Insurance                     (14,820.00)      (9,510.00)       (8,350.00)       (21,940.00)    (154,577.20)
--------------------------------------------------------------------------------------------------------------
(INSURANCE/SF)                  $ 0.2150        $ 0.0777         $ 0.0878          $ 0.3383
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
--------------------------------------------------------------------------------------------------------------
Management Fees               (20,938.84)     (33,437.44)      (22,216.88)       (16,622.60)    (365,798.60)
--------------------------------------------------------------------------------------------------------------
Other Administrative Exp.        (200.00)        (200.00)         (200.00)          (200.00)      (3,200.00)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
TOTAL ADMIN. EXPENSES         (21,138.84)     (33,637.44)      (22,418.88)       (16,722.00)    (358,996.60)
--------------------------------------------------------------------------------------------------------------
(ADMIN. EXPENSES/SF)            $ 0.3078        $ 0.2749         $ 0.3100          $ 0.2579
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $36,384.94     $118,353.43       $94,923.62        $79,378.67     1,566,063.36
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $ 0.5589        $ 0.9873         $ 1.3127          $ 1.2240
--------------------------------------------------------------------------------------------------------------

NOTE 1: These properties have not been in operation for a full year. Therefore, certain expenses have been estimated.

----------------------------------------------------------------------------
                                                        1996
----------------------------------------------------------------------------
        CENTER/LOCATION                            PROPERTY TAXES
----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                      1,742.45
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     13,567.88
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                      1,11.68
----------------------------------------------------------------------------

----------------------------------------------------------------------------
        BROWNSVILLE PLACE                            34,371.84
----------------------------------------------------------------------------

----------------------------------------------------------------------------
        CHICOT CROSSING                              51,973.74
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     18,245.60
----------------------------------------------------------------------------

----------------------------------------------------------------------------
        DELCHAMPS PLAZA                              52,875.84
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                  purchased in '97
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                      2,080.65
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     74,845.66
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     86,305.47
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     46,790.79
----------------------------------------------------------------------------

----------------------------------------------------------------------------
        OPP MARKETPLACE                             7,177.70 (A)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     13,775.93
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     44,606.36
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                     17,134.33
----------------------------------------------------------------------------

----------------------------------------------------------------------------
        (A) revised to exclude Winn-Dixie
----------------------------------------------------------------------------

                    [Letterhead of NEWTON OLDACRE MCDONALD]
July 30, 1997

For the years 1996 and 1997, Newton Oldacre McDonald (NOM) properties have been consolidated onto master policies for insurance coverage. The 1997 policies are held by The Travelers and The Fireman's Fund through Palomar Insurance Agency in Montgomery, Alabama. All NOM properties subject to the forthcoming appraisal are included in these two comprehensive policies except Parker Center in Parker, Florida and an additional windstorm policy which was purchased for The Wye Shopping Center in Panama City Beach, Florida.

Since the final Fireman's Fund policy for 1997 is pending, included are annual 1996 insurance premiums for those centers which were operating throughout 1996. Property limits and coverages for these properties are broken down in the following pages. Per our two master policies for 1997, general liability limits per location are as follows:

                              Limits of Liability

             General Aggregate                         $2,0002000
             Products/Completed Operations             $2,000,000
             Personal and Advertising Injury           $1,000,000
             Each Occurence                            $1,000,000
             Fire Damage (Any One Fire)                $  300,000
             Medical Expense (any One Person)          $    5,000

================================================================================
                                                    1996
--------------------------------------------------------------------------------
        CENTER /LOCATION                          INSURANCE
--------------------------------------------------------------------------------
                                               ANNUAL PREMIUM
--------------------------------------------------------------------------------
                                             under construction
--------------------------------------------------------------------------------
                                               open August '96
--------------------------------------------------------------------------------
                                                open Dec. '96
--------------------------------------------------------------------------------
        BROWNSVILLE PLACE                         3,764.13
--------------------------------------------------------------------------------
        CHICOT CROSSING                           9,674.84
--------------------------------------------------------------------------------
                                                  4,883.20
--------------------------------------------------------------------------------
        DELCHAMPS PLAZA                           8,039.98
--------------------------------------------------------------------------------
                                             under construction
--------------------------------------------------------------------------------
                                                open Jan. '97
--------------------------------------------------------------------------------
                                                  16,226.46
--------------------------------------------------------------------------------
                                                21,989.94 (2)
--------------------------------------------------------------------------------
        ONE MAIN PLACE                            6,666.67
--------------------------------------------------------------------------------
                                                  3,777.36
--------------------------------------------------------------------------------
                                                  14,820.00
--------------------------------------------------------------------------------
                                                  6,460.07
--------------------------------------------------------------------------------
                                                 22,320.(3)
--------------------------------------------------------------------------------
   (1) does not include Wal-Mart (self-insured)
--------------------------------------------------------------------------------
   (2) plus $4,147.65 fire protection & parking lot light tax
--------------------------------------------------------------------------------
   (3) additional windstorm premium - $7,990.00 (Hutt Insurance - Panama City)
--------------------------------------------------------------------------------

                                                                       Exhibit 5
                                                             Insurance Valuation
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

Insurance Valuation

      The insurance valuation utilizes the basic cost estimates presented in the Cost Approach. However, certain cost items must be excluded as well as the land value estimate.

Cost Items Excluded

1. Basement Excavation
2. Foundations Below Ground
3. Piping Below Ground
4. Architects' Fees

Source: Marshall Valuation Service, Marshall & Swift
        Section 96, Pages 1-2

Depreciation Items Excluded

      Given the nature and purpose of the valuation, any external obsolescence is excluded as a depreciation item. In addition, functional incurable resulting from basic design parameters such as the site plan/layout of the improvements is excluded. However, functional incurable obsolescence from certain cost components may be included. All other forms of depreciation are included.

      The cost summary for insurance valuation purposes is presented on the following page.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

INSURANCE VALUATION - COST APPROACH SUMMARY
Property:         Delchamps Plaza Shopping Center
Address:          200 West Railroad Street
City:             Long Beach
State:            Mississippi
================================================================================
Direct Costs                                                  Marshall Valuation
                                                              Cost Estimates
                                                              --------------
Structural Improvements
 Property Size     62,859 SF @     $37.53 /SF =                    $2,358,978

Special Tenant Improvements*
Delchamps          35,059 SF @     $25.00 /SF =                      $876,475
Big 'B' Drugs       9,000 SF @     $20.00 /SF =                      $180,000
Family Dollar       6,000 SF @     $15.00 /SF =                       $90,000
Local Shop Space   12,800 SF @     $10.00 /SF =                      $128,000

Site Improvements
Asphalt Paving    300,000 SF @      $1.50 /SF =       $450,000
Fence                  20 LF @     $13.00 /LF =            260
Signage & Lighting:                                     15,000
Landscaping:                                            20,000
Site Preparation                                             0
Traffic Light Installation:                                  0
Additional Fees & Permits                               20,000
                                                        ------
     Subtotal Site Improvements:                                      505,260
                                                                   ----------
     Total Direct Costs:                                           $4,138,713

Indirect Costs

Land Loan Interest:                                    $27,675
Lease-Up Costs:                                        153,800
Professional Fees:                                      50,000
                                                       -------

Total Indirect Costs:                                                 231,475
                                                                   ----------
Total Direct and Indirect Costs:                                   $4,370,188

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd.  0%                0
                                                                   ----------
Total Cost New of Improvements and Profit:                         $4,370,188

Less: Accrued Depreciation (Note Recognized In Insurable Value)             0
                                                                   ----------
Depreciated Cost of Improvements:                                  $4,370,188

Less: Insurance Exclusions
Basement Excavation*           0.0%                          $0
Foundations Below Ground*      3.4%                    $148,586
Architects' Fees**             5.7%                    $249,101
Site Work & Improvements                               $505,260
                                                       --------
Total Insurance Exclusions                                           (902,947)
                                                                     --------

Insurance Valuation by Cost Approach                               $3,467,241

Insurance Value Estimate, Rounded                                  $3,467,000

*Source: Marshall Valuation Service, Section 96
**Source: Marshall Valuation Service, Section 99

                                                                       Exhibit 6
                                                                         Netnews
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.

http://biz.yahoo.com/prnews/97/09/05/y0029_5.html

Friday September 5 6:06 PM EDT

Company Press Release

Source: Jitney Jungle Stores of America

Jitney-Jungle Stores of America Removed from Standard & Poor's Watch

NEW YORK, Sept.5 /PRNewswire/ -- Standard & Poor's today affirmed its single-'B'-plus corporate credit rating of Jitney Jungle Stores of America Inc. and raised its rating on the company's $200 million senior note issue to single-'B'-plus from single-'B'. Both ratings were removed from CreditWatch, where they were placed July 16, 1997.

Additionally, Standard & Poor's assigned its single-'B'-minus rating to Jitney Jungle's new $200 million senior subordinated note issue and its double-'B' bank loan rating to the company's new $150 million credit facility.

The upgrade of the senior note rating reflects the reduced role of secured bank debt in the capital structure. The corporate credit rating is affirmed since the transaction does not appreciably alter the company's financial profile, and the benefits of a moderately improved business position are offset by the associated integration risks.

The speculative-grade rating reflects the risks associated with integrating the acquired Delchamps supermarkets and a highly leveraged financial position in a competitive operating environment. These concerns are somewhat mitigated by the leading market position of its supermarkets in the Jackson, Miss. and Mobile, Ala. markets, as well as greater geographic diversity and potential economies of scale arising from its merger with Delchamps.

The Delchamps acquisition which nearly doubles Jitney's size to 172 supermarkets from 99 supermarkets has significant integration risk. Delchamp's, the leading supermarket chain in lower Alabama, has struggled over the last three years due to changes in leadership and strategy, and over 80 competitive openings from competitors like Winn Dixie and WalMart. Jitney's management faces the twin tasks of turning around the Delchamps operations and integrating it into Jitney's, which itself is facing competitive pressures from leading supermarket operators, including Kroger in Memphis and Albertson's in Jackson. Standard & Poor's believes the integration effort will be a significant challenge, as the company will need to rationalize the Delchamps facilities, improve its operations, and add senior management. Moreover, Jitney's strategy remains one of growth through acquisition, which entails further risks as it attempts to gain market presence.

Still, the acquisition brings the immediate benefits of increased geographic diversity and greater purchasing power, along with considerable cost savings potential. The company becomes a larger operator in growing markets in the Southeast, and is the market share leader in the Jackson, Miss. and Mobile, Ala. markets. Rationalization of administrative staff and distribution facilities should provide near-term cost savings, while the implementation of more efficient operational practices at Delchamps should provide more benefits in the long term.

On a pro forma basis, divestiture of underperforming stores and some cost savings improve operating margins to 7.5% from 6.8% for the combined companies. Cash flow measures remain consistent with the rating category as earnings before interest, taxes, http:/ /biz.yahoo.com/finance/97/O9/O4/dlch_yOO2_l.html

Thursday September 4 2:12 PM EDT

Moody's affirms Jitney-Jungle Stores notes

(Press release provided by Moody's Investors Service).

NEW YORK, Sept 4 - Moody's Investors Service assigned a preliminary Ba3 rating(pending completion of documentation) to Jitney-Jungle Stores of America, Inc.'s $150 million secured revolving credit facility, confirmed the B2 rating on its senior unsecured notes due 2006, and assigned a B3 rating its senior subordinated notes due 2007.

This concludes the review of Jitney-Jungle's senior unsecured notes for possible downgrade which commenced on July 9, 1997.

The rating outlook is stable. The ratings reflect Jitney-Jungle's high financial leverage following the acquisition of Delchamps, the geographic concentration of its operations, the intense competition in its markets, and management's acquisitive growth strategy.

While Jitney's management is highly regarded, the acquisition of Delchamps doubles its size and the near term operating risks associated with the integration are significant.

But the rating also recognizes that Jitney and Delchamps are well established in their core markets, and that management will likely be able to achieve modest debt reductions in the initial periods following the acquisition.

The rating also considers that the combination will enable the company to leverage its existing corporate overhead, distribution expenses, purchasing power, and investment in technology.

The revolving credit facility is secured by all of the company's tangible and intangible assets.

While we believe that the tangible collateral would provide the bank lenders only modest protection, the bank lenders are supported by the company's enterprise value.

Thus the rating on the revolving credit facility recognizes the benefit that the collateral would likely provide the bank lenders in a distressed scenario.

The rating on the senior unsecured notes continues to recognize that the notes are effectively subordinated to a material amount of secured debt.

While we expect that management will achieve modest debt reductions in the near term, we believe that the company will continue to pursue acquisitions and will likely use the bank facility to finance these acquisitions.

The subordinated debt rating recognizes the contractual subordination of the notes to a sizable amount of senior debt. The rating also considers the modest cushion that the company's enterprise value provides the subordinated holders. Total debt is 4.8 times proforma combined EBITDA reducing to 4.3 times once consideration is given to the cost savings that management has identified.

We believe that it is likely that management will achieve these savings. Off-balance sheet liabilities are substantial and adjusted debt (includes operating leases) is 5.4 times EBITDAR.

Operating lease obligations are large since all but one of the company's stores are leased, and Delchamps' leases are relatively expensive (Delchamps' rent expense was 4.1% of its revenues in fiscal 1997, whereas rent expense for the average speculative grade supermarket is approximately 1.5% revenues).

In evaluating financial leverage we have also considered that redeemable preferred stock accounts for the majority of the junior capital, and that a significant portion of the preferred stock will require cash dividends in 2001 (we estimate that the annual after tax cash dividend obligation will be $6 million).

In addition, we have also considered that the company's sizable restructuring obligations (expected to total $52 million) will have ongoing cash servicing requirements.

The acquisition of Delchamps broadens the company's operating territory and provides a strong presence in the Mobile-Pensacola corridor.

But operations are still heavily concentrated with approximately 50% of the company's stores in its four largest markets.

We expect that management will continue to pursue moderate sized acquisitions in contiguous markets and to build upon its presence in areas such as Memphis, Tennessee. Jitney Jungle Stores of America, Inc., headquartered in Jackson, Mississippi, operates 105 supermarkets and 53 gasoline stations across Mississippi, Tennessee, Arkansas, Louisiana, and Florida. Delchamps Inc., which is currently headquartered in Mobile, Alabama, operates 118 supermarkets in Alabama, Florida, Mississippi, and Louisiana, and ten liquor stores in Florida.

http://biz.yahoo.com/finance/97/08/29 / dlch__svu__1.html

Friday August 29 7:18 PM EDT

Supervalu to buy 10 Jitney-Jungle stores

JACKSON, Miss, Aug 29 (Reuter) - Jitney-Jungle Stores of America Inc said Friday it reached a definitive agreement to sell 10 supermarkets to a unit of Supervalu Inc (SVU) for an undisclosed price.

Jitney-Jungle in statement said the deal was struck amid talks between it and federal regulators over its proposed acquisition of Delchamps Inc (DLCH).

It said FTC had concerns about how the proposed Delchamps merger would affect certain markets where Jitney-Jungle and Delchamps have stores.

"We believe our agreement with Supervalu is a constructive step which enhances the parties' ability to focus on achieving a comprehensive solution to the issues raised by the FTC," Jitney-Jungle said.

The company could not be reached immediately for comment.

In July, the Federal Trade Commission (FTC) had asked Jitney-Jungle in July for more information with respect to its offer for Delchamps.

Jitney-Jungle's subsidiary, Delta Acquisition Corp, is offering $30 a share cash for Delchamps in a deal that values that company at about $213 million. The tender offer is scheduled to expire September 12.

Delchamps operates 118 supermarkets in Alabama, Florida, Louisiana and Mississippi, plus 10 liquor stores in Florida.

http://biz.yahoo.com/bw/97/08/29/dlch __nms 1.html

Friday August 29 5:51 PM EDT

Company Press Release

Jitney-Jungle Enters into Store Divestiture Agreement with Supervalu Holdings
Inc.

JACKSON, Miss.--(BUSINESS WIRE)--Aug. 29, 1997--Jitney-Jungle Stores of America Inc. announced today that it entered into a definitive agreement with Supervalu Holdings Inc. to sell ten supermarkets to Supervalu.

As previously announced, Jitney-Jungle received a request for additional information with respect to the tender offer by Jitney-Jungle subsidiary Delta Acquisition Corp., for all outstanding shares of Delchamps Inc. (NASDAQ:NMS - news) from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Jitney-Jungle said the definitive agreement with Supervalu was entered into in connection with ongoing discussions between it and the staff of the FTC regarding a possible divestiture plan for certain supermarkets in order to address FTC concerns about the proposed combination with respect to certain markets in which Jitney-Jungle and Delchamps have stores.

Under the terms of the definitive agreement with Supervalu, the sale is subject, among other conditions, to issuance of a final consent order by the FTC approving the sale of the supermarkets to Supervalu under the agreement.

Michael E. Julian, president and chief executive officer of Jitney-Jungle, said:
"Although we can't, of course, predict the timing or outcome of our ongoing discussions with the FTC, we believe our agreement with Supervalu is a constructive step which enhances the parties' ability to focus on achieving a comprehensive solution to the issues raised by the FTC."

The tender offer for Delchamps, which is scheduled to expire at 5:00 p.m. New York City time, on Sept. 12, 1997, will not be consummated until the expiration or termination of the Hart-Scott waiting period or any other period during which Jitney-Jungle may agree with antitrust authorities not to purchase Delchamps' shares. The tender offer is also subject to other terms and conditions, including provisions permitting Jitney-Jungle to extend the offer under certain circumstances, as disclosed in the offer to purchase.

http://biz.yahoo.com/prnews/97/07/08/abs_ dlch__l.html

Tuesday July 8 5:47 PM EDT

Company Press Release

Source: Standard & Poor's CreditWire

Jitney-Jungle Ratings Put on S&PWatch Negative; Acquiring Delchamps

NEW YORK, July 8/PRNewswire/-- Standard & Poor's today has placed its ratings of Jitney-Jungle Stores of America Inc. on CreditWatch with negative implications, following its announced acquisition of Delchamps Inc., a operator of 118 grocery stores and 10 liquor stores in Alabama, Florida, Louisiana, and Mississippi for $213 million.

The ratings placed on CreditWatch are as follows:

      Single-`B'-plus corporate credit rating, and
      Single-`B' $200 million senior unsecured notes due 2006.

The acquisition should strengthen its business position as a regional operator in the southeast, as Jitney Jungle benefits from larger scale, greater geographic diversity and cost saving opportunities. However, the transaction significantly increases the debt load, and Standard & Poor's is concerned that the task of integrating the companies and improving the lagging Delchamps operations in a highly competitive environment will be a challenge to Jitney's management. Delchamps has experienced declining same store sales and operating margin erosion due to increased competition from larger supermarket operators like Albertson's Inc. and Winn-Dixie Stores Inc. as well as supercenters.

Jitney plans to finance the transaction with bank loans and subordinated debt, and on a pro forma basis, total lease-adjusted debt increases to about $800 million from just below $300 million. Debt to earnings before interest, taxes, depreciation, and amortization (EBITDA) rises to above 5 times (x) on a pro forma basis from just below 4x prior to the acquisition. Lease-adjusted EBITDA coverage of interest declines to about 1.6X from its current 2x, excluding any potential cost savings. Standard & Poor's will evaluate management's strategy for improving the Delchamps operations and cost saving measures going forward as it reviews the ratings.--
CreditWire
depreciation, and amortization (EBITDA) coverage of interest falls slightly to
1.9 times (x) from 2x prior to the transaction. Jitney expects to continue to generate free operating cash flow, which should aid its financial flexibility. However, the company remains highly leveraged with total lease-adjusted debt to 1997 EBITDA of 5x.

The $150 million bank facility will have $83 million available after the transaction. It is rated two notches above the corporate credit rating, since the security interest of substantially all the company's assets offers reasonable prospects for full recovery of principal. Under Standard & Poor's simulated default scenario, cash flows were significantly reduced from current levels. When valued with an EBITDA multiple reflective of peer valuations, the resulting enterprise value is more than sufficient to fully cover the bank facility.

OUTLOOK: STABLE

The company's growth strategy and the task of integrating Delchamps in a competitive environment should limit improvement in the credit rating for the next few years, while cash flow measures, which are in line with the rating, provide support for the rating at this level, Standard & Poor's said. -- CreditWire

SOURCE: Jitney Jungle Stores of America

        [Yahoo! Finance Home | Company & Fund Index| Financial Glossary]

Delchamps, Inc.                                                      NASDAQ: DLC

Address:   305 Delchamps Drive, P.O. Box 1668   Financial Links
           Mobile, AL 36602                     o Company News
Phone:     (334) 433-0431                       o Research Report
Industry:  Retail (Grocery)                     o Free Annual Report
Sector:    Services                             o Latest Stock Price
Employees: 9,000                                o SEC Filings (raw
                                                  filings)
Officers:  David W. Morrow, Chmn./CEO
           Richard W. LaTrace, Pres.
           Timothy E. Kullman, Sr. VP/CFO/Treas./Secy
           Frank L. Bennen, Sr. VP.             o Search Yahoo! for related
                                                links...
Business Summary

Delchamps, Inc. operates a chain of 117 supermarkets in AL, FL, LA, and MS, and 10 discount liquor stores in FL. For the 39 weeks ended 3/29/97, sales fell less than 1% to $836.1 million. Net income rose from $1.2 million to $3.1 million. Revenues suffered from increased levels of promotional activity by competitors and an increase in the number of stores opened by competitors. Earnings reflect improved gross margins due to increased levels of buying allowances from vendors.

Recent Earnings Announcement

For the 13 weeks ended JUN 1997, revenues were 266,893; after tax earnings were 4,854.
(preliminary; reported in thousands of dollars)

Statistics at a Glance -- DLCH                        Last Updated: Aug 29, 1997

======================================================================================================
   Price and Volume                   Per-Share Data                      Management Effectiveness
 (updated Aug 29,1997)
52-Week Low      $18.25           Book Value (mrg)    $16.00           Return on Assets (ttm)  3.17%

Recent Price     $29.625          Earnings (ttm)       $1.11           Return on Equity (ttm)  7.05%

52-Week High     $32.375          Sales (ttm)        $154.90                 Financial Strength

Beta               0.36           Cash (mrq)           $1.42           Current Ratio (mrq)     1.26

Daily Volume                          Valuation Ratios                 Total Debt/Equity       0.16
(3-month avg)     36.2K                                                (mrq)
                                  Price/Book (mrq)      1.85

  Share-Related Items             Price/Earnings (ttm) 26.57                  Stock Performance

Market                            Prices/Sales (ttm)    0.19
Capitalization  $210.9M               Income Statements

Share Outstanding  7.12M          Net Income (ttm)     $5.75M

Float              4.10M          Sales (ttm)          $1.10B          big chart [3 mo/1 yr/2 yr/5 yr]

  Dividend Information              Profitability

Annual Dividend   $0.44           Profit Margin (ttm)   0.7%
(indicated)

Dividend Yield     1.49%
------------------------------------------------------------------------------------------------------
               K = thousands; M = millions; B = billions; mrq = most-recent quarter;
             ttm = trailing twelve months as of the most recent earnings announcement
======================================================================================================

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9,400 equities.

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